As filed with the Securities and Exchange Commission on October 19, 2009
Registration Statement No. 333-161790

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CyberDefender Corporation
(Exact name of registrant as specified in its charter)

California	7372	65-1205833
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

617 West 7th Street, Suite 401
Los Angeles, California 90017
(213) 689-8631
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary Guseinov
Chief Executive Officer
CyberDefender Corporation
617 West 7th Street, Suite 401
Los Angeles, California 90017
(213) 689-8631
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Kevin Friedmann, Esq.
RICHARDSON & PATEL LLP
152 W. 57th St., 4th Floor
New York, New York 10019
(212) 561-5559

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, no par value per share, to be issued upon exercise of warrants	5,896,755	$2.20	$12,972,861.00	$723.89
Common Stock, no par value per share	3,829,312	$2.20	$8,424,486.40	$470.09

Total	9,726,067	$2.20	$21,397,347.40	$1,193.98
(1) Calculated in accordance with Rule 457(c) of Regulation C promulgated under the Securities Act of 1933 as of August 31, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 19, 2009

Prospectus

9,726,067 Shares of Common Stock

This prospectus covers the resale by the selling shareholders named on page 53 of up to 9,726,067 shares of our common stock which include:

•	1,975,360 shares of common stock sold pursuant to Securities Purchase Agreements dated June 3, 2009 through July 21, 2009;

•	4,621,221 shares of common stock underlying common stock purchase warrants issued to two consultants for services provided to the Company and for the payment of interest on money advanced;

•	15,000 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants issued to a consultant for services provided to the Company;

•	148,000 shares of common stock underlying common stock purchase warrants issued pursuant to various Securities Purchase Agreements dated from November 13, 2008 to January 28, 2009;

•	1,838,952 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants pursuant to a warrant tender offer that terminated on August 17, 2009; and

•	1,127,534 shares of common stock underlying amended common stock purchase warrants issued pursuant to a warrant tender offer that terminated on August 17, 2009.

This offering is not being underwritten.  Our common stock is quoted by the Over-the-Counter Bulletin Board under the symbol “CYDE.”  On October 9, 2009, the price per share of our common stock was $2.88.

We will not receive any of the proceeds from the sale of these shares.  However, we may receive up to $7,183,728 to the extent the warrants are exercised for cash.  If some or all of the warrants are exercised for cash, the money we receive will be used for general corporate purposes, including working capital requirements.  We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling shareholders.  Our common stock and warrants are more fully described in the section of this prospectus titled “Description of Securities.”

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus carefully.

The date of this prospectus is ___________, 2009

Table of Contents

Prospectus Summary	1
Risk Factors	6
Special Note Regarding Forward-Looking Statements	12
Use of Proceeds	13
Market for Common Equity and Related Shareholder Matters	13
Management’s Discussion and Analysis or Plan of Operation	14
Description of Business	30
Directors, Executive Officers, Promoters and Control Persons	40
Executive Compensation	42
Certain Relationships and Related Transactions	49
Selling Shareholders	52
Plan of Distribution	58
Security Ownership of Certain Beneficial Owners and Management	60
Description of Securities	61
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	65
Where You Can Find More Information	67
Experts	67
Legal Matters and Interests of Named Experts	68
Financial Information	F-1

1

Prospectus Summary

This summary highlights material information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes.

Our Company

Networks such as the Internet can enable rapid communication of information between computers.  Unfortunately, the capability of computers to communicate is often used to victimize computer systems and their users.  A variety of known threats, such as computer viruses, spam and phishing schemes, are spread using the Internet.

We are a California corporation that provides Internet security through our proprietary Web 2.0 Collaborative Internet Security Platform called the CyberDefender earlyNETWORK™.

Our product line of Internet security products includes CyberDefender Early Detection Center, CyberDefenderFREE 2.0, CyberDefenderULTIMATE, CyberDefender Registry Cleaner, MyIdentityDefender and Identity Protection Services.  CyberDefender Early Detection Center is a complete Internet security suite that protects computer users against spyware, viruses and identity theft.  The CyberDefender Early Detection Center is available in various versions including CyberDefenderFREE 2.0, which is a free security suite supported by advertising, CyberDefender FamilyPak, which supports up to five computer users, and CyberDefenderULTIMATE, which comes with year round live technical support for any personal computer problem.  The annual licensing fees range from $12.99 to $299.99, depending on the version of the product being licensed and the marketing and distribution channels that we use. CyberDefender Registry Cleaner eliminates clutter and junk that builds up within a computer's registry due to the installation and removal of programs, deletion and creation of files and cached records from Web surfing.  The annual subscription rate ranges from $19.99 to $39.98, depending on the marketing or distribution channels we use. The Company’s Identity Protection Services monitor a customer’s name, social security number, credit cards and address for fraud.  The customer can also include credit monitoring for an additional fee. The monthly subscription rate ranges from $14.95 to $19.95, depending on the marketing or distribution channels used by the Company.

We also offer the MyIdentityDefender security toolbar, which is an Internet browser plug-in that protects Internet users against identity theft.  The MyIdentityDefender security toolbar allows users to rate sites that they visit, see security and user ratings of search results before visiting a site and get access to trusted sites on the web.  The MyIdentityDefender security toolbar generates revenue through search advertising, as our search ad networks pay us a commission for every qualified visitor that clicks on the search ads.

The CyberDefender earlyNETWORK uses a secure peer-to-peer network to provide protection from on-line threats.  Each user of our software is a “node” on the network.  The node senses potential threats and automatically alerts our threat analysis system, which is referred to in this prospectus as the Early Alert Center (“EAC”).  At the heart of the EAC is a proprietary system that automatically tests and grades all potential threats (with some human help for quality assurance).  The EAC relays the threat signature of every proven threat to the Alert Server, a proprietary software application that we developed to deliver threat signature updates and software updates to users of our software.

Unlike conventional security update networks, the Alert Server does not wait to send out a batch of updates to all computers that are a part of our software network, but instead sends out the update without delay.  We can provide immediate updates because we are not broadcasting to all computers at our expense, but instead we are posting the update to be relayed from computer to computer on a secure basis, which makes use of local user bandwidth.  We have applied for patent protection for this technology with the U.S. Patent and Trademark Office.

Risks Related to Our Business

Our business is subject to a number of risks.  You should be aware of these risks before making an investment decision.  These risks are discussed more fully in the section of this prospectus titled “Risk Factors.”

Information Regarding our Capitalization

As of October 9, 2009, we had 23,596,842 shares of common stock issued and outstanding.   We are also committed to issue the following:

•	171,429 shares of common stock underlying 10% Convertible Promissory Notes issued pursuant to various Securities Purchase Agreements dated from May 1, 2009 to May 7, 2009;

•	960,000 shares of common stock underlying 10% Convertible Promissory Notes issued pursuant to Securities Purchase Agreements dated from November 13, 2008 to January 28, 2009;

•	8,118,359 shares of common stock upon the exercise of warrants having an exercise price of $1.25 per share;

•	324,875 shares of common stock upon the exercise of warrants having an exercise price of $1.20 per share;

•	706,341 shares of common stock upon the exercise of warrants having an exercise price of $1.01 per share;

•	2,566,298 shares of common stock upon the exercise of warrants having an exercise price of $1.00 per share;

•	2,500 shares of common stock upon the exercise of warrants having an exercise price of $1.80 per share;

•	125,000 shares of common stock upon the exercise of warrants having an exercise price of $1.83 per share;

•	15,000 shares of common stock upon the exercise of warrants having an exercise price of $2.25 per share;

•
434,000 shares of common stock upon the exercise of 217,000 outstanding unit purchase options having an exercise price of $1.00 per unit, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock for $1.00 per share;

•
148,357 shares of common stock underlying 10% Convertible Debentures issued as payment of interest accrued on the 10% Secured Convertible Debentures issued pursuant to the Securities Purchase Agreement dated September 12, 2006, and payment of liquidated damages accrued under the Registration Rights Agreement dated September 12, 2006;

•	371,671 shares of common stock underlying 10% Secured Convertible Debentures issued pursuant to Securities Purchase Agreements dated September 12, 2006;

•	2,627,082 shares of common stock included in our Amended and Restated 2006 Equity Incentive Plan, from which options for the purchase of 1,094,227 shares of common stock have been granted; and

•
753,609 shares of common stock included in our 2005 Equity Incentive Plan (sometimes referred to as our 2005 Stock Option Plan), from which an option for the purchase of 732,607 shares of common stock has been granted.

The Offering

We are registering 9,726,067 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders.” The shares included in the table identifying the selling shareholders consist of:

•	1,975,360 shares of common stock sold pursuant to Securities Purchase Agreements dated June 3, 2009 through July 21, 2009;

•	4,621,221 shares of common stock underlying common stock purchase warrants issued to two consultants for interest and services provided to the Company;

•	15,000 shares of common stock issued pursuant to the cash exercise of common stock purchase warrants issued to a consultant for services provided to the Company;

•	148,000 shares of common stock underlying common stock purchase warrants issued pursuant to various Securities Purchase Agreements dated from November 13, 2008 to January 28, 2009;

•	1,838,952 shares of common stock issued as a result of the exercise of common stock purchase warrants pursuant to a warrant tender offer that terminated on August 17, 2009; and

•	1,127,534 shares of common stock underlying amended common stock purchase warrants issued pursuant to a warrant tender offer that terminated on August 17, 2009.

Common Shares

On June 4, 2009, we completed the sale of 1,142,860 shares of common stock to GR Match, LLC (“GRM”) for an aggregate purchase price of $2,000,005, of which $400,000 must be used for the creation and production by Guthy-Renker of television commercials advertising the Company’s products and services, and the balance of which we will use for general working capital (the “GR Transaction”).    Pursuant to the terms of the Securities Purchase Agreement documenting the GR Transaction, GRM has demand and piggyback registration rights with respect to the shares.

On June 10, 2009, we completed the sale of 632,500 shares of common stock to Shimski, L.P. for an aggregate purchase price of $1,106,875, the proceeds of which we will use for general working capital (the “Shimski Transaction”).  Pursuant to the terms of the Securities Purchase Agreement documenting the Shimski Transaction, Shimski has demand and piggyback registration rights with respect to the shares.

On July 21, 2009, we completed the sale of 200,000 shares of common stock to 28 accredited investors for an aggregate purchase price of $500,000, the proceeds of which we will use for general working capital.

There were no underwriting discounts or other commissions paid in conjunction with the aforementioned transactions.

Warrants issued to consultants

On October 30, 2008, we executed a letter of intent with GRM to create, market and distribute direct response advertisements to sell our products.  GRM is responsible for creating, financing, producing, testing and evaluating a radio commercial to market our products in exchange for $50,000 and a fully vested warrant to purchase 1,000,000 shares of common stock at a price of $1.25 per share, which we issued in November 2008. The letter also allows the parties the option to elect to have GRM create television commercials to market our products in exchange for an additional warrant to purchase 1,000,000 shares of common stock at a price of $1.25 per share.   On March 24, 2009, we entered into a definitive Media and Marketing Services Agreement with GRM.  Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote our products and services and will purchase media time on our behalf. As compensation for GRM’s services, we issued: (i) an amended and restated fully vested five year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share, having both cash and cashless exercise provisions, which superseded and replaced the warrant issued to GRM in November 2008 and (ii) a fully vested five year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share, which may be exercised for cash only. We also issued to GRM a five year warrant to purchase 8,000,000 shares of our common stock at an exercise price of $1.25 per share, to compensate them for providing media placement costs on 45 days terms with us, which may be exercised for cash only, subject to the following vesting condition:  for each $2 of media placement costs advanced by GRM on our behalf, GRM will have the right to purchase one share of our common stock under this warrant.  As of the date of filing this prospectus, 835,295 warrant shares have vested under this last described warrant and, of this amount, 386,221 shares are included in the registration statement of which this prospectus is a part. If GRM terminates the agreement due to a breach by us in our performance or as a result of the Company’s discontinuance, dissolution, liquidation, winding up or insolvency, or if we terminate the agreement for any reason other than as a result of a breach by GRM or our discontinuance, dissolution, liquidation, winding up or insolvency, then, any unexpired and unvested rights of GRM to purchase shares of our common stock pursuant to this last described warrant will immediately vest. We are including the shares underlying the two vested warrants and the vested portion of the last described warrant in the registration statement of which this prospectus is a part.

On November 11, 2008, we entered into a consulting agreement with Newview Consulting L.L.C. (“Newview”). Pursuant to this agreement, Newview provided investor relations services for a period of 6 months in exchange for a warrant to purchase 2,250,000 shares of common stock at an exercise price of $1.25 per share, exercisable for cash only. The right to purchase 900,000 shares vested immediately and the right to purchase 270,000 shares vested on the 1st of each month beginning December 1, 2008 and ending April 1, 2009.  At January 1, 2009, the parties amended the vesting schedule in the Newview warrant to vest the remaining 1,080,000 warrant shares on the first of each month from January 1, 2009 to June 1, 2009 at the rate of 180,000 warrant shares per month.  As of June 1, 2009, the right to purchase all of the warrant shares had vested. Newview assigned warrants to purchase 390,000 shares to four individuals.  One of those individuals exercised his warrant to purchase 15,000 shares of common stock. We are including the 15,000 shares issued and the 2,235,000 shares underlying the warrant in the registration statement of which this prospectus is a part.

10% Convertible Promissory Notes and warrants issued from November 13, 2008 to January 28, 2009

From November 13, 2008 to January 28, 2009 we entered into Securities Purchase Agreements with certain of the selling shareholders to purchase our 10% Convertible Promissory Notes (“2008 Convertible Notes”) in the aggregate principal amount of $1,200,000, which may be converted at the price of $1.25 per share into an aggregate of 960,000 shares of common stock.  In conjunction with the sale of the 2008 Convertible Notes, we issued common stock purchase warrants to purchase an aggregate of 480,000 shares of common stock at an exercise price of $1.25 per share.  Warrants to purchase 132,000 shares of our common stock have been exercised for cash.  Warrants to purchase 200,000 shares of our common stock have been amended pursuant to our tender offer as more fully described below. Warrants to purchase an aggregate of 148,000 shares remain outstanding. We have included 148,000 shares of common stock underlying the warrants in the registration statement of which this prospectus is a part.

Amended warrants issued pursuant to our tender offer

Pursuant to our tender offer that terminated on August 17, 2009, we offered to the holders of warrants issued with “cashless exercise” provisions and/or “down-round” provisions (collectively the “Released Provisions”) the opportunity to increase by 10% the number of shares of common stock covered by their warrants in exchange for eliminating the Released Provisions from the warrants. In order to take advantage of the offer, the warrant holders must have exercised a portion of their warrant(s) and purchased for cash no less than 30% of the shares of common stock covered by their warrant(s), after giving effect to the increase. A total of 50 warrant holders exercised 86 warrants covering 1,838,952 shares of common stock in accordance with the terms of the offer. We also issued amended warrants covering 1,127,534 shares of common stock in accordance with the terms of the offer. We have included 2,966,486 shares of common stock, representing the shares issued to the warrant holders and the shares underlying the amended warrants, in the registration statement of which this prospectus is a part.

Shares outstanding after this offering

After this offering, assuming the issuance of all shares of common stock underlying the warrants described above, we would have 29,469,533 shares of common stock outstanding.  This amount does not include the shares of common stock that we are committed to issue, as described in the section of this prospectus titled “Prospectus Summary - Information Regarding our Capitalization”.

Information about Our Securities

Information regarding our common stock and outstanding warrants is included in the section of this prospectus titled “Description of Securities.”

Corporate Information

We maintain our principal offices at 617 West 7th Street, Suite 401, Los Angeles, California 90017.  Our telephone number at that address is (213) 689-8631.  Our web address is www.cyberdefender.com.  Information included on our website is not part of this prospectus.

Risk Factors

You should carefully consider the risks described below before making an investment decision.  Our business could be harmed by any of these risks.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In assessing these risks, you should also refer to the other information contained in this prospectus, including our financial statements and related notes.

Risks Related to Our Business

We have been in business only since August 2003.  Our limited operating history makes evaluation of our business difficult.

We were incorporated in the State of California as Network Dynamics in August 2003 and have limited historical financial data upon which to base planned operating expenses or to accurately forecast our future operating results. We have a limited operating history which makes it difficult to evaluate our performance. You must consider our prospects in light of the risks, expenses and difficulties we face as an early stage company with a limited operating history. These risks include uncertainty as to whether we will be able to:

•	increase revenues from sales of our suite of Internet security products;

•	successfully protect our earlyNetwork™ from all security attacks;

•	successfully protect personal computers or networks against all Internet threats;

•	respond effectively to competitive pressures;

•	protect our intellectual property rights;

•	continue to develop and upgrade our technology; and

•	continue to renew our customers’ subscriptions to current and future products.

We incurred net losses for our last three fiscal years and for the first six months of the 2009 fiscal year.  We are not certain that our operations will ever be profitable.

We incurred a net loss of $5,507,600 for the fiscal year ended December 31, 2006, a net loss of $5,866,123 for the fiscal year ended December 31, 2007 and a net loss of $11,251,772 for the fiscal year ended December 31, 2008.  We had a net loss of $9,632,618 for the six months ended June 30, 2009.

We can provide no assurance as to when, or if, we will be profitable in the future.  Even if we achieve profitability, we may not be able to sustain it.

We may be unable to continue as a going concern.

Our financial statements have been prepared on a going concern basis which assumes that we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  We generated a net loss of $9,632,618 and used cash in operating activities of $4,311,066 for the six months ended June 30, 2009.  At this date, we had negative working capital of $6,950,306.  At June 30, 2009 we had an accumulated deficit of $34,721,412 and our stockholders’ deficit was $7,434,939.

Our ability to continue as a going concern is in substantial doubt as it is dependent on a number of factors including, but not limited to, the receipt of continued financial support from our investors, our ability to control and possibly reduce our expenses, our ability to raise equity or debt financing as we need it, and whether we will be able to use our securities to meet certain of our liabilities as they become payable. The outcome of these matters is dependent on factors outside of our control and cannot be predicted at this time.

Regulations under the Securities Exchange Act of 1934 require public companies to maintain “disclosure controls and procedures.” Our disclosure controls and procedures are not effective at the reasonable assurance level due to several material weaknesses. Additionally, we have been unable to maintain effective internal controls over our financial reporting in accordance with section 404 of the Sarbanes-Oxley Act of 2002.  This could have a material adverse effect on our business and stock price.

We reported several material weaknesses in our internal controls and concluded that we did not have effective disclosure controls and procedures in place and additionally did not have effective internal control over financial reporting as of December 31, 2008 and June 30, 2009.  Implementing any changes to remedy these deficiencies will likely require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems (such as recruiting and hiring additional employees to assist with accounting functions, purchasing, installing and training employees in the use of special software, paying for the costs of continuing education for our employees involved with accounting functions, etc.), and take a significant period of time to complete.  If we fail to remediate the material weaknesses, we will not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, as such standards are modified, supplemented or amended from time to time.  Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our stock price and could result in our financial statements being unreliable or loss of investor confidence in our financial reports.  Additionally, failure to maintain effective internal control over our financial reporting could result in government investigation or sanctions by regulatory authorities.

We sell our products over the Internet, however such activities may not be secure. If a breach of security occurred, our reputation could be damaged and our business and results of operations could be adversely affected.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks.  Our customers authorize us to bill their credit card accounts directly for the purchase price of our products.  We rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers.  There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments will not result in a compromise or breach of the technology used by us to protect customer transaction data.  If any such compromise of our security were to occur, it could have a material adverse affect on our reputation and, therefore, on our business and results of operations.

During the past 18 months our business has grown rapidly. If we do not manage this growth carefully, our business and results of operations could be adversely affected.

Since January 1, 2008, our business has grown rapidly.  During the 6 months ended June 30, 2009, our sales increased 41% over our sales during the 12 months ended December 31, 2008.  Also, the number of full-time employees and consultants we employ grew from 35 full-time employees and 3 independent contractors in March 2009 to 61 full-time employees and 14 independent contractors as of the date of this prospectus.  Growth of our business at this pace places a strain on our management and resources and has required, and may continue to require, the implementation of new operating systems, procedures and controls and the expansion of our facilities.  Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition.  Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business and results of operations.

We have made a significant investment in personnel and overhead in anticipation that our growth will continue. If the projections about our growth are mistaken, our operating results could be adversely affected.

During the past 18 months we have experienced significant growth and we believe that our growth will continue for the immediate future.   For that reason we have made significant investments in personnel and overhead.  If our growth does not continue, our operating expenses will continue to exceed our revenue, significantly affecting our ability to continue operating.  Although we may be able to eliminate or reduce some of the expenses through a reduction in workforce or a reduction in costs, some costs such as rent could not be easily reduced. As a result, our operating results could be adversely affected.

Our Media and Marketing Services Agreement with GRM could be terminated. The termination of this agreement could adversely affect our operating results.

Although we are not currently generating significant revenue from the Media and Marketing Services Agreement with GRM, we believe that the services provided to us by GRM will eventually produce significant revenues.  Pursuant to the terms of the agreement GRM may terminate the agreement if there is a breach or default in performance of any obligation, unless the breach or default is cured within 15 business days following receipt of written notice from the non-breaching party; upon the discontinuance, dissolution, liquidation or winding up of the other party’s business or the insolvency of the other party; or by either party for any reason by giving the other party written notice of the termination at least 30 days prior to the effective date of termination. Additionally, after May 30, 2009, GRM is entitled to terminate the agreement upon 5 days written notice to us in the event that the average media placement costs for any 3 consecutive months during the term are less than $250,000 per month.  If we earn significant revenues from our agreement with GRM, but GRM decides to terminate the agreement, our operating results could be adversely affected.

We may be required to pay GRM royalty payments. This could adversely affect our operating results.

If the average closing price of our common stock as reported by Bloomberg LP for the 20 trading days preceding January 1, 2010 is not at least $3.00 per share or if our common stock is not publicly traded on any stock exchange or over-the-counter market as of December 31, 2009, then we will be required to pay a monthly royalty to GRM.  The royalty will be equal to 20% of gross renewal revenue, which is defined as the aggregate gross revenue, net of refunds and chargebacks, earned by us as a result of renewals and/or re-orders of our products by our customers who both (i) became customers during the period commencing on March 1, 2009 and ending upon the earlier of (A) the termination date of the Media and Marketing Services Agreement or (B) the date following January 1, 2010 when the average closing price of our common stock as reported by Bloomberg LP for the 20 trading days preceding that date was at least $5.00 per share and (ii) initially purchased any of our products from any direct response websites.  Our obligation to pay these royalties will survive the expiration or termination of the agreement. If we are required to pay this royalty, our expenses may increase significantly, which could have an adverse affect on our operating results.

We face intense competition from other providers of Internet security software.  If we cannot offer consumers a reason to use our software instead of the software marketed by our competitors, our business and the results of our operations will be adversely affected.

We have many competitors in the markets for our products.  Our competitors include software companies that offer products that directly compete with our products or that bundle their software products with Internet security software offered by another company.  End-user customers may prefer purchasing Internet security software that is manufactured by the same company that provides its other software programs because of greater product breadth offered by the company, perceived advantages in price, technical support, compatibility or other issues.

Some of our competitors include WebRoot Software, Kaspersky Labs and Sunbelt Software. Many of our competitors, such as TrendMicro, McAfee and Norton have greater brand name recognition and financial, technical, sales, marketing and other resources than we do and consequently may have an ability to influence customers to purchase their products rather than ours. Our future and existing competitors could introduce products with superior features, scalability and functionality at lower prices than our products and could also bundle existing or new products with other more established products in order to compete with us. Our competitors could also gain market share by acquiring or forming strategic alliances with our other competitors. Finally, because new distribution methods offered by the Internet and electronic commerce have removed many of the barriers to entry historically faced by start-up companies in the software industry, we may face additional sources of competition in the future.

We rely on the services of QResolve to provide tech-on-call services. If we were to lose the services of QResolve, this portion of our business could be disrupted.

For an annual fee, CyberDefenderULTIMATE provides year round tech-on-call services for any software or hardware connected to a subscriber’s computer. These tech-on-call services are provided by QResolve, a business partner. If we lose our working relationship with QResolve and are unable to replace it with an equally competent tech-on-call service provider at competitive pricing, or if the quality of QResolve’s services deteriorates for any reason, our ability to service customers may suffer and our revenues from CyberDefenderULTIMATE could be adversely affected. We would also be required to spend a significant amount of time and effort to find and train a new service provider, which would take management’s attention away from the day-to-day operations of our business. We could also be required to file a legal action to recover money paid in advance for services that were never provided. This could have a material adverse effect on our business and results of operations.

If we are unable to develop and maintain new and enhanced Internet security or identity protection products and services to meet emerging industry standards, our operating results could be adversely affected.

Our future success depends on our ability to address the rapidly changing needs of our customers by developing, acquiring and introducing new products, product updates and services on a timely basis. For example, in September 2007, we launched CyberDefenderULTIMATE™ and CyberDefenderCOMPLETE™. These are enhanced versions of our Internet security software. In August 2008, we launched our Identity Protection Services.  These services monitor a customer’s name, social security number, credit cards and address for fraud.  The customer can also include credit monitoring for an additional fee. In November 2008, we released CyberDefender Registry Cleaner™.  The CyberDefender Registry Cleaner™ eliminates clutter and junk that builds up within a computer's registry due to the installation and removal of programs, deletion and creation of files and cached records from Web surfing.  The success of our business depends on our ability to keep pace with technological developments and emerging industry standards. We intend to commit a portion of our resources to developing new applications for threat research and new security applications for Web 2.0 and social networking environments. However, if we are unable to successfully develop such products or if we develop these products but demand for them does not materialize or occurs more slowly than we expect, we will have expended resources (such as personnel and equipment) and capital without realizing sufficient revenue to recover these costs, and our operating results could be adversely affected.

If we fail to adapt our technologies to new Internet technologies, we could lose customers and key technology partners.  This would have a material adverse effect on our revenues, our business and the results of our operations.

Internet technology is constantly evolving to make the user's experience easier and more comprehensive. Our products use Internet technologies. We must constantly monitor new technologies and adapt our technologies to them as appropriate. If we fail to keep our products compatible with the latest Internet technologies, they may not perform adequately and we may lose not only our customers, but those suppliers and partners whose Internet technologies support our products. The loss of our customers or our suppliers and partners would have a material adverse effect on our revenues, our business and the results of our operations.

Because of the constant development of new or improved products in the software industry, we must continually update our products or create new products to keep pace with the latest advances.  While we do our best to test these products prior to their release, they may nevertheless contain significant errors and failures, which could adversely affect our operating results.

With the constant changes in the software industry as new standards and processes emerge, we are required to continually update our suite of Internet security products.  While we do our best to test these products prior to their release, due to the speed with which we are required to release new or updated products to remain competitive, they could be released with errors or they may fail altogether.  These errors or failures may put the users of our software at risk because their computers will not be adequately protected against spyware, viruses, spam or phishing attacks. We try to reduce this risk by constantly upgrading our software and by working closely with the creators of the operating platforms, particularly Microsoft, to make sure that our software works with the operating platform. However, if our existing suite of Internet security products and our future products fail to perform adequately or fail entirely, our operating results could be adversely affected.

Loss of any of our key management personnel, particularly Gary Guseinov, could negatively impact our business and the value of our common stock.

Our ability to execute our business strategy will depend on the skills, experience and performance of key members of our management team. We depend heavily on the services of Gary Guseinov, our Chief Executive Officer, Igor Barash, our Chief Information Officer and Secretary and Kevin Harris, our Chief Financial Officer. We believe that the skills of Mr. Guseinov would be particularly difficult to replace. We have long-term employment agreements with Gary Guseinov and Kevin Harris. We have entered into an employment agreement with Mr. Barash, but it is “at-will” and does not preclude him from leaving us.

If we lose members of our key management personnel, we may be forced to expend significant time and money in the pursuit of replacements, which could result in both a delay in the implementation of our business plan and the diversion of limited working capital. We cannot assure you that we will find satisfactory replacements for these key management personnel at all, or on terms that are not unduly expensive or burdensome to our company. We only maintain a key man insurance policy on the life of Gary Guseinov.

To date, our business has been developed assuming that laws and regulations that apply to Internet communications and e-commerce will remain minimal.  Changes in government regulation and industry standards may adversely affect our business and operating results.

We have developed our business assuming that the current state of the laws and regulations that apply to Internet communications, e-commerce and advertising will remain minimal.  At this time, complying with these laws and regulations is not burdensome.  However, as time exposes various problems created by Internet communications and e-commerce, laws and regulations may become more prevalent.  These regulations may address issues such as user privacy, spyware, pricing, intellectual property ownership and infringement, taxation, and quality of products and services.  This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.  Changes in current regulations or the addition of new regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition.

Our business is the development and distribution of software. If we do not protect our proprietary information and prevent third parties from unauthorized use of our technology, our business could be harmed.

We rely on a combination of copyright, patent, trademark and trade secret laws, confidentiality procedures, contractual provisions and other measures to protect our proprietary information, especially our software codes. All of these measures afford only limited protection. These measures may be invalidated, circumvented or challenged, and others may develop technologies or processes that are similar or superior to our technology. We may not have the proprietary information controls and procedures in place that we need to protect our proprietary information adequately. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy our software or obtain or use information that we regard as proprietary, which could harm our business.

Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products.

As the number of products in the software industry increases and the functionality of these products further overlap, we believe that we may become increasingly subject to infringement claims, which could include patent, copyright and trademark infringement claims. In addition, former employers of our former, current or future employees may assert claims that such employees have improperly disclosed to us the confidential or proprietary information of these former employers. Any such claim, with or without merit, could:

•	be time consuming to defend;

•	result in costly litigation;

•	divert management’s attention from our core business;

•	require us to stop selling, delay providing or redesign our product; and

•	require us to pay monetary amounts as damages or for royalty or licensing arrangements.

Risks Related to Ownership of Our Securities

Our common stock began to be quoted on the OTC Bulletin Board on August 2, 2007. We cannot assure you that an active public trading market for our common stock will develop or be sustained. Even if an active market develops, it may not be possible to sell shares of our Common Stock in a timely manner.

While our common stock began to be quoted on the OTC Bulletin Board on August 2, 2007, to date an active trading market has not developed and we cannot guarantee you that an active trading market will ever develop. This situation may be attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk averse and may be reluctant to follow a relatively unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, even though our common stock is quoted on the OTC Bulletin Board, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Because an active trading market may not develop, it may not be possible to sell shares of our common stock in a timely manner.

Our common stock is considered a “penny stock”. The application of the “penny stock” rules to our common stock could limit the trading and liquidity of the common stock, adversely affect the market price of our common stock and increase transaction costs to sell those shares.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

The stock market in general and the market prices for penny stocks, in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad fluctuations may be the result of unscrupulous practices that may adversely affect the price of our stock, regardless of our operating performance.

Shareholders should be aware that, according to SEC Release No. 34-29093 dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The occurrence of these patterns or practices could increase the volatility of our share price. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

Our executive officers and directors, along with their friends and family, own or control approximately 35% of our issued and outstanding common stock, which makes it more difficult for our non-management shareholders to determine the outcome in matters requiring shareholder approval.  Additionally, this concentration of ownership could discourage or prevent a potential takeover that might otherwise result in our shareholders receiving a premium over the market price for our common stock.

Approximately 35% of the issued and outstanding shares of our common stock is owned and controlled by a group of insiders, including current directors and executive officers and their friends and family.  Mr. Gary Guseinov, our Chief Executive Officer and President, owns approximately 27% of our issued and outstanding common stock.  These insiders may be able to exert significant influence in matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations.  Such concentrated ownership may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into other transactions that require shareholder approval.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by California state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

Limitations on director and officer liability and our indemnification of officers and directors may discourage shareholders from bringing suit against a director.

Our articles of incorporation and bylaws provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent under California law. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on our behalf against a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by California law. We have also entered into indemnity agreements with each of our officers and directors which are more fully described in the section of this prospectus titled “Certain Relationships and Related Transactions”.

Future sales of our common stock could put downward selling pressure on our shares, and adversely affect the stock price. There is a risk that this downward pressure may make it impossible for an investor to sell his shares at any reasonable price, if at all.

Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could put downward selling pressure on our shares, and adversely affect the market price of our common stock.

Special Note Regarding Forward-Looking Statements

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business,” contains forward-looking statements. These are statements regarding financial and operating performance and results and other statements that are not historical facts. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “forecast,” and similar expressions are intended to identify forward-looking statements. Certain important risks could cause results to differ materially from those anticipated by some of the forward-looking statements. Some, but not all, of these risks include, among other things:

•	our lack of capital and whether or not we will be able to raise capital when we need it;

•	changes in local, state or federal regulations that will adversely affect our business;

•	our ability to market and distribute or sell our products;

•	our ability to protect our intellectual property and operate our business without infringing on the intellectual property rights of others;

•	whether we will continue to receive the services of certain officers and directors; and

•	other uncertainties, all of which are difficult to predict and many of which are beyond our control.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

Use of Proceeds

We will not receive any proceeds from the sale of the shares by the selling shareholders.  All proceeds from the sale of the shares being offered will be for the account of the selling shareholders, as described below in the sections titled “Selling Shareholders” and “Plan of Distribution.”  However, we may receive up to $7,183,728 upon exercise of warrants for cash, the underlying shares of which are included in the registration statement of which this prospectus is a part.  If received, these funds will be used for general corporate purposes, including working capital requirements.  With the exception of any brokerage fees and commissions which are the obligation of the selling shareholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $35,194, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

Market for Common Equity and Related Shareholder Matters

On August 2, 2007 our common stock was approved for quotation on the OTC Bulletin Board under the symbol “CYDE”.  As of October 9, 2009 we had 23,596,842 shares of common stock issued and outstanding. As of October 9, 2009 we had 167 record holders of our common stock.  This does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

The following table sets forth, for the periods indicated, the high and low bid information per share of our common stock as reported by the OTC Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions

	PERIOD	HIGH	LOW

Fiscal Year Ended December 31, 2009	First Quarter	$1.28	$0.51
	Second Quarter	$3.49	$1.15
	Third Quarter	$3.30	$1.80
	Fourth Quarter through October 9, 2009	$3.00	$2.10

Fiscal Year Ended December 31, 2008	First Quarter	$1.06	$0.61
	Second Quarter	$2.00	$0.63
	Third Quarter	$1.77	$0.75
	Fourth Quarter	$1.40	$0.70

Fiscal Year Ended December 31, 2007(1)	First Quarter	$0	$0
	Second Quarter	$0	$0
	Third Quarter	$0.90	$0.90
	Fourth Quarter	$0.48	$1.56

(1) Our common stock did not trade during the first and second quarters of the 2007 fiscal year. Our common stock began to trade on August 2, 2007.

After this offering, assuming the issuance of all shares of common stock underlying the warrants described in this prospectus under the section titled “Prospectus Summary - The Offering”, we would have 29,493,597 shares of common stock outstanding.  This amount does not include a total of 1,651,457 shares of common stock that are underlying our convertible promissory notes and debentures, 6,395,618 shares of common stock that would be issued upon the exercise of warrants or unit purchase options and 3,380,691 shares of common stock reserved for issuance under our Amended and Restated 2006 Equity Incentive Plan and our 2005 Equity Incentive Plan (sometimes referred to as our 2005 Stock Option Plan).  See the discussion in the section of this prospectus titled, “Prospectus Summary – The Offering – Shares outstanding after this offering.”

We have outstanding 15,347,920 shares of restricted common stock, of which 4,130,209 shares may be sold pursuant to Rule 144, promulgated under the Securities Act of 1933.

Dividends

During the year ended December 31, 2005, our Board of Directors authorized the payment of a dividend of $0.05 per share. The total amount of the dividend was $31,400.  The dividend was paid to all of our shareholders, with the exception of shareholders who were also officers and directors.  However, we anticipate that any future earnings will be retained for the development of our business and we do not anticipate paying any dividends on our common stock in the foreseeable future.

Sections 500 through 503 of the California Corporations Code place restrictions upon the ability of California corporations to pay dividends.  Pursuant to these sections, in general, a California corporation may not make any distribution to the corporation’s shareholders (i) unless the amount of the retained earnings of the corporation immediately prior to the distribution equals or exceeds the amount of the proposed distribution; (ii) if the corporation is, or as a result of the distribution would be, likely to be unable to meet its liabilities as they mature; (iii) if, after giving effect to the distribution, the excess of the corporation’s assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made; or (iv) unless the amount of the retained earnings of the corporation immediately prior to the distribution equals or exceeds the amount of the proposed distribution plus the aggregate amount of the cumulative dividends in arrears on all shares having a preference with respect to payment of dividends over the class or series to which the distribution is made.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We have developed a Collaborative Internet Security Network, which we refer to as the “CISN” or the “earlyNETWORK”, which is based on certain technology principles commonly found in a peer-to-peer network infrastructure.  A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network.  This means that when a threat is detected from a computer that is part of the earlyNETWORK, the threat is relayed to our Early Alert Center.  The Early Alert Center tests, grades and ranks the threat, automatically generates definition and signature files based on the threat, and relays this information to the Alert Server, in some cases after a human verification step.  The Alert Server will relay the information it receives from the Early Alert Center to other machines in the earlyNETWORK, and each machine that receives the information will, in turn, relay it to other machines that are part of the earlyNETWORK.  This protocol allows us to rapidly distribute alerts and updates regarding potentially damaging viruses, e-mails and other threats to members of the earlyNETWORK, without regard for the cost of the bandwidth involved.  Because cost is not a factor, updates can be continuous, making our approach significantly faster than the client/server protocols used by traditional Internet security companies that provide manual broadcast-updated threat management systems.  Computer users join the earlyNETWORK simply by downloading and installing our software.

Historically, our revenues were derived from the sales of, and ongoing subscriptions for, a single product, CyberDefender Anti-Spyware 2006. The product was sold at a price of $39.99, which included the initial download and one year of updates.  The license to use the software was renewed annually, also at $39.99, with incentives for early renewals.  On November 20, 2006 we stopped licensing this product to new subscribers (although we continue to support and upgrade it for existing users).  We now offer a full line of Internet security products, which includes CyberDefender Early Detection Center V2.0 and CyberDefender Free V2.0, as well as upgrades to these products.  CyberDefender Early Detection Center V2.0 and CyberDefender Free V2.0 are complete Internet security suites that protect home computer users against spam, spyware, viruses and scams.  The software programs are identical but are distributed in one of two ways.  If the subscriber chooses the free version (CyberDefender Free V2.0), he will receive the software with advertising banners in it.  If the subscriber does not wish to receive the advertising, he may pay to purchase a license for CyberDefender Early Detection Center V2.0.  The annual licensing fee can be as low as $12.99 or as high as $49.99, depending on the marketing and distribution channels that we use.

Additionally on September 27, 2007, we announced the launch of CyberDefenderULTIMATE and CyberDefenderCOMPLETE.  These are enhanced versions of our security software.  For an annual fee, CyberDefenderULTIMATE provides year round support for any software or hardware connected to a subscriber’s computer while CyberDefenderCOMPLETE provides year-round unlimited anti-malware support for a subscriber’s computer with a one time live technical support call.  These new security suites also include 2 gigabytes of online backup.  These products are sold for $99.99 to $299.99 per year.  We also offer a free Internet security toolbar called MyIdentityDefender (“MyID”).  MyID is free to use and generates revenue through search advertising. In August 2008, we announced the launch of our Identity Protection Services.  These services monitor a customer’s name, social security number, credit cards and address for fraud.  The customer can also include credit monitoring for an additional fee. The monthly subscription rate ranges from $14.95 to $19.95, depending on the marketing or distribution channels we use. On November 20, 2008, the Company announced the launch of CyberDefender Registry Cleaner.  CyberDefender Registry Cleaner eliminates clutter and junk that builds up within a computer's registry due to the installation and removal of programs, deletion and creation of files and cached records from Web surfing.  The annual subscription rate ranges from $19.99 to $39.98, depending on the marketing or distribution channels we use.

In the past, we acquired new users primarily with an online direct purchase offer.  The offer, to scan a computer for spyware and then pay for removal of the spyware found, was broadcast in e-mails, banners and search ads.  We are now partnering with other online businesses, such as those providing search engine marketing services and distribution services, as well as pursing other advertising channels such as television, radio and retail, for the purpose of generating new users of our software.  These new partnerships will offer additional avenues for distribution of our products and are mainly revenue sharing partnerships, whereby our partner retains a portion of the revenue for every item sold.  This allows us to incrementally increase revenue while not incurring additional marketing and advertising expenses.

The following table summarizes our revenue for the sale of our products during each quarter of the two most recently completed fiscal years as well as the first two quarters of 2009.  Sales include renewals of our CyberDefender Anti-Spyware 2006 product, as well as sales of our CyberDefender Early Detection Center V2.0, CyberDefenderULTIMATE™, CyberDefenderCOMPLETE™ and CyberDefender Registry Cleaner™ products and advertising revenue derived from our CyberDefender FREE V2.0 product and the MyID toolbar.

Quarter Ended	Sales
31-Mar-07	$666,136
30-Jun-07	$628,443
30-Sep-07	$544,956
31-Dec-07	$380,619
Fiscal Year 2007 Totals	$2,220,154

31-Mar-08	$475,046
30-Jun-08	$742,862
30-Sep-08	$1,202,715
31-Dec-08	$2,467,136
Fiscal Year 2008 Totals	$4,887,759

31-Mar-09	$3,191,630
30-Jun-09	$3,686,644
Fiscal Year 2009 Totals	$6,878,274

CyberDefender Early Detection Center V2.0 is typically offered to consumers on a trial basis. The consumer downloads a limited version of the software from the Internet.  Using the trial version, the consumer scans his computer for threats and then has the option to upgrade to a fully featured version of the software for a fee.  Typically, the trial version is limited to a simple security scan. Once upgraded, users are able to remove the threats from their PCs.

CyberDefenderFREE is offered to consumers at no cost.  CyberDefenderFREE generates revenue through banner advertisements and upgrades.  There is no trial period for using the CyberDefender FREE V2.0 software.  Once a subscriber downloads the software, it is his to keep and we receive payment from the advertisers.

By providing the software with and without advertising, we generate revenues from either the advertiser or the subscriber.  This business model allows any computer user to obtain protection against Internet threats, regardless of his ability to pay.  We made this change because we believe that the advertising revenue we may receive, in conjunction with the licensing fees we receive, could be substantial.  We obtain the ads from ad networks, which are plentiful.  Ad networks provide advertising for a website and share advertiser revenue each time the website visitors click on the ads.  During the month that the ads are displayed on a subscriber’s computer, revenues will be earned from the ad networks each time an ad is shown (per impression) or when an ad is clicked (per click) or for each action taken by the subscriber after he clicks on the ad and visits the advertiser’s website (per action).

While we were developing CyberDefender Early Detection Center/CyberDefender FREE 2.0, we slowed down our efforts in marketing our CyberDefender Anti-Spyware 2006 software so that we could devote more of our financial resources to the development of our new product.  The expense of turning our business from a marketer of a single software product into a developer of a suite of Internet security products exceeded our revenues.  During this period, our new user marketing was restricted to experimental activities.  Therefore, as and when we needed cash, we sold our securities.  To date, we have received $5,775,000 from the sale of our convertible debt securities, $800,000 from the sale of our 7.41% Original Issue Discount Notes, $160,000 from the issuance of a note payable to a shareholder, $4,916,880 from the sale of our common stock and units consisting of our common stock and warrants and $2,081,016 from the exercise of warrants in connection with a warrant tender offer.

We are continuing to roll-out our CyberDefender Early Detection Center V2.0/CyberDefender FREE V2.0, CyberDefenderULTIMATE, CyberDefender Identity Protections Services, MyIdentityDefender and CyberDefender Registry Cleaner products and, to date, revenues we receive from advertising or from those who license the products have not been adequate to support our operations.  We stopped selling CyberDefenderCOMPLETE, which we launched in September 2007 and which provided a one-time fix and year-round unlimited anti-malware support for a subscriber’s computer, in July 2009. We expect that our expenses will continue to exceed our revenues for at least the next two to three months.  We currently believe that we have enough cash to fund our operations through June 2010.  In order to fund our operations beyond that date, we will be required to borrow money or to find other sources of financing.  We do not have any commitments for financing at this time and we cannot guarantee that we will be able to find financing when we need it.  If we are unable to find financing when we need it we may be required to curtail, or even to cease, our operations.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Revenue recognition.  We recognize revenue from the sale of software licenses under the guidance of SOP No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (SAB) 104.

Specifically, we recognize revenues from our CyberDefender Anti-Spyware 2006, CyberDefender Early Detection Center, CyberDefenderULTIMATE and CyberDefenderCOMPLETE products when all of the following conditions for revenue recognition are met:

•	persuasive evidence of an arrangement exists,

•	the product or service has been delivered,

•	the fee is fixed or determinable, and

•	collection of the resulting receivable is reasonably assured.

We currently sell four products, CyberDefender Early Detection Center (“EDC”), an antivirus and anti spyware software, CyberDefender Registry Cleaner, CyberDefenderULTIMATE and Identity Protection Services, over the Internet. We also offer a backup CD-ROM of the EDC software for an additional fee.  CyberDefenderCOMPLETE offered customers one-time technical support and a license for EDC, while CyberDefenderULTIMATE offers customers unlimited technical support for a specified period and a license for EDC.  Customers order the product and simultaneously provide their credit card information to us.  Upon receipt of authorization from the credit card issuer, we provide technical support if the customer purchased CyberDefenderULTIMATE or CyberDefenderCOMPLETE and a license allowing the customer to download EDC over the Internet.  As part of the sales price, we provide renewable product support and content updates, which are separate components of product licenses and sales.  Term licenses allow customers to use our products and receive product support coverage and content updates for a specified period, generally twelve months.  We invoice for product support, content updates and term licenses at the beginning of the term.  These revenues contain multiple element arrangements where “vendor specific objective evidence” (“VSOE”) may not exist for one or more of the elements.  EDC and CyberDefenderULTIMATE are in substance a subscription and the entire fee is deferred and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49.  Revenue is recognized immediately for the sale of the backup CD-ROM and CyberDefender Registry Cleaner as we believe that all of the elements necessary for revenue recognition have occurred.  We stopped selling CyberDefenderCOMPLETE in July 2009.   We recognized the portion of the sale of CyberDefenderCOMPLETE that related to the one-time technical support immediately upon the sale of the product.

We also use third parties to sell our software and therefore we evaluate the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent”, in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions.  We are the primary obligor, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, establish product specifications, and have the risk of loss as it relates to cargo losses.  Accordingly, our revenue is recorded on a gross basis.

We also offer two products which are free to the subscriber, CyberDefender FREE 2.0 and MyIdentityDefender Toolbar. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software or through the toolbar search. Under the guidance of SAB 104, we recognize revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant obligations remain at the end of a period and collection of the resulting receivable is probable. Our obligations do not include guarantees of a minimum number of impressions.

Deferred charges. We use a third party service provider for the technical support services provided as part of our CyberDefenderCOMPLETE and CyberDefenderULTIMATE products.  The costs associated with this service are deferred and expensed over the same period as the related revenue.

We use third parties to process a portion of our product renewal sales.  We pay a direct acquisition fee to the processors for each completed sale.  These direct acquisition fees are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts”.  The third party processors refund any direct acquisition cost paid to it on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Reserves for product returns. The Company’s policy with respect to product returns is defined in its End User License Agreement (“EULA”), which states “...products purchased that are downloadable are refundable within the first 30 days after the date of purchase.” Product returns are generally received within 30 days of the original sale and are charged against the associated sale upon receipt of the return.  A chargeback occurs when a customer contacts their issuing credit card company directly to request a refund instead of contacting the Company.  The Company’s third party processor is usually notified within 30 days of any chargebacks by the issuing credit card company.  The third party processor reduces the amounts due to the Company as a result of any chargeback during the preceding 30 day period.  As a result, a majority of chargebacks occur within 30 days of the sale event and are recorded prior to closing the previous month’s accounting records.  The Company may voluntarily accept returns from a customer after 30 days of purchase. The returns are charged against revenues upon receipt. As of June 30, 2009 and 2008, the Company had $0 accrued for customer returns and chargebacks, based on historical returns.

Software Development Costs.  We account for software development costs in accordance with SFAS No. 86, “Computer Software to Be Sold, Leased, or Otherwise Marketed”.  Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized.  We have had very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers.  As a result, all software development costs have been charged to product development.

Stock Based Compensation and Fair Value of our Shares.  We adopted SFAS No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant date fair value determined in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006.

Derivative Instruments. Effective January 1, 2009, the Company adopted the provisions of EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of adopting EITF 07-5, as of January 1, 2009, 7,134,036 of the Company’s issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. In addition, amounts related to the embedded conversion feature of convertible notes issued previous to January 1, 2009 and treated as equity pursuant to the derivative treatment exemption were also no longer afforded equity treatment. As such, effective January 1, 2009, the Company reclassified the fair value of these common stock purchase warrants and the fair value of the embedded conversion features, which both have exercise price reset features, from equity to liability status as if these warrants and embedded conversion features were treated as a derivative liability since the earliest date of issue in September 2006. On January 1, 2009, the Company reclassified from additional paid-in capital, as a cumulative effect adjustment, $7,065,940 to beginning additional paid in capital, $723,930 to opening retained earnings and $6,342,010 to a long-term derivative liability to recognize the fair value of such warrants and embedded conversion features on such date.

During the three and six months ended June 30, 2009, the Company issued 0 and 1,192,000 common stock purchase warrants that contained features that required the Company to record their fair value as a derivative liability.  In addition, the value related to the embedded conversion feature of convertible notes issued during the three and six months ended June 30, 2009 were also recorded as a derivative liability. The fair value of these common stock purchase warrants and the embedded conversion feature on their respective value date for the three and six months ended June 30, 2009 was $0 and $906,805.  We recognized a gain of $0 and $109,058 from the change in fair value of the outstanding warrants and embedded conversion feature for the three and six months ended June 30, 2009.

Subsequent to June 30, 2009, the Company obtained waivers from the majority of warrant and note holders as defined in their respective agreements, pursuant to which the warrant and note holders forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of the price reset provisions included in the warrants and notes. As a result of obtaining the waivers, the warrants and notes are now afforded equity treatment under EITF 07-5, resulting in the elimination of the derivative liabilities of $7,139,757 and a corresponding increase in additional paid-in-capital.

Fair Value Measurements In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. In February 2008, the FASB deferred the effective date of SFAS 157 by one year for certain non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). On January 1, 2008, the Company adopted the provisions of SFAS 157, except as it applies to those nonfinancial assets and nonfinancial liabilities for which the effective date has been delayed by one year, which we adopted on January 1, 2009. The adoption of SFAS 157 did not have a material effect on the Company’s financial position or results of operations. The book values of cash, accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these instruments.

The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has no assets or liabilities that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the six months ended June 30, 2009.

Contractual Obligations

We are committed under the following contractual obligations as of June 30, 2009:

Contractual Obligations	Payments Due By Period
	Total	Less than 1 year	1 to 3 Years	3 to 5 Years	Over 5 Years
Long-term debt obligations	$2,034,259	$2,034,259	$-	$-	$-
Capital lease obligations	$35,854	$19,533	$13,507	$2,814	$-
Operating lease obligations	$626,494	$164,381	$326,484	$135,629	$-

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements.  As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Indemnities

During the normal course of business, we have agreed to certain indemnifications.  In the future, we may be required to make payments in relation to these commitments.  These indemnities include agreements with our officers and directors which may require us to indemnify these individuals for liabilities arising by reason of the fact that they were or are officers or directors.  The duration of these indemnities varies and, in certain cases, is indefinite.  There is no limit on the maximum potential future payments we could be obligated to make pursuant to these indemnities.  We hedge some of the risk associated with these potential obligations by carrying general liability insurance.  Historically, we have not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities in our financial statements.

Trends, Events and Uncertainties

As described above in the discussion of revenue recognition, we receive payment upon the sale of our products and defer the revenue over the life of the license agreement, which is generally one year.  We have disclosed in the table below the total number of licenses sold (net of returns and chargebacks), gross dollar sales (net of returns and chargebacks) before deferral for the most recent eighteen months and the percentage change of each compared to the preceding month.

	Total # of Licenses	% Change	Gross Sales $	% Change	Avg. $ Sale	% Change

January 2008	1,043	-	$38,791	-	$37.19	-
February 2008	1,695	62.5%	$67,040	72.8%	$39.55	6.3%
March 2008	2,761	62.9%	$110,190	64.4%	$39.91	0.9%
April 2008	4,811	74.2%	$225,306	104.5%	$46.83	17.3%
May 2008	7,503	56.0%	$352,269	56.4%	$46.95	0.3%
June 2008	8,634	15.1%	$403,970	14.7%	$46.79	-0.3%
July 2008	14,207	64.5%	$711,236	76.1%	$50.06	7.0%
August 2008	18,458	29.9%	$928,789	30.6%	$50.32	0.5%
September 2008	17,358	-6.0%	$866,509	-6.7%	$49.92	-0.8%
October 2008	18,908	8.9%	$992,526	14.5%	$52.49	5.2%
November 2008	28,663	51.6%	$1,342,556	35.3%	$46.84	-10.8%
December 2008	25,086	-12.5%	$1,265,459	-5.7%	$50.44	7.7%
January 2009	33,754	34.6%	$1,829,638	44.6%	$54.21	7.5%
February 2009	30,169	-10.6%	$1,764,773	-3.5%	$58.50	7.9%
March 2009	35,881	18.9%	$1,947,074	10.3%	$54.26	-7.2%
April 2009	37,192	3.7%	$2,174,006	11.7%	$58.45	7.7%
May 2009	29,126	-21.7%	$1,696,597	-22.0%	$58.25	-0.3%
June 2009	31,033	6.5%	$1,706,008	0.6%	$54.97	-5.6%

The table above indicates an overall upward trend in the number of licenses sold as well as the average dollar sale.  The general upward trend is a result of our focus on promoting our new products that were released in late 2007 and an increase in the amount of money spent on advertising, as discussed below.  Any fluctuation from month to month is the result of our efforts to optimize profits while continuing to increase revenues. We cannot guarantee that this upward trend will continue, even with increased spending on advertising, or that the margins will remain beneficial to us.  The table above does not include advertising revenue.

We have disclosed in the table below total renewable sales by month and the corresponding year in which those sales will be renewed.  Management currently believes, based on historical trends, that approximately 50% of these initial sales will be renewed at the end of the initial license term.  The Company currently licenses its products and services over one, two and three years.

	Renewable in year
Month of initial sale	2009	2010	2011	2012
January 2008	$37,101	120	-	-
February 2008	$64,360	-	-	-
March 2008	$105,978	1,164	768	-
April 2008	$196,740	13,400	9,316	-
May 2008	$303,376	26,144	15,449	-
June 2008	$347,341	29,366	20,912	-
July 2008	$580,488	71,284	45,834	-
August 2008	$750,081	107,022	58,106	-
September 2008	$723,378	87,587	44,904	-
October 2008	$780,717	132,116	50,783	-
November 2008	$1,042,528	142,115	96,733	-
December 2008	$904,841	188,291	106,177	-
January 2009	$-	1,121,165	361,205	164,306
February 2009	$-	1,023,496	374,661	193,947
March 2009	$-	1,173,228	282,057	137,566
April 2009	$-	1,288,926	594,005	114,183
May 2009	$-	1,056,095	458,069	81,527
June 2009	$-	1,008,550	425,461	82,471
Total	$5,836,929	7,470,069	2,944,440	774,000
Approx Renewal %	50%	50%	50%	50%
Expected Renewal Sales	$2,918,465	3,735,035	1,472,220	387,000

Other trends, events and uncertainties that may impact our liquidity are included in the discussion below.

RESULTS OF OPERATIONS

Revenue

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Net sales	$3,686,644	$742,862	$2,943,782	396%	$6,878,274	$1,217,908	$5,660,366	465%

This increase in net revenue was due primarily to the increase in new product sales that have resulted from our expanded product offerings as well as an increase in advertising costs associated with customer acquisition.

Cost of Sales

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Cost of Sales	$753,324	$193,240	$560,084	290%	$1,433,028	$267,225	$1,165,803	436%

This increase is due primarily to the increase in sales of our technical support service products which are serviced by a third party, an increase in sales of the CD-ROMs that backup our EDC software and sales of third party products that require a per sale royalty.

Operating Expenses

Advertising

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Advertising	$3,408,307	$1,001,505	$2,406,802	240%	$7,152,001	$1,281,891	$5,870,110	458%

Advertising costs are comprised primarily of media and channel fees, including online and offline advertising and related functional resources. Media and channel fees fluctuate by channel and are higher for the direct online consumer market than for the OEM, reseller and SMB markets.  This increase was primarily due to the launch of our new products, expanding our advertising channels to include traditional media, such as radio and television, and our decision to use advertising as a customer acquisition strategy. Advertising purchased from four vendors accounted for 67% and 78% of the Company’s total advertising expense for the three and six months ended June 30, 2009, respectively. Advertising purchased from three vendors accounted for 92% of the Company’s total advertising expense for the three and six months ended June 30, 2008.

Product Development

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Product Development	$365,497	$93,893	$271,604	289%	$665,234	$203,861	$461,373	226%

Product development expenses are primarily comprised of research and development costs associated with the continued development of our products. This increase is primarily due to the ongoing support and improvement of our existing products.

Selling, General and Administrative

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

S,G & A	$1,565,995	$737,176	$828,819	112%	$2,817,552	$1,363,106	$1,454,446	107%

Selling, general and administrative expenses are primarily comprised of executive management salaries, customer service salaries and wages, third party credit card processing fees, legal and professional fees, rent and salaries of our support staff.

The increase was primarily attributable to two factors.  The first is an increase in third party credit card processing fees due to the increase in sales. The second is an increase in customer service salaries and wages due to the increase in staffing required as a result of the increase in sales.  Additionally, there was an overall increase in all areas due to the increased sales activities in the current period.  These expenses have decreased as a percentage of net sales to 41% from 112% for the six months ended June 30, 2009 as compared to the six months ended June 30, 2008. We expect to continue to incur professional fees for audit, legal and investor relations services, and for insurance costs as a result of being a public company. We believe that these costs will remain consistent with costs incurred during the current period.

Investor Relations and Other Related Consulting

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Investor relations and other related consulting	$1,346,207	$-0-	$1,346,207	100%	$2,566,209	$200,000	$2,366,209	1,183%

The increase was primarily attributable to the value of warrants issued to various consultants for investor relation services and creative services during the period as more fully described in the notes to the condensed financial statements.

Other Income/(Expense)

Change in the value of derivative liabilities

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Change in the value of derivative liabilities	$-0-	$-0-	$-0-	0%	$109,058	$-0-	$109,058	100%

As more fully described in the notes to the condensed financial statements, on January 1, 2009 we adopted the provisions of EITF 07-5. EITF 07-5 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by SFAS No. 133.  As such, we were required to reclassify certain amounts from the equity section of the balance sheet to the liabilities section.  In addition, the value of these instruments must be reassessed by us as of each balance sheet date.  Subsequent to June 30, 2009, the Company obtained waivers from the warrant and note holders that forever waive, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of certain anti-dilution provisions included in the warrants and notes. As a result of obtaining the waivers, the warrants and notes are now afforded equity treatment under EITF 07-5. The change in the value of these instruments for the six months ended June 30, 2009 resulted in a gain.

Interest expense

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Interest expense	$1,052,932	$524,913	$528,019	101%	$1,965,441	$1,175,697	$789,744	67%

The increased interest expense was mainly due to an acceleration in the amortization of debt discount and deferred financing costs related to the conversion of approximately $1.9 million of our convertible debt plus the issuance of additional warrants as part of the warrant tender offer offset by the decrease in the interest and amortization expense related to the 7.41% Original Issue Discount Notes that were converted in late 2008.

Loss From Operations

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Loss from operations	$3,762,446	$1,292,780	$2,469,666	191%	$7,775,846	$2,117,831	$5,658,015	267%

Loss from operations increased during the three and six months ended June 30, 2009 due primarily to significant increases in advertising, selling, general and administrative costs and the value of warrants granted for investor relations and consulting services, as more fully described above.

Net Loss

	Three Months Ended June 30,				Six Months Ended June 30,
			Change in				Change in
	2009	2008	$	%	2009	2008	$	%

Net loss	$4,815,567	$2,034,433	$2,781,134	137%	$9,632,618	$3,510,468	$6,122,150	174%

 Net loss increased during the three and six months ended June 30, 2009 due primarily to significant increases in advertising, selling, general and administrative costs, investor relations and consulting expenses and interest expense, as more fully described above.

Liquidity and Capital Resources

In November 2006 we changed our operating strategy by deciding to introduce a suite of security products instead of just a single product.  We also changed the way in which our core product was offered to consumers.  Rather than just licensing the product and collecting a license fee, we offered consumers a choice.  They could download a free version of the product that included advertising by third parties or they could purchase a license for the product and the product would be free of advertising.  Our advertising revenues are earned each time an ad is shown (per impression) or when an ad is clicked (per click) or for each action taken by the consumer after he clicks on the ad and visits the advertiser’s website (per action).  This change in our business resulted in a significant decrease in our revenues from 2006 to 2007 since we stopped selling our CyberDefender AntiSpyware 2006 product while we developed and rolled-out our new products.  We launched two of our new products in late 2007 and subsequently our revenues have been increasing on a quarterly basis since January 2008, however, our expenses still exceed our revenues.

To help with our cash flow, we occasionally sell our debt or equity securities.  During the six months ended June 30, 2009, the Company received proceeds of $3,106,880 from the sale of its common stock, $1,899,420, net of offering costs of $68,891, from the exercise of warrants in connection with a warrant tender offer and $288,000, net of offering costs of $12,000, from the sale of our 10% Convertible Promissory Notes. As of June 30, 2009, we had outstanding $2,034,259 in principal amount of debt securities.  Of this amount, $534,259 represents the outstanding principal amount of our 10% Secured Convertible Debentures and 10% Convertible Debentures and $1,500,000 represents the outstanding principal amount of our 10% Convertible Promissory Notes.  As of the date of this prospectus there was $69,982 in interest that is accrued and unpaid under these obligations.   As of June 30, 2009, there was $110,212 in interest that is accrued and unpaid under these obligations.  As of the date of this prospectus there was $69,982 in interest that is accrued and unpaid under these obligations. From June 30, 2009 until the date of this prospectus, holders of our 10% Secured Convertible Debentures have converted principal in the amount of $25,000 into 25,000 shares of our common stock and holders of our 10% Convertible Debentures have converted $11,486 of principal into 13,513 shares of our common stock. As of the date of this prospectus, we have also received additional conversion notices from (i) holders of our 10% Secured Convertible Debentures to convert principal in the amount of $371,671 into 371,671 shares of our common stock,(ii) holders of our 10% Convertible Debentures to convert $126,102 of principal into 148,357 shares of our common stock and (iii) holders of our 10% Convertible Promissory Notes to convert $1,500,000 of principal into 1,131,429 shares of our common stock.

At June 30, 2009, we had cash and cash equivalents totaling $2,159,478. In the six months ended June 30, 2009, we generated positive cash flows of $1,380,407.  Cash activity during the six months ended June 30, 2009 included:

Operating Activities

Net cash used in operating activities during the six months ended June 30, 2009 was primarily the result of our net loss of $9,632,618. Net loss for the six months ended June 30, 2009 was adjusted for non-cash items such as amortization of debt discount and deferred financing costs, depreciation and amortization, shares issued for penalties, interest and services, compensation expense from the issuance of stock options, warrants issued in connection with a warrant tender offer and the change in the value of derivative liabilities. Other changes in working capital accounts include an increase in restricted cash, decreases in accounts receivables, prepaid expenses and accounts payable, and increases in deferred charges and deferred revenue as a result of an increase in the sales of our new products. Net cash used in operating activities during the six months ended June 30, 2008 was primarily the result of our net loss of $3,510,468.

Historically, our primary source of operating cash flow is the collection of license fee revenues from our customers and the timing of payments to our vendors and service providers. During the six months ended June 30, 2009, we did not make any significant changes to our payment terms for our customers, which are generally credit card based.

Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable.  We typically pay our vendors and service providers in accordance with invoice terms and conditions.  The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements.  In the six months ended June 30, 2009 and 2008, we did not make any significant changes to the timing of payments to our vendors, although our financing activities caused an increase in this category.

Our working capital deficit at June 30, 2009, defined as current assets minus current liabilities, was $(7.0) million as compared to a working capital deficit of $(7.8) million at December 31, 2008.  The increase in working capital of approximately $0.8 million from December 31, 2008 to June 30, 2009 was attributable to an increase in current assets of approximately $2.6 million which was mainly due to an increase in cash from our financing activities and an increase in the current portion of deferred charges offset by an increase in current liabilities of $1.7 million primarily associated with an increase in the current portion of deferred revenue offset by decreases in accounts payable and the current portion of convertible notes payable.

Investing Activities

Net cash used in investing activities during the six months ended June 30, 2009 was approximately $6,500, which was used for property and equipment purchases. We anticipate that we will continue to purchase property and equipment necessary in the normal course of our business. The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to our hiring of employees and the rate of change in computer hardware and software used in our business. No cash was used in investing activities during the six months ended June 30, 2008.

Financing Activities

Net cash provided by financing activities during the six months ended June 30, 2009 was provided to us primarily from the proceeds that we received from the sale of our common stock of approximately $3.1 million, proceeds from the exercise of warrants to purchase our common stock, net of offering costs, of approximately $1.9 million and proceeds of approximately $0.6 million from the issuance of convertible notes payable, net of offering costs. Net cash provided by financing activities during the six months ended June 30, 2008 was primarily from the issuance of a note payable in the amount of $160,000 and the sale of stock in the amount of $529,000, offset by principal payments on notes payable of $189,000.

We expect to meet our obligations through at least December 2010. However, we cannot predict whether our current growth as a developer of a suite of Internet security products will continue or what the effect on our business might be from the competitive environment in which we operate. We anticipate substantial operating cash flows related to renewal receipts from prior year sales of our licensable and renewable products in the fourth quarter of 2009. However, we continue to manage our operating costs and expect to continue to grow so long as we have the working capital and management and support personnel to sustain our growth. To the extent it becomes necessary to raise additional cash in the future, we will seek to raise it through the sale of debt or equity securities, the conversion of outstanding dilutive securities for cash, funding from joint-venture or strategic partners, debt financing or short-term loans, or a combination of the foregoing. We may also seek to satisfy indebtedness without any cash outlay through the private issuance of debt or equity securities. In July 2009, we raised $500,000 from the sale of our common stock. We currently do not have any binding commitments for, or readily available sources of, additional financing. We cannot provide any assurances that we will be able to secure the additional cash or working capital we may require to continue our operations, either now or in the future. If we are unable to secure financing, we may be required to severely curtail, or even to cease, our operations.

Our June 30, 2009 interim financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We incurred net losses of $9,632,618 and $3,510,468 during the six months ended June 30, 2009 and 2008, respectively however, as reflected on the Statements of Cash Flows, our cash used in operations was $4,311,066 and $403,552 during the six months ended June 30, 2009 and 2008, respectively. In addition, at June 30, 2009, we had negative working capital of $7.0 million, of which a large portion relates to deferred revenue, and an accumulated deficit of $35 million, of which a large portion relates to non-cash charges for the value of equity issued over the years. These items raise substantial doubt about our ability to continue as a going concern. We are confident that the recent increases in sales volume, as evidenced by sales receipts in 2009 of more than $10 million, will provide us with a significant renewable revenue stream related to the ongoing license renewals of thousands of customers that we are acquiring every month. However, until these renewals along with new sales of the products provide us with the revenue we need to attain profitability, we intend to continue to raise money for operating capital through sales of our securities or by borrowing money. From inception through the date of this prospectus, we have raised $6,735,000 from debt financing, $4,916,880 from equity financing and $2,081,016 from the exercise of warrants in connection with our warrant tender offer to develop software and to build out a management team capable of delivering our products to market. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital. Management cannot assure that any future financing arrangements will be available in amounts or on terms acceptable us. If additional future financing is not available or is not available on acceptable terms, we may be unable to continue our operations. The June 30, 2009 interim financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Fiscal Year Ended December 31, 2008 Compared to the Fiscal Year Ended December 31, 2007

Revenue

Total revenue was $4,887,759 for the fiscal year ended December 31, 2008 as compared to total revenue of $2,220,154 for the fiscal year ended December 31, 2007, an increase of $2,667,605 or approximately 120%.  This increase in total revenue was due primarily to the increase in new product sales. There was a corresponding increase in advertising, as described below.

Cost of Sales

Total cost of sales increased by $587,326, or approximately 327%, to $767,115 during the fiscal year ended December 31, 2008, as compared to $179,789 incurred during the fiscal year ended December 31, 2007. This increase is due primarily to the increase in sales of our technical support service products and to the increase in sales of the CD-ROMs that backup our EDC software.

Operating Expenses

Total operating expenses increased by $8,217,229, or approximately 185%, to $12,668,742 during the fiscal year ended December 31, 2008, as compared to $4,451,513 in operating expenses incurred during the fiscal year ended December 31, 2007.  Operating expenses include advertising, product development, selling, general and administrative expense, the value of equity issued for consulting services, and depreciation and amortization.  A detailed explanation of the increase in operating expenses is provided in the discussion below.

Advertising

Advertising costs are comprised primarily of media and channel fees, including online advertising and related functional resources.  Media and channel fees fluctuate by channel and are higher for the direct online consumer market than for the OEM, reseller and SMB markets.  Advertising expenses increased by $6,491,598, or approximately 1,056%, from $614,857 during the fiscal year ended December 31, 2007 to $7,106,455 during the fiscal year ended December 31, 2008.  This increase was primarily due to the launch of our new products and our decision to use advertising as a customer acquisition strategy. During the fiscal year ended December 31, 2008 and 2007, four vendors accounted for approximately 92% and 47% of our advertising expenses, respectively.

Product Development

Product development expenses are primarily comprised of research and development costs associated with the continued development of our products.  Product development expenses decreased by $7,548, from $537,558 during the fiscal year ended December 31, 2007 to $530,010 during the fiscal year ended December 31, 2008.

Selling, General and Administrative

Selling, general and administrative expenses are primarily comprised of salaries, commissions, rent, stock based compensation and professional fees.

Selling, general and administrative expenses increased by $529,180, from $3,198,073 during the fiscal year ended December 31, 2007 to $3,727,253 during the fiscal year ended December 31, 2008.  The increase is primarily attributable to an increase in outside services of approximately $296,000, mainly public relations and investor relations, an increase in legal expenses of approximately $85,000 relating to the preparation of public filings and the consents and waivers that were signed by holders of our 10% Secured Convertible Debentures, and an increase of approximately $287,000 in credit card fees due to the increase in sales.  These increases were partially offset by a decrease in salaries of approximately $139,000 due to outsourcing.

 Investor relations and other related consulting

Investor relations and other related consulting increased by $788,545 from $477,071 during the fiscal year ended December 31, 2007 to $1,265,616 during the fiscal year ended December 31, 2008. The increase is primarily related to an increased amount paid for investor relations services in the 2008 fiscal year.

Interest expense

Interest expense decreased by $401,493, from $2,887,827 in the fiscal year ended December 31, 2007 to $2,486,334 in the fiscal year ended December 31, 2008.  The decrease in interest expense was primarily due to a decrease of approximately $252,000 in the amortization of deferred financing costs and a decrease of approximately $149,000 in interest associated with our debt which decreased in the 2008 fiscal year.

Public company costs

We expect to incur increased professional fees for audit, legal and investor relations services, and for insurance costs as a result of being a public company.  We also anticipate that we may be required to hire additional accounting personnel as a public company.

Liquidity and Capital Resources

In November 2006 we changed our operating strategy by deciding to introduce a suite of security products instead of just a single product.  Eventually, we also changed the way in which our core product was offered to consumers.  Rather than licensing the product and collecting a license fee, we offered consumers a choice.  They could download the product for free, so long as advertising by third parties was included in the product.  Alternatively, consumers could purchase a license for the product and the product would be free of advertising.  Our advertising revenues are earned each time an ad is shown (per impression) or when an ad is clicked (per click) or for each action taken by the consumer after he clicks on the ad and visits to the advertiser’s website (per action).  This change in our business resulted in a significant decrease in our revenues from 2006 to 2007 since we stopped selling our CyberDefender AntiSpyware 2006 product while we developed and rolled-out our new products.  We launched two of our new products in late 2007 and subsequently our revenues have been increasing on a quarterly basis since January 2008, however our expenses still exceed our revenues.

To help with our cash flow, we occasionally sell our debt or equity securities.  As of December 31, 2008 we had outstanding $3,287,754 in principal amount of debt securities.  Of this amount, $2,001,970 represents the outstanding principal amount of our 10% Secured Convertible Debentures and $440,784 represents the outstanding principal amount of our 10% Convertible Debentures.  As of the date of this prospectus, we have received conversion notices for all of the principal amount remaining under the 10% Secured Convertible Debentures and the 10% Convertible Debentures.  As of the date of this prospectus there was $69,982 in interest that is accrued and unpaid under these obligations.  We also sold a total of $845,000 in principal amount of 10% Convertible Promissory Notes from November 2008 to December 2008.  As of the date of this prospectus, we have received conversion notices from the holders of the 10% Convertible Promissory Notes that will result in the conversion of all of the outstanding principal amount into shares of our common stock.

At December 31, 2008, we had cash and cash equivalents totaling $779,071.  In the fiscal year ended December 31, 2008, we generated positive cash flows of $542,077.  Cash provided/(used) during the fiscal year ended December 31, 2008 included:

Operating Activities

Net cash used in operating activities during the fiscal year ended December 31, 2008 was primarily the result of our net loss of $11,251,772.  Net loss for the fiscal year ended December 31, 2008 was adjusted for non-cash items such as amortization of debt discount of $1,322,379, a loss on registration rights agreement for the effect of partial liquidated damages of $216,540, compensation expense for vested stock options of $252,943 amortization of deferred financing fees of $702,061, shares issued for penalties and interest of $253,081, shares and warrants issued for services of $2,266,783 and depreciation and amortization of $39,408. Other changes in working capital accounts included an increase in prepaid and other assets of $667,593, an increase in deferred charges of $1,010,965, an increase in accounts payable and accrued expenses of $3,059,002 and an increase of $3,923,511 in deferred revenue resulting from higher new customer and renewal sales.

Historically, our primary source of operating cash flow is the collection of license fee revenues from our customers and the timing of payments to our vendors and service providers.  In 2008 and 2007, we did not make any significant changes to our payment terms for our customers, which are generally credit card based.

The increase in cash related to accounts payable, accrued taxes and other liabilities was $3,059,002.  Our operating cash flows, including changes in accounts payable and accrued liabilities, are impacted by the timing of payments to our vendors for accounts payable.  We typically pay our vendors and service providers in accordance with invoice terms and conditions.  The timing of cash payments in future periods will be impacted by the nature of accounts payable arrangements.  In the fiscal years ended December 31, 2008 and 2007, we did not make any significant changes to the timing of payments to our vendors, although our financing activities caused an increase in this category.

Our working capital deficit at December 31, 2008, defined as current assets minus current liabilities, was $(7.8) million as compared to a working capital deficit of $(1.9) million at December 31, 2007.  The decrease in working capital of approximately $5.9 million from December 31, 2007 to December 31, 2008 was primarily attributable to an increase in accounts payable and accrued expenses of approximately $2,750,000, an increase in deferred revenue of approximately $3,396,000 as a result of increased sales, an increase in the current portion of notes payable of approximately $1,716,000, an increase in cash of approximately $542,000, an increase in accounts receivable of approximately $185,000, an increase in prepaid expenses and other assets of approximately $667,000, an increase in deferred charges of approximately $771,000 and a decrease in deferred financing costs of approximately $273,000.

Investing Activities

Net cash used in investing activities during the fiscal year ended December 31, 2008 was approximately $2,000, which was used for property and equipment purchases.  We expect to continue to purchase property and equipment in the normal course of our business.  The amount and timing of these purchases and the related cash outflows in future periods is difficult to predict and is dependent on a number of factors, including but not limited to any increase in the number of our employees and changes in computer hardware and software used in our business.  Net cash used in investing activities during the fiscal year ended December 31, 2007 was approximately $5,000 and also related to the purchase of property and equipment.

Financing Activities

Cash provided by financing activities during the fiscal year ended December 31, 2008 was primarily the result of issuances of notes payable totaling $954,300 and the sale of stock net of offering costs totaling $1,042,743.  Cash used in financing activities was primarily used for payment of notes payable totaling $349,000 and payments on capital lease obligations.  Cash provided by financing activities during the fiscal year ended December 31, 2007 was the result of issuing notes payable totaling $800,000 and the sale of stock totaling $654,500. Cash used in financing activities was primarily used for payments on capital lease obligations.

Description of Business

We were incorporated as Network Dynamics in California on August 29, 2003, and changed our name to CyberDefender Corporation on October 21, 2005.  We are a provider of secure content management (“SCM”) software.  Our mission is to bring to market advanced solutions to protect computer users against identity theft, Internet viruses, spyware and related security threats.  Individuals who use personal computers make up our subscriber base, therefore we are not dependent on any single customer or on a few major customers.  While our product is available for downloading from our website, which makes it available to anyone in the world, we do not have a significant customer base outside of the United States.

Our business was originally built around the sale of a single product, our CyberDefender Anti-spyware.  During the period from our founding through 2004, our primary focus was on marketing and selling this product.  In 2005, we acquired certain assets from Unionway International, LLC, an entity controlled by Mr. Bing Liu, one of our former directors and an advisor.  Among these assets was software that formed the basis for our proprietary Collaborative Internet Security Network, which we refer to as the “CISN” or the “earlyNETWORK™”.

On November 20, 2006, we stopped engaging in new sales of our product, CyberDefender Anti-Spyware 2006 (although we still continue to support the product and will continue upgrading it), and we launched the first of our current product line, a new Internet security suite called CyberDefender Early Detection Center V2.0, which is also provided as CyberDefender FREE V2.0.

We offer CyberDefender FREE V2.0 as a free download in an ad-supported version and CyberDefender Early Detection Center V2.0, without ads, in exchange for the payment of a licensing fee.  There is no trial period and no monthly or annual fee to pay for using CyberDefender FREE V2.0.  Instead, we receive payment from the advertisers, typically at the end of each month.  Subscribers who choose CyberDefender Early Detection Center pay for the license fees via credit card.  The annual subscription rate for this version of the security suite ranges from $12.99 to $49.99, depending on the number of licenses bundled, the term of the license and the marketing and distribution channels that we use.  In addition to these products, we market CyberDefender Registry Cleaner V1.0, CyberDefenderULTIMATE, CyberDefender Identity Protection Service and MyIdentityDefender browser toolbar.  We distribute our software via the Internet and on computer disk.  Prior to July 2009, we also marketed CyberDefenderCOMPLETE.

Once our CyberDefender Early Detection Center V2.0 or CyberDefender FREE V2.0 suite of security products is downloaded, the subscriber becomes a part of our earlyNETWORK™.  We believe that the earlyNETWORK™ provides a unique approach to updating personal computer security.  We have developed the earlyNETWORK™ based on certain technology principles commonly found in a peer-to-peer network infrastructure.  A peer-to-peer network does not have the notion of clients or servers, but only equal peer nodes that simultaneously function as both “clients” and “servers” to the other nodes on the network.  Therefore, as system demands increase, so does the system’s capacity.  Our earlyNETWORK™ is designed to reduce the lag time between the identification of a new security threat by our Early Alert Center and notification to the personal computers that are part of the earlyNETWORK™.   The peer-to-peer network infrastructure allows us to provide a fluid, distributed system for alerts and updates, and to incorporate a universal threat definition system.  This approach is different and, we believe, significantly faster than traditional Internet security companies that provide manual, broadcast-updated threat management systems.

Our earlyNETWORK™ is an adaptive network of machines that defends automatically against a wide spectrum of software attacks and provides users with proprietary automated processes that rapidly identify and quarantine both known and emerging threats.  Our customers obtain access to the earlyNETWORK™ by downloading and installing our security suite (CyberDefender Early Detection Center V2.0 or CyberDefender FREE V2.0) or the MyIdentityDefender toolbar, discussed below.  As additional users are added to well-managed peer networks, the networks work better.  The same is true of our collaborative security network.  With more clients, threats are picked up faster and updates occur faster as well, because users of our software find peers more easily than they could an update server.  Users of our software who cannot connect with other users will always be able to fall back on the CyberDefender Alert Server which is the central source for threat analysis and notification.

The nature of current SCMs, which assume a single point of threat capture, a cumbersome threat analysis system and an intermittent update system, creates a “coverage gap” which can delay alerts on important new infectious attacks for 12 hours or more.  However, our proprietary technology quickly distributes threat updates to all computers that are part of the earlyNETWORK™.  Other SCMs send updates in a scheduled batch.  For example, our system for generating threat reports, the Early Alert Center, first reported the Sasser.E virus at 11:52 p.m. on May 7, 2004.  This was one to two days before other SCM software vendors announced their discoveries of the same virus.  We believe we are the first to provide threat updates in this manner.

Using the earlyNETWORK™ infrastructure instead of relying on expensive bandwidth for mass updates means that our updates are relayed securely throughout the earlyNETWORK™ using each local user’s bandwidth.  There is no need to wait for a scheduled update – updates are simply sent to the entire network in approximately one hour as opposed to 12 hours for a conventional network.  The network responds quickly to new threats because it enlists all the machines in the earlyNETWORK™ to act as listening posts for new threats.  Our solution works well with existing security software and can operate as an additional layer of security on a desktop.

Industry Background

Secure Content Management (SCM) Market

According to a report issued by BCC Research, which was published in January 2006, the global Internet security market is expected to rise at an average annual growth rate of 16.0%, reaching $58 billion by 2010.  The high growth rate is attributed to a higher demand for strong security solutions in market verticals such as government installations, financial services, and healthcare.   Firewall and content management currently account for a majority share of the market. However, the increasing need to counter “zero-day” attacks, that is, viruses or other exploits that take advantage of a newly discovered vulnerability in a program or operating system before the software developer becomes aware of the vulnerability or fixes it, along with the increasing popularity of “defense-in-depth” strategies, wherein coordinated uses of multiple security countermeasures are used to protect the integrity of information assets, will bring unified threat management solutions to the forefront.

Currently, the U.S. and Europe account for a major portion of the Internet security market. However, the market for Internet security is expected to grow significantly in the Asia Pacific regions, especially China and India.  Increased e-commerce in these regions and a simultaneously growing security consciousness is expected to drive the market in these areas.

Three specific product areas comprise SCM:

Antivirus software identifies and/or eliminates harmful software and macros by scanning hard drives, email attachments, disks, Web pages and other types of electronic traffic, for example, instant messaging and short message service (“SMS”), for any known or potential viruses, malicious code, trojans or spyware.

Web filtering software is used to screen and exclude from access or availability Web pages that are deemed objectionable or not business related.  Web filtering is used by entities to enforce corporate Internet use policies as well as by schools, universities and home computer owners for parental controls.

Messaging security software is used to monitor, filter and/or block messages from different messaging applications, for example, e-mail, IM, SMS and P2P, containing spam, confidential information and objectionable content.  Messaging security is also used by certain industries to enforce compliance with privacy regulations.

SCM Growth Drivers

Viruses, worms and spyware are serious threats facing businesses and consumers today because these programs can be used to steal personal information, enable identity theft, damage or destroy information stored on a computer and cause damage to legitimate software, network performance and productivity. These types of malicious programs are introduced to computers in a number of ways, including, but not limited to:

•	poor browser security as most browsers today are full of security holes that are exploited by hackers and criminals;

•	growing use of the Internet and e-mail as a business tool and preferred communication channel;

•	increased use of mobile devices to access key data;

•	continued rapid increases in spam as the majority of spam sent today originates from zombie machines remotely controlled by spammers;

•	explosive growth in spyware causing theft of confidential information, loss of employee productivity, consumption of large amounts of bandwidth, damage to desktops and a spike in help desk calls; and

•	flaws in operating systems that contribute to the wide range of current Internet security threats, particularly if users do not update their computers with patches.

As a result of the foregoing factors, the SCM market developed and continues to expand in order to respond to the ever-evolving threats presented by malicious programs.

Current Product Limitations

Many SCM software vendors have attempted to solve Internet security problems with a variety of software applications. Although many products exist today to address such security issues, these solutions face many limitations, including the following:

No Real-Time Security - Most antivirus and antispyware software applications do not protect personal computers against real-time threats. If new viruses or spyware exist on the Internet but do not reside in risk definition databases, most personal computers exposed to the threat will be infected. Typical virus protection software requires frequent downloads and updates to work properly. If a user does not download a patch timely, the user’s system may no longer be safe. By the time a new virus is announced, it may already be too late to take action, and an infection may have occurred. Also, new patches may take hours to install, decreasing work productivity.

Inability to Catch all Viruses and Malicious Content – Current threat analysis systems are not capable of detecting all malicious codes. With current security networks, software alone cannot detect unknown attacks – human involvement is required. Not only are threats not detected, but threats that are detected are resolved untimely due to intermittent update systems delaying user alerts.

Costly Updating - Most antispyware and antivirus software providers use a client-server network infrastructure to distribute new spyware and virus definitions. Such solutions are expensive to maintain because they rely on intensive data centers and networks to deliver updates, thereby using a significant amount of bandwidth, which is expensive to obtain. Also, vendors cannot afford to send threat updates continuously and therefore are slow to distribute them. In fact, many software vendors provide updates on a scheduled basis, rather than as the updates are needed. This may leave the PC vulnerable since threats propagate without a schedule, and therefore a PC which was updated on Monday may be effectively infected on Tuesday.

Every consumer or business using any networked device needs to have some form of Internet security. We provide consumers and business users with a platform of products and services designed to protect against various types of security attacks.

CyberDefender Technology

Conventional Internet security companies use a cumbersome manual process to identify new threats, analyze threats in labs, and distribute threat updates to their user bases. These security companies have to broadcast updates to each personal computer user individually in the network. Serious drawbacks to conventional broadcast updates exist, including the following:

•	The expense related to this process; the network cannot be updated in real-time, and instead is updated in batches spaced days apart.

•	Because broadcasting servers are a single point of distribution, they are vulnerable to “flooding” attacks that prevent clients from getting the needed updates.

•	A threat may block a client computer’s access to the broadcast server, disabling its ability to download an update for the threat.

We have addressed these shortcomings by developing the earlyNETWORKTM to detect, analyze and quarantine new security threats. The earlyNETWORKTM is not a conventional peer-to-peer network because the Alert Server is a required checkpoint for all client activities, thus assuring the integrity of the network. The earlyNETWORKTM is a controlled publishing network that leverages the power of distributed bandwidth. Each client has a controlled role in relaying the threat updates to as many as 20 clients, thus allowing continuous release of threat updates.

Unusual behavior is detected by a personal computer equipped with our CyberDefender Internet security software. The potential threat may be anything from spam to a virus. The program puts the potential threat on standby, and reports it to our Early Alert Center’s Alert Server™. The Alert Server compares the threat to existing threat definitions. If the Alert Server does not recognize the threat, the threat is sent to our AppHunter™ for analysis.

AppHunter is an automated system that manages the threat analysis process. First, AppHunter tests the undefined threat on an isolated computer that is automatically wiped clean after each test. Based on the behavior of the test computer, AppHunter ranks the threat on a scale from one to ten. Rankings of five and above are classified as infectious (viruses). Additionally, AppHunter carries out a confidential set of proprietary verifications to ensure that the threat itself is not an attempt to deceive or hack the network.

As there is a wide set of possible attacks that do not qualify as viruses, our AppHunter is supplemented by a team of human technicians who classify threats that rank below 5 in severity. Threat definitions are added as quickly as possible to our definition database, which is then updated to our users via our earlyNETWORKTM. We continually make changes to our technology to make sure that we address as many security concerns as possible.

We believe that our earlyNETWORKTM may be the only network today that distributes information securely between the individual personal computer users who have installed our software, which we have sometimes referred to as “peers” in this discussion.

Using our peer-to-peer technology, our CyberDefender Alert Server notifies users of our software who, in turn, notify up to 20 other users in an ever-widening circle. This distributed notification process frees up the Alert Server to deal with incoming alerts from clients that have encountered unexpected behavior, and makes the network truly responsive and “in tune” with its users. Because the cost of updating using the earlyNETWORKTM is very small, Alert Server can send out updates as fast as threats are confirmed, resulting in better security coverage. In general, from the time the first client has picked up the new threat to the updating of the network, about an hour passes. We believe that this process occurs roughly ten times faster than the updating of any other competitive system.

Proprietary Technology Overview

The following is a description of our proprietary technologies:

1. Threat Protection Network V1.0 / V2.0 (“TPN”)

Sophisticated threat analysis platform which utilizes CyberDefender’s proprietary threat analysis engine and updating technology.

A patent application covering this technology, serial number 11/234,531 was filed on September 22, 2005.

2. Secure Peer to Peer Network V1.2/V2.0

Dynamic secure peer to peer network which utilizes cloud computing and various proprietary security protocols in order to update PCs against new threats.

A patent application covering this technology, serial number 11/234,868, was filed on September 22, 2005.

3. CyberHunter V1.0

A proprietary web crawling technology which identitifes and collects malware information found on the web and reports it to the TPN.

4. CyberDefender Early Detection Center V2.0

Windows PC Internet security suite designed to protect consumers and small businesses against viruses, spyware, spam and phishing attacks.

5. Web Access Protection – CyberDefender MyIdentityDefender V1.0/V1.5

Proprietary anti-phishing and web access protection technology designed for Windows Internet Explorer and Windows FireFox browsers.

6. CyberDefender Gladiator V1.0

A free tool designed to remove specific malware files from Windows PCs.

Future Technology Projects

The following products are currently in the planning or development stages. We cannot guarantee that any of the following products will be successfully developed and marketed.

1. CyberDefender Real-time World Threat Map

A website dedicated to informing subscribers about emerging threats worldwide. Threat data will be provided by TPN. By utilizing Google Maps or other mapping technologies, this platform will provide real time updates via web or wireless devices. Targeted users will be ISPs and security professionals.

2. CyberDefender Real-time Threat Feed

Scheduled for release in 2010 this service will provide real-time threat data feeds to other Internet security providers and ISPs.

3. CyberDefender Reputation Management Platform V1.0

A business and consumer reputation management system designed to inform and protect online reputation.

4. CyberDefender Mobile Security Platform

Scheduled for Alpha release in 2010, this will be a consumer-based all-in-one security suite for the Apple iPhone, Microsoft Windows mobile, Google Andriod and Nokia Smartphone platforms which will allow them to utilize the power of TPN2 and SPN2.

Products

CyberDefender Early Detection Center V2.0

Early Detection Center V2.0 is a Windows PC Internet security suite designed to protect consumers against spyware, viruses, phishing attacks and spam. CyberDefender Early Detection Center utilizes the earlyNETWORK and retails from $12.99 to $49.99 per single PC user per year. Early subscription includes unlimited threat definition updates.

CyberDefender FREE V2.0

FREE V2.0 has the same technology features as the CyberDefender Early Detection Center V2.0. This version is offered free to consumers and is supported by impeded banner advertising. Users can upgrade to the non-ad supported version (CyberDefender Early Detection Center V2.0) for $12.99 to $49.99. Users will receive unlimited updates as long as the product is available by CyberDefender.

CyberDefender Registry Cleaner V1.0

Registry Cleaner V1.0 is Windows PC optimization software designed to improve performance and speed up PC speed. CyberDefender Registry Cleaner V1.0 fixes common Windows registry errors and is offered to consumers for $19.99 to $39.98 for a 1 year subscription. Users will receive unlimited updates during the 12 month subscription period.

CyberDefender FamilyPak

The FamilyPak offers the same technology as CyberDefender Early Detection Center V2.0. Designed for families with multiple PCs or small businesses running multiple PCs, it is offered at $29.95 to $49.99 per year for a 12 month subscription.

MyIdentityDefender V1.0

A free Windows Internet Explorer browser plug in designed to protect users against phishing attacks and dangerous websites, this product is offered for free and generates revenue through an imbedded search engine powered by InfoSpace.

CyberDefenderULTIMATE

CyberDefenderULTIMATE provides unlimited live premium tech-on-call service 24 hours per day and 7 days per week for assistance with the resolution of any technology problem. The service is offered for $199.99 to $299.99 per user per year.

CyberDefender Identity Protection Service

This is an identity protection service offering users basic ID protection features and a $25,000 identity theft insurance policy. This product is offered at $9.95 to $14.95 per month.

CyberDefender Identity Protection Service with Credit Monitoring

This version of the CyberDefender Identity Protection Services includes credit monitoring. This product is offered at $19.95 to $29.95 per month.

Growth Strategy

Our plan is to continue to grow our business by continuing to purchase effective online advertising and by recruiting new customers and renewing subscriptions from our current customers. Approximately 50% of our customers renew their subscriptions to our products year over year. We believe that this renewal stream will be compounded over time as we continue to add new customers to a growing customer base.

By optimizing price points and adding new products, we believe that we will achieve a higher revenue per user per year and a higher lifetime value. We will continue to optimize our advertising spending in order to achieve higher profitability.

In addition to the above, we believe that our contract with GR Match LLC (“GRM”), a subsidiary of Guthy-Renker, (, as detailed below, will help us market our products effectively by utilizing radio and television advertising. Considering the size of the audience that TV and radio media reach, we believe that this relationship with GRM could be very significant to us.

On March 24, 2009, we entered into a Media and Marketing Services Agreement with GRM. Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf. During the term of the agreement, which, after giving effect to an amendment dated June 4, 2009, is to continue until June 1, 2011, subject to certain rights of termination, GRM will be the exclusive provider of all media purchasing and direct response production services. On June 23, 2009, pursuant to the Company’s obligation under the agreement, the Company appointed a representative of GRM, Bennet Van De Bunt, to the Company’s board of directors. This director will continue to serve throughout the term of the agreement and for so long as GRM owns shares of the Company’s common stock or the right to purchase shares of the Company’s common stock which constitute at least 5% of the Company’s issued and outstanding common stock.

We are to provide a monthly budget to GRM for media placement. GRM will purchase the media and invoice us for the cost plus 2.5% in overhead expenses incurred in connection with providing the media placement services. As security for the payment of the media costs and overhead, we have agreed to grant to GRM a security interest and lien in any proceeds held in a merchant services account we have established with Litle Merchant Services. The purpose of the merchant services account is to collect the proceeds from sales made as a result of the media campaigns. These sales will be made through websites we will establish that will be exclusively used to receive and process orders of our products from customers who respond to the media campaign (“direct response websites”).

As compensation for GRM’s services under the Media and Marketing Services Agreement, we have issued an amended and restated fully vested five year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share. This warrant has both cash and cashless exercise provisions. This warrant supersedes and replaces a warrant issued to GRM in November 2008. We also issued to GRM a second fully vested five year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share. This warrant may be exercised for cash only. Finally, we issued GRM a five year warrant to purchase 8,000,000 shares of our common stock at an exercise price of $1.25 per share, exercisable for cash only. This warrant was issued to compensate GRM for providing media placement costs on 45 days terms with us and is subject to vesting as follows: for each $2 of media placement costs advanced by GRM on our behalf, the right to purchase one share of our common stock will vest. As of August 31, 2009, the right to purchase 386,221 of the 8,000,000 warrant shares has vested. If GRM terminates the agreement due to a breach by us in our performance or as a result of our discontinuance, dissolution, liquidation, winding up or insolvency, or if we terminate the agreement for any reason other than a breach by GRM or our discontinuance, dissolution, liquidation, winding up or insolvency, any unexpired and unvested rights of GRM to purchase shares of our common stock pursuant to this third warrant will immediately vest.

If the average closing price of our common stock as reported by Bloomberg LP for the 20 trading days preceding January 1, 2010 is not at least $3.00 per share or if our common stock is not publicly traded on any stock exchange or over-the-counter market as of December 31, 2009, then we will be required to pay a monthly royalty to GRM. The royalty will be equal to 20% of gross renewal revenue, which is defined as the aggregate gross revenue, net of refunds and chargebacks, earned by us as a result of renewals and/or re-orders of our products by our customers who both (i) became customers during the period commencing on March 1, 2009 and ending upon the earlier of (A) the termination date of the Media and Marketing Services Agreement or (B) the date following January 1, 2010 when the average closing price of our common stock as reported by Bloomberg LP for the 20 trading days preceding that date was at least $5.00 per share and (ii) initially purchased any of our products from any direct response websites. Our obligation to pay these royalties will survive the expiration or termination of the agreement.

The agreement may be terminated by either us or GRM in the following events:

•	if there is a breach or default in performance of any obligation, unless the breach or default is cured with 15 business days following receipt of written notice from the non-breaching party;

•	upon the discontinuance, dissolution, liquidation or winding up of the other party’s business or the insolvency of the other party; or

•	by either party for any reason by giving the other party written notice of the termination at least 30 days prior to the effective date of termination.

After May 30, 2009, GRM may terminate the agreement upon 5 days written notice to us in the event that the average media placement costs for any 3 consecutive months during the term are less than $250,000 per month.

If we breach our payment obligations under the agreement and fail to cure the breach within 15 days after receiving notice from GRM, then the number of warrant shares which would otherwise vest during the month of the delinquent payment will automatically double and GRM will have the right to enforce its security interest in the merchant services account. If we breach our payment obligation more than 3 times, we will not be entitled to cure the breach and GRM will be entitled to enforce its rights and remedies under the agreement.

If the agreement is terminated by GRM prior to the expiration of the term because of our breach, our discontinuance, dissolution, liquidation, winding up or insolvency or because our average media placement costs for any 3 consecutive months during the term are less than $250,000, or if we terminate the agreement upon notice, then, if we propose to procure media purchasing services from a third party which are similar to the services provided by GRM under the agreement, we will notify GRM of the terms of such engagement. GRM will have a period of 15 days to elect to provide the services on the same terms.

Revenue Model

We earn revenues from the sale of our products. We license CyberDefender Early Detection Center software for $12.99 to $49.99 for one year of service. This price includes technical support related to the basic software installation, software updates and definition updates. After one year of service, customers have the option to renew the service. Users are notified when a subscription is due to expire and what the cost will be to continue the subscription. In September 2007, we launched CyberDefenderULTIMATE and CyberDefenderCOMPLETE (although we no longer offer CyberDefenderCOMPLETE) which we sell or sold for $99.99 to $299.99 per year. By promoting our newer products and increasing the amount of money spent on advertising, the number of licenses sold, gross sales and the average dollar per sale from January 2008 through June 2009 increased significantly. In addition, we are also offering CyberDefender Registry Cleaner and CyberDefender Identity Protection Service to all of the customers who purchase CyberDefender Early Detection Center. The total number of licenses sold for all products during the period increased from 1,043 in January 2008 to 31,033 in June 2009, gross sales receipts increased from $38,791 in January 2008 to $1,706,008 in June 2009 and the average dollars per sale increased from $37.19 in January 2008 to $54.97 in June 2009. We expect this trend to continue, although we cannot guarantee that it will do so.

We also generate advertising revenue from CyberDefenderFREE 2.0 and MyIdentityDefender V1.0. Since November 2006, we began generating revenue from advertising by showing users of our CyberDefender FREE V2.0 software small banners inside the user interface, showing text links to third party products and/or getting paid by search engine companies whenever individuals use our MyIdentityDefender security toolbar. Our goal is to maximize our advertising revenue by increasing the number of CyberDefender FREE 2.0 and MyIdentityDefender toolbar users.  Individuals who use these free products also contribute to the earlyNETWORK since they create additional “nodes” or peers, which allow for faster threat updates.

On occasion, we also offer to our software users, both paying and non-paying, other subscription services such as identity theft protection and consumer credit management.

Retail Sales

In September 2008, we signed an agreement with a marketing partner, Allianex Corporation, which will give us an opportunity to sell our products through over 200,000 retail locations worldwide. We anticipate delivering our products via this retail channel during the fourth quarter of 2009.

Customers

Our primary customers are consumers who use home computers that use the Windows operating systems. Our customers reside primarily in the United States. The number of our customers fluctuates due to the fact that, while we gain new customers on a daily basis, existing customers can cancel or may not renew their subscriptions.

Marketing and Sales

We market our products to computer users through the use of Internet marketing and our e-commerce website, retailers, distributors, direct marketers, Internet-based resellers, original equipment manufacturers (OEMs), and Internet service providers. In October 2008, we signed a contract with Maxtek Distributing Inc. which is currently marketing our products through an online retailer, NEWEGG.com. In addition, we have an ongoing contract with DDNI Corporation which is currently in the process of launching our product through Lenovo Computers. In March 2009, we entered into a Media and Marketing Services Agreement with GRM. Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf. Current and future marketing opportunities include search engine optimization, international marketing, co-marketing with distributors and resellers, marketing through the use of a CyberDefender web browser security toolbar and participation in trade and computer shows and user group conferences.

Competition

Internet security markets are competitive and subject to continuous technological innovation. Our competitiveness depends on our ability to offer products that meet customers’ needs on a timely basis. The principal competitive factors of our products are time to market, quality, price, reputation, terms of sales, customer support and breadth of product line.

Some of our competitors include WebRoot Software, Sunbelt Software and Kaspersky Labs. In addition, we may face potential competition from operating system providers and network equipment and computer hardware manufacturers. These competitors may provide various security solutions in their current and future products and may limit our ability to penetrate these markets. These competitors have significant advantages due to their ability to influence and control computing platforms and security layers in which our products operate. At this time, we do not represent a competitive presence in the SCM industry.

Intellectual Property

Our software is proprietary and we make every attempt to protect our software technology by relying on a combination of copyright, patent, trade secret and trademark laws and restrictions on disclosure.

On September 22, 2005 we filed two patent applications with the U.S. Patent and Trademark Office.  The application titles and serial numbers are “Threat Protection Network” – Application No. 11/234,531 and “System for Distributing Information Using a Secure Peer to Peer Network” – Application No. 11/234,868. On June 29, 2009, we filed a provisional patent application. The title and serial number of the provisional application is "System and Method for Operating an Anti-Malware Network on a Cloud Computing Platform" - Application No. 61/221,477.

On September 21, 2005 we submitted an application to the US Patent and Trademark Office for the registration of our name, CyberDefender, on the principal register. The mark was registered on the principal register on March 13, 2007 as number 3217137. On November 19, 2008 we filed an application with the US Patent and Trademark Office for registration of the mark CyberDefender Registry Cleaner, but we have decided to abandon this application. We also own a registered mark consisting of the @ symbol inside a star.

We may also license intellectual property from third parties for use in our products and, in the future, we may license our technology to third parties. We face a number of risks relating to intellectual property, including unauthorized use and copying of our software solutions. Litigation may be necessary to enforce our intellectual property rights or to protect trade secrets.

Employees

We currently employ 61 full time employees and 14 independent contractors. Our employees are segmented by the following functions: executive management, research and development, information technology, marketing and sales, customer service and call center, and finance and administration.

Government Regulation and Probability of Affecting Business

The development of our products is generally not subject to government regulation. However, laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and adversely affect the demand for our products or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, sending of unsolicited commercial email and spyware. Other laws and regulations may be adopted in the future. This legislation could hinder growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications, commercial and advertising medium.

In addition, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws, such as laws against identity theft, which may impose additional burdens on companies conducting business over the Internet. While none of the current laws governing Internet commerce has imposed significant burdens on us to date, in the future our business, results of operations and financial condition could be materially and adversely affected by the adoption or modification of laws or regulations relating to the Internet, or the application of existing laws to the Internet or Internet-based advertising.

Description of Property

Our corporate office is located at 617 West 7th Street, Suite 401, Los Angeles, California. The monthly rent is $10,669.50, and increases by 3% per year. Aside from the monthly rent, we are required to pay our share of the “Common Operating Expenses”, which are all costs and expenses (including property taxes) incurred by the landlord with respect to the operation, maintenance, protection, repair and replacement of the building in which the premises are located and the parcel of land on which the building is located. We occupy approximately 4,742 square feet of office space, or approximately 2.47% of the building. On June 19, 2009, the Company entered into a non-binding Letter of Intent with its current landlord to relocate and to occupy approximately 16,000 square feet in the building to accommodate growth and the landlord has agreed to abate the rent for all current office space beginning July 1, 2009 while the parties complete a formal amendment to the current office lease. It is anticipated that the new lease will be completed in October 2009 and that the Company will relocate to its new office space under the terms of this amended lease during the first quarter of 2010.

Legal Proceedings

We are not currently a party to any legal proceedings. Occasionally we are named as a party in claims and legal proceedings arising out of the normal course of our business. These claims and legal proceedings may relate to contractual rights and obligations, employment matters, or to other matters relating to our business and operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current executive officers and directors.

Name	Age	Position Held
Gary Guseinov	39	Chief Executive Officer and Chairman of the Board of Directors
Kevin Harris	40	Chief Financial Officer and Director
Igor Barash	38	Chief Information Officer, Secretary and Director
Bennet Van De Bunt	47	Director

There are no family relationships between any of our directors or executive officers. Our directors serve until the next annual meeting of shareholders and until their successors are elected by our shareholders, or until the earlier of their death, retirement, resignation or removal. Our executive officers are appointed by our board of directors and serve at the board’s discretion. Except as described below, there is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Mr. Van De Bunt was appointed to our board of directors pursuant to our obligation under section 1.5 of the Media and Marketing Services Agreement dated March 24, 2009 between our company and GRM.

None of our directors or executive officers has, during the past five years,

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience

Gary Guseinov is one of our co-founders and has served as our Chief Executive Officer and as a director since our inception in August of 2003. Mr. Guseinov has over 12 years of start-up business experience in the e-commerce sector in addition to direct marketing expertise. In 1994, Mr. Guseinov rapidly grew Digital Media Concepts, a web development firm, by establishing business relationships with AT&T and Pacific Bell. While at Digital Media Concepts, Mr. Guseinov built a client base of over 475 clients in less than two years. In 1998, Digital Media Concepts merged with Synergy Ventures Inc., a direct marketing firm focusing on online marketing and customer acquisition. By 1999, Mr. Guseinov developed the first Automated Media Planning System (SynergyMPS), allowing media buyers and media sellers to communicate on a single platform and issue insertion orders. While building SynergyMPS, Mr. Guseinov developed business relationships with over 2,500 media companies in the U.S., U.K., and Japan. In 2002, Mr. Guseinov developed one of the largest enterprise email transmission systems capable of handling over 1 billion email messages per month. While at Synergy, Mr. Guseinov was responsible for acquiring such clients as Lucent Technologies, Wells Fargo Bank, Citibank, Chase, New Century Financial, JD Powers and Associates, Sears, GoToMyPC and many other Fortune 1000 clients. Under Mr. Guseinov’s management, DirectSynergy was able to generate over $2 billion in revenues for its clients. Mr. Guseinov earned his B.A. from the California State University at Northridge, School of Social and Behavioral Sciences.

Kevin Harris joined us as a consultant on October 1, 2008, became interim Chief Financial Officer on December 1, 2008 and became our Chief Financial Officer on January 1, 2009. Prior to that date, Mr. Harris was the Chief Operating Officer of Statmon Technologies Corp., a publicly traded company, from April 2004 through November 2008 and was a financial consultant to the same company from December 2002 until April 2004 Prior to his employment with Statmon Technologies Corp., from February 2001 to April 2004, Mr. Harris served as the Senior Vice President of Finance and Controller for RKO Pictures, LLC, where he oversaw all aspects of accounting, finance, technology and administration for the company, its subsidiaries and its not-for-profit ventures. He continued to provide services as a financial consultant to RKO Pictures, LLC from April 2004 through December 2006. Prior to working for RKO Pictures, LLC, Mr. Harris served as Controller and Vice President of Finance for POP.com and as the Director of Corporate Financial Planning for Metro Goldwyn Mayer Studios, Inc. From 1993 to 1995, Mr. Harris was a senior auditor at KPMG Peat Marwick. Mr. Harris is a licensed CPA. He graduated with honors from the California State University at San Bernardino earning his B.S. degree in business administration.

Igor Barash is one of our co-founders and has served as our Chief Information Officer (and currently serves as our Chief Product Officer) and as a director since our inception in August of 2003. Mr. Barash has over 10 years of senior level management experience with tier one Internet service providers. In 1997, Mr. Barash became the first employee of Hostpro, a Los Angeles based ISP. With his extensive knowledge of the Internet-based systems, servers, administration and development, Hostpro grew to become one of the largest hosting service providers in the world. After Hostpro’s purchase by Micron PC, Mr. Barash took a key roll in Micron’s Internet services business, including developing value added features on enterprise level service models, restructuring its data center, and participating as Micron’s representative to Microsoft. Later, Mr. Barash became the technical due diligence leader during Micron’s procurement of other ISPs, and Mr. Barash delivered assessments of all companies in contention to be purchased and incorporated under the Micron umbrella. In 1999, Mr. Barash was given the task of restructuring and incorporating into Micron’s business WorldWide Hosting in Boca Raton, an acquisition he led. Since January 2000, Mr. Barash has been operating his own consulting firm, supplying high level IT solutions and management services. Mr. Barash earned his B.S. from the California State University at Northridge, School of Computer Science.

Bennet Van De Bunt has served as a director since July 21, 2009. Mr. Van De Bunt is a principal of Guthy-Renker and is Co-President of Guthy-Renker LLC, where he is responsible for business affairs and new business development. Mr. Van De Bunt joined Guthy-Renker in 1993. Prior to joining Guthy-Renker, Mr. Van De Bunt was an attorney at Allen, Matkins. A graduate of Harvard Law School and a member of the California Bar Association, he also holds a degree in history from UCLA where he graduated with honors. Mr. Van De Bunt was also on the Board of Directors of the Electronic Retailing Association (ERA).

Significant Employees

In addition to our executive officers and directors, we value and rely upon the services of the following significant employee in the support of our business and operations.

Steve Okun, 45
Senior Vice President, Marketing

Mr. Okun, joined CyberDefender in June 2009 from LeadPoint, Inc., where he was in charge of the company's customer acquisition efforts as their Vice President of Sales and Business Development from April 2005 to May 2009. As a founding member of their senior management team, he was instrumental in delivering record level year-over-year revenue growth during the last four years of his service. From March 2000 to July 2002, Mr. Okun also held the position of Vice President of Global Sales at Commission Junction, the largest pay-for-performance affiliate network, where he was responsible for leading the growth of the company's U.S. and international sales and account management teams. He served as a member of the Executive Committee before Commission Junction was sold to ValueClick. Earlier in his career, Mr. Okun served in senior management roles at several Internet-related B2C software technology companies including Success Learning Systems, a Web-based training and educational products company that he founded and led as President.

Executive Compensation

Compensation Discussion and Analysis

This section explains how our executive compensation programs are designed and operate with respect to our named executive officers listed in the Summary Compensation Table below. Our executive officers in 2008 and 2007 were Gary Guseinov, President and Chief Executive Officer; Michael Barrett, Chief Financial Officer (February 2008 through December 15, 2008); Ivan Ivanovich, Chief Financial Officer (January 2007 through January 2008); Igor Barash, Chief Information Officer; and Bing Liu, Chief Software Architect. Our current Chief Financial Officer is Kevin Harris, who joined us on January 1, 2009.

Executive Summary

Our compensation strategy focuses on providing a total compensation package that will not only attract and retain high-caliber executive officers and employees, but will also be utilized as a tool to communicate and align employee contributions with our objectives and shareholder interests.

Compensation for our named executive officers consists of the elements identified in the following table.

Compensation Element	Objective

Base salary	To recognize ongoing performance of job responsibilities and as a necessary tool in attracting and retaining employees.
Annual performance-based cash compensation	To re-emphasize corporate objectives and provide additional reward opportunities for our executive officers (and employees generally) when key business objectives are met.
Long-term equity incentive compensation	To reward increases in shareholder value and to emphasize and reinforce our focus on team success.
Severance and change of control benefits	To provide income protection in the event of involuntary loss of employment and to focus executive officers on shareholder interests when considering strategic alternatives.
Health and welfare benefits	To provide a basic level of protection from health, dental, life, and disability risks.

Each of the elements of our executive compensation program is discussed in more detail below. Our compensation programs are designed to be flexible and complementary and to collectively serve the compensation objectives described above. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation.

Determining Executive Compensation

In setting compensation for our officers our board of directors, which is currently comprised of Mr. Gary Guseinov, Mr. Igor Barash, Mr. Kevin Harris and Mr. Ben Van De Bunt, look primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and at our ability to replace the individual.

Elements of Compensation

Base salaries. In general, base salaries for our executive officers were initially established at the time the individual was hired, taking into account comparable industry compensation and internal pay equity considerations, as well as the individual’s qualifications and experience. Base salaries of our executive officers are reviewed annually by our board of directors. In making decisions regarding salary adjustments, we review performance, comparable industry compensation and internal pay equity consideration. We also draw upon the experience that members of our board of directors may have within our industry. We do not assign a specific weight to any single factor in making decisions regarding base salary adjustments.

Bonuses. Bonuses are used to reward exceptional performance, either by the individual or by the company. Bonuses are both discretionary and performance based. There is no single method of computing bonuses. The board of directors may use any criteria to determine the amount of a bonus.

Long-term equity incentive compensation. Our executive officers are eligible to receive long-term equity-based incentive awards, which are intended to align the interests of our executive officers with the interests of our shareholders and to emphasize and reinforce our focus on team success. Historically, our long-term equity-based incentive compensation awards have been made solely in the form of stock options subject to vesting based on continued employment or the achievement of performance goals. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term shareholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

All stock option awards are approved by the board of directors. In determining the size of a stock option grant, the board of directors takes into account individual performance, internal pay equity considerations and the value of existing long-term incentive awards. Employees may receive an initial grant of stock options in connection with the commencement of their employment. Our board of directors retains discretion to make stock option awards to employees at any time.

The exercise price of each stock option grant is generally the fair value of our common stock on the grant date or a slight discount of the fair value of our common stock on the grant date.

Stock option awards to our current executive officers typically vest over a two- or four-year period. We believe this vesting schedule appropriately encourages long-term employment with our company, while allowing our executives to realize compensation in line with the value they have created for our shareholders. In the past we have granted options with shorter vesting periods to executive officers that were employed as consultants due to the short term nature of their consulting agreements.

Based on these factors, in 2007 and 2008 the board of directors granted stock options to the executive officers as set forth below in “Grants of Plan-Based Awards.”

Severance and change of control arrangements. Pursuant to their employment agreements, some of our executive officers are eligible for severance benefits consisting of base salary continuation (ranging from 6 to 12 months) and paid COBRA coverage for 6 months if the officer’s employment is terminated by us without cause or as a result of a constructive termination. We provide these benefits to promote retention and ease the consequences to the executive of an unexpected termination of employment.

The employment agreements with our Chief Executive Officer and our Chief Financial Officer also provide for accelerated vesting of the executive’s then outstanding stock options in the event the executive is terminated by us without cause, is constructively terminated, or following a change of control. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change of control and to allow them to focus on the value of strategic alternatives to shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change of control.

Employee benefits. Our executive officers receive the same benefits available to our employees generally. These include participation, sometimes at the employee’s expense, in health, dental, group life and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry.

Tabular Disclosure Regarding Executive Compensation

The following table reflects all compensation awarded to or earned by our Chief Executive Officer, our two most highly compensated officers other than the Chief Executive Officer and any other individuals who are no longer serving, but who did serve, as an officer during the last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	All Other Compensation (8)	Total
Gary Guseinov, Chief Executive Officer and President	2008	$225,000	(2)	$112,500	0	$14,024	$351,524
	2007	$225,000	(2)	$0	0	$13,757	$238,757

Ivan Ivankovich, former Chief Financial Officer	2008	$12,000	(3)	0	0	0	$12,000
	2007	$132,000	(3)	0	$144,401	0	$276,401

Michael Barrett, former Chief Financial Officer	2008	$55,000	(4)	0	$58,650	0	$113,650
	2007	0		0	0	0	0

Kevin Harris, Chief Financial Officer	2008	$13,750	(5)	0	$24,675	0	$38,425

Igor Barash, Chief Information Officer	2008	$137,500	(6)	0	0	$3,255	$140,755
	2007	$135,000	(6)	0	0	$3,201	$138,201

Bing Liu, Chief Software Architect	2008	$92,000	(7)	$12,000	$14,446	0	$118,446
	2007	$70,825	(7)	0	0	0	$70,825

(1) The amounts included in the “Option Awards” column do not reflect compensation actually received by the named executive officer but represent the compensation cost that was recognized by us in each year presented, determined in accordance with SFAS No. 123(R). The valuation assumptions used in determining such amounts are described in Note 6 of our financial statements for the fiscal years ended December 31, 2008 and 2007.
(2)As of October 1, 2006, Mr. Guseinov’s base salary has been set, pursuant to his employment agreement, at $225,000 per year. In addition, Mr. Guseinov shall be entitled to participate in any company incentive bonus compensation plan; provided, however, he may not receive more than 50% of his base salary for any 12 month period. While Mr. Guseinov’s employment agreement requires a matching contribution to a 401(k) plan in the amount of $2,500 per month and a life insurance policy the premium of which is no more than $3,000 per year, we have not provided either of these benefits to him. In November 2006, in order to conserve cash, Mr. Guseinov agreed to defer payment of one-half of his base salary. In 2007, compensation in the amount of $107,813 was deferred and was accrued for Mr. Guseinov’s benefit. In 2008, all deferred compensation from 2007 was paid to Mr. Guseinov. In addition, of the $112,500 accrued as a 2008 bonus, only $41,000 was paid during 2008 and the balance of $71,500 was accrued at December 31, 2008.
(3) Mr. Ivankovich began providing consulting services to us on September 1, 2006. His Consulting Agreement was amended on October 30, 2006 and pursuant to the amendment, Mr. Ivankovich agreed to provide services to us on a half-time basis in exchange for $11,000 per month. In October 2007, we signed another amendment to Mr. Ivankovich’s Consulting Agreement, pursuant to which we paid him $12,000 per month for his services. Mr. Ivankovich separated from service on January 31, 2008.
(4) Mr. Barrett provided consulting services to us as our Chief Financial Officer. Pursuant to a Consulting Agreement, we agreed to pay Mr. Barrett $6,000 per month for the months of February and March 2008. Beginning on April 1, 2008, Mr. Barrett’s cash compensation was reduced to $4,000 per month. On August 6, 2008 our board of directors approved a second independent contractor agreement with Mr. Barrett. Pursuant to the agreement, Mr. Barrett continued to provide services to us as our Chief Financial Officer through September 30, 2008. We agreed to pay Mr. Barrett at the rate of $6,000 per month for his services. In exchange for this compensation, Mr. Barrett provided his services to us for 10 to 15 hours per week. On October 1, 2008, we extended Mr. Barrett’s agreement through November 30, 2008. On December 1, 2008, we extended Mr. Barrett’s agreement through December 15, 2008.

(5) Mr. Harris rendered services to us during the 2008 fiscal year as a consultant. The salary paid to him during the 2008 fiscal year was for the period that began on October 1, 2008. In 2009, he was appointed Chief Financial Officer.
(6) As of October 1, 2006, Mr. Barash agreed to reduce his base salary to $135,000 per year. In November 2006, in order to conserve cash, Mr. Barash agreed to defer payment of one-half of his base salary. In 2007, compensation in the amount of $73,125 was deferred and was accrued for Mr. Barash’s benefit. In 2008, deferred compensation of $47,462 was paid to Mr. Barash.
(7) As of September 2006 Mr. Liu’s annual salary was set to $202,000. In November 2006, in order to conserve cash, Mr. Liu agreed to defer payment of one-half his base salary. Mr. Liu resigned as an employee in August 2007 and became an independent contractor thereafter. In 2007, compensation in the amount of $63,281 was deferred and was accrued for Mr. Liu’s benefit. In 2008, deferred compensation of $45,163 was paid to Mr. Liu.
(8) These amounts consist of lease and insurance payments on automobiles.

The following table sets forth certain information concerning stock option awards granted to our named executive officers and our directors during the last two fiscal years from our 2005 Equity Incentive Plan and our Amended and Restated 2006 Equity Incentive Plan.

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Options Awards, per share	Grant Date Fair value of Stock and Option Awards(1)
Michael Barrett	3/31/2008	20,000	$1.00	$17,344
Michael Barrett	4/16/2008	20,000	$1.00	$17,269
Michael Barrett	8/1/2008	10,000	$1.30	$12,094
Michael Barrett	10/1/2008	10,000	$1.00	$10,083
Michael Barrett	12/1/2008	2,500	$1.20	$2,748
Kevin Harris	10/1/2008	35,000	$1.00	$35,319

(1)	The valuation assumptions used in determining such amounts are described in Note 6 of our financial statements for the fiscal years ended December 31, 2008 and 2007.

The following table sets forth certain information concerning stock option awards outstanding to our executive officers and our directors as of December 31, 2008 from our 2005 Equity Incentive Plan and our Amended and Restated 2006 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	OPTION AWARDS(1)
Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Bing Liu	276,107	-0-	$0.0107	12/31/2009
Bing Liu	335,777	-0-	$1.00	12/31/2009
Bing Liu	12,500	-0-	$1.00	08/01/2018
Igor Barash	6,250	6,250	$1.00	12/11/2016
Michael Barrett	20,000	-0-	$1.00	2/1/2018
Michael Barrett	20,000	-0-	$1.00	4/1/2018
Michael Barrett	10,000	-0-	$1.30	8/1/2018
Michael Barrett	10,000	-0-	$1.00	10/1/2018
Michael Barrett	2,500	-0-	$1.20	12/1/2018
Kevin Harris	20,000	-0-	$1.00	10/1/2018

Compensation of Directors

Directors do not currently receive compensation for their services as directors nor are they reimbursed for expenses incurred in attending board meetings.

Agreements with our Named Executive Officers

The following discussions provide only a brief description of the documents described below. The discussions are qualified by the full text of the agreements.

We entered into an employment agreement with Mr. Gary Guseinov as of August 31, 2006. The term of the agreement is three years, however if the agreement is not terminated during that period, then it will be renewed for a period of one year until terminated pursuant to its terms. Mr. Guseinov receives compensation of $225,000 per year and is reimbursed for business related expenses. Under the employment agreement, we are required to match Mr. Guseinov’s monthly contribution to our 401(k) plan up to the sum of $2,500 per month and we have agreed to provide a term life insurance policy with coverage in the face amount of $1,000,000, so long as the premium for any such policy does not exceed the sum of $3,000 per year. We do not currently, and we have not in the past, provided the 401(k) match. We also agreed to obtain officers and directors liability insurance with coverage of not less than $1,000,000, which we obtained in November 2007. Mr. Guseinov receives three weeks of paid vacation per year. We are entitled to terminate Mr. Guseinov’s employment upon a change of control, upon Mr. Guseinov’s disability or for cause. Constructive termination is defined as a change in Mr. Guseinov’s position, authority, duties, responsibilities or status, an adverse change in his title, any reduction in his salary with which he does not agree (unless such reduction is concurrent with and part of a company-wide reduction for all employees), any breach by us of a material obligation to Mr. Guseinov under this agreement, any requirement that Mr. Guseinov relocate to an office that is outside of Los Angeles County, California or outside of a 30 mile radius from his home, any termination of this agreement (other than as permitted by the agreement) and the failure of Mr. Guseinov to be elected to the board of directors. Mr. Guseinov may terminate his employment upon 30 days written notice to us or in the event that he is constructively terminated. If Mr. Guseinov’s employment is terminated for any reason other than voluntarily by him or for cause, he is entitled to receive upon termination all accrued but unpaid salary, earned and pro rata bonus compensation, vested stock and stock options and post termination benefits. Post termination benefits are defined as Mr. Guseinov’s right to receive his monthly base salary in effect at termination for a period of one year following termination and to continue to receive coverage under our health and dental insurance program (if any) for a period of six months following his termination. By signing the agreement, Mr. Guseinov assigned and agreed to assign in the future, to us or to our nominees, all intellectual property defined in the agreement as “Relevant Intellectual Property”.

On September 1, 2003 we entered into an employment agreement with Igor Barash, our Chief Information Officer. Mr. Barash is an “at-will” employee and we can terminate his employment at any time. As compensation for the services he renders to us, Mr. Barash is paid the sum of $145,000 per year. As of October 1, 2006, Mr. Barash agreed to reduce his base salary to $135,000 per year. We reimburse Mr. Barash for reasonable business expenses. Currently, Mr. Barash is entitled to 17 paid days of personal time and three sick days for each 12 months of employment.

On January 3, 2005 we entered into an employment agreement with Mr. Bing Liu, our Chief Software Architect, wherein we agreed to pay him an annual salary of $100,000. We also issued to Mr. Liu an option to purchase 326,106 shares of our common stock at an exercise price of $0.0107 per share. The right to purchase the shares was originally subject to vesting conditions, such as the length of Mr. Liu’s service and any sale of all of our assets. In December 2005 we increased Mr. Liu’s salary to $165,000. Mr. Liu’s annual salary was increased again in September 2006, and, until his resignation as an employee, he was paid the sum of $202,000 per year. Pursuant to this agreement, Mr. Liu was entitled to receive a bonus, calculated as two percent of the net revenue we earn from any invention created by him during the course of his employment. “Net revenue” was defined as gross receipts less direct marketing and shipping costs less returns and discounts. Inventions created by Mr. Liu were defined as any and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by Mr. Liu alone or with others that result from any work performed by him for us or in which our equipment, supplies, facilities or trade secret information is used. This provision survived the termination of Mr. Liu’s employment. Pursuant to this agreement, we were required to reimburse Mr. Liu for reasonable business expenses. Mr. Liu agreed that following termination of his employment, he would not take any action to induce or influence any person who provides services to us to terminate his or her employment nor would he attempt to employ any such person within six months of the date that person’s employment with us terminated. Mr. Liu agreed to keep secret our confidential information during his employment and for a period of one year following the termination of his employment. This agreement was terminated on August 30, 2007 when we entered into an independent contractor agreement with Mr. Liu. The term of the agreement was six months, but the agreement could be terminated by either party upon 30 days notice, or immediately if Mr. Liu failed to discharge his obligations under the agreement. Upon execution of the agreement we paid Mr. Liu the sum of $7,500 and we agreed to pay him the sum of $4,000 per month in exchange for his services. We agreed to reimburse Mr. Liu for expenses incurred by him in rendering services under the agreement. We also agreed that Mr. Liu would have a period of 24 months to exercise any vested options, that one-half of any options remaining unvested on December 31, 2007 would vest and that the remaining unvested options would vest in equal increments over 24 months. The agreement further states that if we failed to pay to Mr. Liu any unpaid salary due to him by December 31, 2007, then any unvested options would immediately vest. At the time of this agreement, Mr. Liu had options to purchase a total of 661,884 shares of our common stock, all of which are now vested. Pursuant to the agreement, Mr. Liu continued his duties as Chief Software Architect and agreed to assist us with the recruiting of a Chief Technology Officer or Vice-President of Software Development.

On March 4, 2008 we entered into a second Independent Contractor Agreement with Mr. Liu. The term of the agreement was five months, but the agreement could be terminated by either party upon 30 days notice, or immediately if Mr. Liu failed to discharge his obligations under the agreement. We agreed to pay Mr. Liu the sum of $8,000 per month in exchange for his services and we agreed to reimburse Mr. Liu for expenses incurred by him in rendering services under the agreement.

On August 1, 2008 we entered into a third Independent Contractor Agreement with Mr. Liu. The term of the agreement was five months, but the agreement could be terminated by either party upon 30 days notice, or immediately if Mr. Liu failed to discharge his obligations under the agreement. We agreed to pay Mr. Liu the sum of $8,000 per month for the month of August and $9,000 per month for the remaining term of the agreement in exchange for his services. In addition, Mr. Liu was granted a 10-year option to purchase a total of 12,500 shares of common stock at an exercise price of $1.00 per share vesting over the term of the agreement. We agreed to reimburse Mr. Liu for expenses incurred by him in rendering services under the agreement.

On January 1, 2009, we entered into an Independent Contractor Agreement with Unionway International, LLC, an entity controlled by Mr. Bing Liu, for consulting services. The term of the agreement was three months. The agreement provided compensation of $9,000 for January 2009 and $4,500 per month for each of February and March 2009. In addition, Mr. Liu was granted a 10-year option to purchase a total of 18,000 shares of common stock at an exercise price of $1.00 per share as a one-time bonus related to 2008 achievements. Mr Liu was also granted a 10-year option to purchase a total of 5,000 shares of common stock at an exercise price of $1.00 per share vesting over the term of the agreement. During the term of the agreement, Mr. Liu was paid a one-time bonus of $18,000 related to 2008 achievements.

On April 1, 2009, we entered into a second Independent Contractor Agreement with Unionway International, LLC for consulting services. The term of the agreement was three months. The agreement provided compensation of $12,000 per month. In addition, for each month that the agreement remained in force Mr. Liu was granted a 10-year option to purchase 5,000 shares of common stock at an exercise price of $1.25 per share vesting over twenty-four months.

On September 1, 2006 Mr. Ivan Ivankovich signed an independent contractor agreement with us for part-time financial management and reporting services. The term of the agreement was 90 days. We were entitled to terminate the agreement at any time by giving Mr. Ivankovich 10 days written notice of termination or, upon a breach of the agreement, immediately by giving written notice to Mr. Ivankovich. Mr. Ivankovich was entitled to terminate the agreement by giving us 30 days written notice of termination. Pursuant to this agreement, Mr. Ivankovich received compensation in the amount of $8,000 per month through October 15, 2006. The agreement was amended on October 15, 2006, January 12, 2007, April 24, 2007 and October 22, 2007. Pursuant to the amendment dated April 24, 2007, Mr. Ivankovich’s salary was set at $9,000 per month through June 30, 2007, and on July 1, 2007 Mr. Ivankovich’s salary was increased to $12,000 per month. By signing the amendment dated October 22, 2007, we extended the term of the Independent Contractor Agreement through January 31, 2008. We also agreed to grant Mr. Ivankovich options to purchase 40,000 shares of our common stock. The right to purchase the common stock vested in equal increments through January 31, 2008 with the right to purchase an initial 10,000 shares vesting as of October 1, 2007. In exchange for this compensation, Mr. Ivankovich provided services to us for at least 20 hours per week. The agreement expired on January 31, 2008 without renewal. Mr. Ivankovich no longer provides services to us.

On February 4, 2008 our board of directors approved an independent contractor agreement with Mr. Michael Barrett. The term of the agreement was six months. Pursuant to the agreement, Mr. Barrett provided consulting services to us as our Chief Financial Officer. We agreed to pay Mr. Barrett the sum of $6,000 per month for the months of February and March 2008. Beginning on April 1, 2008, Mr. Barrett’s cash compensation was reduced to $4,000 per month. We also issued to Mr. Barrett an option to purchase 20,000 shares of our common stock. The right to purchase 10,000 shares vested on April 30, 2008. The right to purchase the remaining 10,000 shares of common stock vested at the end of the term. On April 16, 2008, we granted to Mr. Barrett an option to purchase 20,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share. On August 6, 2008 our board of directors approved a second independent contractor agreement with Mr. Barrett. Pursuant to the agreement, Mr. Barrett continued to provide services to us as our Chief Financial Officer through September 30, 2008. We agreed to pay Mr. Barrett at the rate of $6,000 per month for his services. We also agreed to grant to Mr. Barrett options to purchase 10,000 shares of our common stock. The right to purchase the common stock vested in equal increments of 5,000 shares per month over the term of the contract. In exchange for this compensation, Mr. Barrett provided his services to us for 10 to 15 hours per week. On October 1, 2008, we extended Mr. Barrett’s agreement through November 30, 2008 and we granted to Mr. Barrett an option to purchase 10,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share. On December 1, 2008, we extended Mr. Barrett’s agreement through December 15, 2008 and granted to Mr. Barrett an option to purchase 2,500 shares of common stock under the 2006 Plan, at a price of $1.00 per share. The fair value for the option grants were estimated at the date of grant using a Black-Scholes option pricing model, as more fully described in Note 6 of our financial statements for the fiscal year ended December 31, 2008.

During a transition period from October 1, 2008 until his appointment as our Chief Financial Officer, Mr. Kevin Harris served as a financial consultant to us, assisting Mr. Barrett, our former Chief Financial Officer. In addition to paying Mr. Harris $13,750 in cash compensation for his consulting services during this transition period, we granted Mr. Harris a 10-year option to purchase a total of 20,000 shares of our common stock at an exercise price of $1.00 per share.

On March 24, 2009 our board of directors approved an employment agreement with Mr. Harris. Pursuant to the employment agreement, Mr. Harris will provide services to us as our Chief Financial Officer through December 31, 2010, unless the employment agreement is terminated earlier pursuant to its terms. We will pay Mr. Harris annual compensation at the rate of $190,000 per year for his services. We also agreed to grant to Mr. Harris 10-year options to purchase 300,000 shares of our common stock, as described below.

The right to purchase 200,000 shares of common stock will vest as follows: (i) the right to purchase 25,000 shares of common stock vested immediately upon execution of the employment agreement; (ii) the right to purchase 25,000 shares of common stock vested on April 1, 2009; and the right to purchase the remaining 150,000 shares of common stock will vest in equal increments of 6,250 shares of common stock per month over a period of 24 months, starting with the effective date of the employment agreement which is January 1, 2009. The exercise price is $1.00 per share.

We have also provided quarterly performance goals to be met by Mr. Harris during the 2009 fiscal year. If he is successful in meeting these goals, he will be able to earn a quarterly bonus consisting of $11,875 in cash and an option to purchase an additional 25,000 shares of common stock. This option has an exercise price of $1.00 per share. The right to purchase the shares will vest in equal increments over a period of 24 months.

The performance goals to be met by Mr. Harris during the 2010 fiscal year will be agreed to by us and Mr. Harris on or about January 1, 2010.

We have also agreed to pay for health and dental insurance for Mr. Harris and his family and to provide him with an automobile allowance of $750 per month. Mr. Harris will also receive 4 weeks paid vacation.

Mr. Harris may terminate his employment upon giving us 30 days written notice of his termination. We may terminate Mr. Harris’ employment for cause, in the event that a disability (as defined in the employment agreement) renders him unable to provide services to us and as a result of a Change of Control (as defined in the employment agreement). Mr. Harris’ employment may also be terminated as a result of a “Constructive Termination” (as defined in the employment agreement). If his employment is terminated as a result of a disability or Change of Control, or if we terminate his employment in our discretion but without cause, Mr. Harris will receive his monthly base salary for the lesser of 6 months or the remaining term of the employment agreement and we will continue to pay the premiums for his health and dental insurance for a period of 6 months (the “Post-Termination Benefits”). If Mr. Harris’ employment is terminated as a result of a Constructive Termination that occurs on or after July 1, 2009, all stock option grants and conditional grants (such as the grant made in conjunction with the performance goals) will vest and Mr. Harris will receive the Post Termination Benefits. If Mr. Harris’ employment is terminated as a result of a Constructive Termination that occurs prior to July 1, 2009, he will be entitled to receive 3 months salary as a severance benefit. If Mr. Harris’ employment is terminated as a result of a Change of Control, aside from the Post-Termination Benefits, all stock option grants and conditional grants will vest. In the event of termination for any reason, Mr. Harris will also be entitled to receive his accrued but unpaid salary, earned bonus compensation, vested stock options and vested benefits, such as accrued vacation pay.

Certain Relationships and Related Transactions

Using the definition of “independent” as that term is defined under the rules of the NASDAQ Capital Market, we have determined that none of our directors will qualify as an independent director.

Described below are certain transactions or series of transactions between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

On October 30, 2006 we entered into Indemnification Agreements with Mr. Guseinov, Mr. Ivankovich, Mr. Liu and Mr. Barash, on November 6, 2007 we entered into an Indemnification Agreement with Mr. John LaValle, a former director, on February 1, 2008 we entered into an Indemnification Agreement with Mr. Barrett, our former Chief Financial Officer, on March 24, 2009 we entered into an Indemnification Agreement with Kevin Harris, our current Chief Financial Officer and a director and on July 21, 2009, we entered into an Indemnification Agreement with Mr. Van De Bunt, a director, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”. The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt). The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity. The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon. We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our articles of incorporation, our bylaws or by statute. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the rights and obligations of the indemnified parties and the company under them.  The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our articles of incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code.  The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.  If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought.  We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

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for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

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with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

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with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

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for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

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for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.  All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

In January 2007, we paid to International Equity Partners, a Nevada limited liability company, a fee in the amount of $2,775 for use of property during a trade show.  Mr. Guseinov is the manager of International Equity Partners.

In conjunction with his agreement to render services to us, we granted options to Mr. Ivan Ivankovich, our former consulting Chief Financial Officer.  The options were granted from our Amended and Restated 2006 Equity Incentive Plan.  The options permit Mr. Ivankovich to purchase a total of 200,000 shares of our common stock at a price of $1.00 per share.  With the exception of the right to purchase 30,000 shares, which vested on July 19, 2007, the right to purchase the remaining shares of common stock vested at the rate of 10,000 shares per month.  The options have terms of 10 years.  The fair value for the option grants were estimated at the date of grant using a Black-Scholes option pricing model, as more fully described in Note 6 of our financial statements for the fiscal years ended December 31, 2006 and 2007.

From time-to-time, Unionway International, LLC, an entity controlled by Mr. Liu, provides software development services to us.  During the fiscal year ended December 31, 2008, we paid Unionway International, LLC $92,000 for software development services. We did not pay Unionway International LLC any money during the 2007 fiscal year. Because Mr. Liu provided services to us as our Chief Software Architect and was a director, the negotiation of the compensation for these services was not done “at arm’s length”. However, we believe that we receive fair value in the services provided to us by Unionway International, LLC and that if we were to pay an independent provider for the services, we would pay approximately the same amount per month.

On October 1, 2007 Mr. Guseinov loaned us the sum of $28,078.  The loan did not accrue interest.  We repaid the loan on November 19, 2007.  No loan agreement or promissory note was signed in conjunction with the loan.

In March 2008, Mr. Guseinov pledged 750,000 shares of his common stock to Michael and Casey DeBaecke in exchange for a loan of $160,000 made to us.  The pledge was non-recourse to Mr. Guseinov in the event the collateral was foreclosed upon due to our failure to pay the loan.  So long as there was no event of default in connection with the loan, Mr. Guseinov could continue to vote the shares at any annual or special meeting of the shareholders.  The loan was due to be repaid on the earlier of two months following execution of the loan document or two days following our receipt of over $500,000 in new equity capital.  Additionally, we issued warrants to purchase 40,000 shares of our common stock to the lenders.  The warrants may be exercised at a price of $1.25 per share for a period of 5 years.  The loan plus accrued interest was paid in full on July 30, 2008.

On August 19, 2008 we entered into an Amended and Restated Consent and Waiver (the “August Agreement”) with the holders of at least 75% of the outstanding principal amount of our 10% Secured Convertible Debentures (the “Debenture Holders”).  Pursuant to the August Agreement, the Debenture Holders waived the requirement that we file a second registration statement (as required by the Debentures and the Registration Rights Agreement signed in conjunction therewith) and waived all liquidated damages that accrued after December 19, 2007 as a result of that breach.  Although the Debenture Holders did not waive the liquidated damages that accrued prior to December 19, 2007, which totaled $194,602.68, they waived the payment of the interest accrued on the liquidated damages.  The August Agreement allowed us to pay the liquidated damages, as well as the interest accrued on the Debentures which was to be paid on January 1, 2008, with our securities.  Each holder was permitted to choose to accept either shares of our common stock having an agreed upon value of $0.85, or a debenture as payment.  The debenture accrues interest at the rate of 10% per annum, has a maturity date 18 months from the date of issuance, and may be converted to common stock at the rate of $0.85 per share.

On September 22, 2008 we entered into another Amended and Restated Consent and Waiver (the “September Agreement”) with the Debenture Holders.  The September Agreement allowed us to pay the interest accrued on the Debentures, which was to be paid on April 1, July 1 and October 1, 2008 as well as accrued late fees with our securities.  Each holder of a Debenture was permitted to choose to accept either shares of our common stock having an agreed upon value of $0.85 or a debenture.  The debenture accrues interest at the rate of 10% per annum, has a maturity date 18 months from the date of issuance, and may be converted to common stock at the rate of $0.85 per share.

On November 21, 2008, we entered into another Amended and Restated Consent and Waiver (the “November Agreement”) with the Debenture Holders.  The November Agreement allowed us to sell up to $1,200,000 in aggregate principal amount of our 10% Convertible Promissory Notes, due eleven months from the date of issuance and convertible into shares of common stock at a conversion price of $1.25 per share. In consideration of the Waiver and the consent provided by the holders, we agreed to accelerate the maturity date of the 18 month 10% convertible debentures to September 12, 2009 and we agreed and acknowledged that the 2006 Warrant Shares and the shares of common stock underlying the 18 month 10% convertible debentures issued or issuable to each of the holders in payment of interest and liquidated damages pursuant to prior consent and waiver agreements shall carry “piggyback” registration rights.

On April 23, 2009, we entered into another Consent and Waiver agreement whereby the Debenture Holders allowed us to sell up to $300,000 in aggregate principal amount of 10% Convertible Promissory Notes, due five months from the date of issuance and convertible into shares of common stock at a conversion price of $1.75 per share.

On October 30, 2008, we executed a letter of intent with GR Match, LLC (“GRM”), a subsidiary of Guthy-Renker Partners, Inc., to create, market and distribute direct response advertisements to sell our products.  GRM is responsible for creating, financing, producing, testing and evaluating a radio commercial to market our products in exchange for $50,000 and a fully vested, non-forfeitable warrant to purchase 1,000,000 shares of common stock at a price of $1.25 per share.  On March 24, 2009, we entered into a Media and Marketing Services Agreement with GRM as described below, and amended this warrant.

Pursuant to the Media and Marketing Services Agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote our products and services and will purchase media time on our behalf.  As compensation for GRM’s services, we agreed to amend the warrant described above so that the terms were consistent with the warrants GRM received in conjunction with the Media and Marketing Services Agreement.  In conjunction with the execution of the Media and Marketing Services Agreement and for creating, financing, producing, testing and evaluating a television commercial to market our products, we issued to GRM a second 5 year warrant for the purchase of 1,000,000 shares of our common stock at a price of $1.25 per share.  This warrant may be exercised only for cash. Finally, we issued to GRM a 5 year warrant for the purchase of 8,000,000 shares of our common stock at an exercise price of $1.25 per share. This warrant may be exercised only with cash. This warrant is to compensate GRM for providing media placement costs on 45 days terms with us and is subject to vesting as follows: for each $2 of media placement costs advanced by GRM on our behalf, the right to purchase one share of our common stock will vest.  As of August 31, 2009, the right to purchase 386,221 of the 8,000,000 warrant shares had vested.  If GRM terminates the agreement due to a breach by us in our performance or as a result of our discontinuance, dissolution, liquidation, winding up or insolvency, or if we terminate the agreement for any reason, other than as a result of a breach by GRM or our discontinuance, dissolution, liquidation, winding up or insolvency, then any unexpired and unvested rights of GRM to purchase shares of our common stock pursuant to this third warrant will immediately vest. If we breach our payment obligations under the agreement and fail to cure the breach within 15 days after receiving notice from GRM, then the number of warrant shares which would otherwise vest during the month of the delinquent payment will automatically double.

On June 4, 2009, we consummated a sale to GRM of 1,142,860 shares of common stock for an aggregate purchase price of $2,000,005, of which $400,000 must be used for the creation and production by GRM of television commercials advertising our products and services, and the balance of which we will use for general working capital.  Pursuant to the terms of the Securities Purchase Agreement documenting the transaction, GRM has demand and piggyback registration rights with respect to the shares purchased.  Also, in the event we sell or issue shares of our common stock or common stock equivalents at a price per share below $1.75 during the ninety days following the consummation of the purchase, except for certain exempt issuances, GRM will receive additional shares of common stock in order to effectively re-price the shares of common stock purchased at such lower price.

In April, 2009 we obtained a $10,000,000 key man insurance policy insuring Mr. Guseinov’s life.  In the event of Mr. Guseinov’s death, 80% of the proceeds would be paid to us and the remaining 20% of the proceeds would be paid to Mr. Guseinov’s spouse.  The annual premium for the policy is $10,850.

Selling Shareholders

The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time.  No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities, except for GR Match LLC, which is the beneficial owner of 3,978,155 shares of our common stock, or approximately 15.1% of our common stock.  Our business relationship with GR Match LLC is described in detail in the section of this prospectus titled “Certain Relationships and Related Transactions”.

The following table also provides certain information with respect to the selling shareholders’ ownership of our securities as of August 31, 2009, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

The shares described in the following table consist of shares of common stock, shares of common stock underlying our 10% Convertible Promissory Notes and our 10% Convertible Debentures and shares of common stock underlying common stock purchase warrants that were issued in a private placement or issued to consultants.  A discussion of the material terms of this offering is included in the section of this prospectus titled “Prospectus Summary - The Offering” at page 2.  We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling shareholder transfers his or her interest in the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling shareholder transfers his or her interest in the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  None of the selling shareholders are or were affiliated with registered broker-dealers.  See our discussion titled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

Name of Selling Shareholder	Number of Shares Owned Before Offering	Number of Shares Being Offered		Number of Shares Owned After Offering(1)	Percentage Owned After Offering(1)

Nancy R. McBride	62,000	22,000	(2)	40,000	*
IRA FBO Terrence Rettig, Pershing LLC as custodian	364,876	60,000	(3)	304,876	1.0%
Alan P. Schwenck and Marta A. Schwenck	82,625	42,625	(4)	40,000	*
James N. Angelos and Sophia Angelos	124,000	44,000	(5)	80,000	*
IRA FBO Ruth H. Reinhard, Pershing LLC as Custodian	158,773	55,916	(6)	102,857	*
IRA FBO Patrick Shannon, Pershing LLC as Custodian	24,000	8,000	(7)	16,000	*
Citigroup Global Markets Inc. as IRA Custodian FBO Hugh G. Nolan	120,000	40,000	(8)	80,000	*
Michael B. Schachter	76,625	31,625	(9)	45,000	*
Ricardo A. Salas	432,772	266,650	(10)	166,122	*
Lisa Schachter	31,000	11,000	(11)	20,000	*
IRA FBO Barbara K. Balfour, Pershing LLC as Custodian	95,375	31,625	(12)	63,750	*
Michael R. DeBaecke	188,313	150,175	(13)	38,138	*
Edward T. Fletcher	107,625	42,625	(14)	65,000	*
Diana Conforth	76,625	31,625	(15)	45,000	*
Sophia Gazonas	30,000	10,000	(16)	20,000	*
Sandra Dinapoli	73,750	10,000	(17)	63,750	*

Raymond Marzulli	192,200	68,200	(18)	124,000	*
Anthony A. Stingo and Anita M. Stingo	30,000	10,000	(19)	20,000	*
James McBride III	244,500	104,500	(20)	140,000	*
IRA FBO William J. Gazonas, Pershing LLC as Custodian	82,286	22,000	(21)	60,286	*
V. Jean Stack	171,500	71,500	(22)	100,000	*
Shimski L.P.	632,500	632,500	(23)		*
Newview Finance LLC	1,860,000	1,860,000	(24)		*
Michael Ling	419,018	419,018	(25)		*
Dave Mehalick	50,000	50,000	(26)		*
David Kagle	25,000	25,000	(27)		*
Ken Donenfeld	30,000	15,000	(28)	15,000	*
GR Match, LLC (31)	3,978,155	3,529,081	(29)	449,074	1.5%
Donald A & Findley R Cotton TR U/A 8/19/02(32)	8,000	8,000	(30)		*
Thomas W. Brotherton Rev Trust U/A 5/29/08(33)	25,000	25,000	(30)		*
La Jolla Knoll LTD Partnership(34)	10,000	10,000	(30)		*
Marz Family Trust U/A 12/8/99(35)	5,000	5,000	(30)		*
The Salem Trust U/A 3/18/91(36)	7,000	7,000	(30)		*
Schmidt Marital Trust U/A 3/4/87(37)	20,000	20,000	(30)		*
Fields Family Trust U/A 4/29/96(38)	4,000	4,000	(30)		*
Don & Lynn Sturek Family Trust U/A 8/15/00(39)	4,000	4,000	(30)		*
Michelle L. Levin Trust U/A 05/04/06(40)	10,000	10,000	(30)		*
The O'Rourke-Nordenberg Living Trust U/A 11/09/05(41)	5,000	5,000	(30)		*
Robert P. Ketterer 2005 Trust U/A 05/2/05(42)	8,000	8,000	(30)		*
R&R Properties LP A Partnership(43)	5,000	5,000	(30)		*
Harrison and Kaye Waite	1,000	1,000	(30)		*
Edward G. Jablonski and Carol A. Morgan	4,500	4,500	(30)		*
Margaret Celeste Waterhouse Family LP(44)	4,000	4,000	(30)		*
National Advisors Trust Co, FSB Custodian for Weatherly Asset Management Profit Sharing Plan(90)	1,000	1,000	(30)		*
Hugh G. Merriman MD Trust(45)	4,000	4,000	(30)		*
Kolodny-Dudenhoeffer Trust U/A 5/25/93(46)	4,000	4,000	(30)		*
Betty W Keatinge Trust U/A 11/18/93(47)	2,000	2,000	(30)		*
Dugan-Keatinge Family Trust U/A 5/22/00(48)	500	500	(30)		*
Marvin Brown	500	500	(30)		*

Kristin L Wimsatt Trust U/A 5/1/08(49)	30,000	30,000	(30)		*
Alice W. Brown	2,500	2,500	(30)		*
Rita B. Heller	15,000	15,000	(30)		*
Syage-Whittington Revocable Trust U/A 7/28/97(50)	6,000	6,000	(30)		*
Scott & Michelle Strauss Rev Trust U/A 4/18/08(51)	3,000	3,000	(30)		*
Weil Family Trust U/A 4/8/87(52)	10,000	10,000	(30)		*
Halper Family Trust U/A 9/14/99 FBO: Stephen I.H. Sole & Separate Property(53)	1,000	1,000	(30)		*
James Bruder Jr.	77,789	52,789	(54)	25,000	*
Walter W. Buckley III	201,226	110,000	(55)	91,226	*
CCM, Inc.	87,774	55,000	(56)	32,774	*
Willam J. Santora	180,982	110,000	(57)	70,982	*
Michael & Casey Debaecke	82,575	82,575	(58)		*
SEP FBO Heidi Ann Mucci, Pershing LLC as Custodian	45,625	20,625	(59)	25,000	*
William F. Holsten III	38,642	26,142	(60)	12,500	*
CCM Partners Fund LP	11,369	11,369	(61)		*
Christopher J. Preston	39,015	26,515	(62)	12,500	*
Geoffrey Blake	27,375	12,375	(63)	15,000	*
Daniel & Barbara Maase	45,625	20,625	(64)	25,000	*
Leo Carlin	27,500	27,500	(65)		*
Charles Lipton	45,625	20,625	(66)	25,000	*
Robert G. Zimmermann	45,625	20,625	(67)	25,000	*
William Gazonas TTEE for U/W/O James J. Gazonas Trust B	12,500	11,459	(68)	1,041	*
William J. Gazonas	52,416	11,457	(69)	40,959	*
Zonas Investors L.P., William Gazonas G.P.	22,916	22,916	(70)		*
Connie Gazonas TTEE, Connie Gazonas Trust Dated 08/29/96	11,459	11,459	(71)		*
Michael F. Valente	80,207	80,207	(72)		*
IRA FBO Bernadette Sheenan, Pershing LLC as custodian	45,625	20,625	(73)	25,000	*
Robert Goggin	463,338	287,891	(74)	175,447	*
Ruth H Reinhard	58,237	58,237	(75)		*
The 1991 Sajak Family Trust	57,291	57,291	(76)		*
James D. Watson	137,180	41,554	(77)	95,626	*
James D. & Pamela Watson	75,227	75,227	(78)		*
Leslie Stein & Judith Stein	29,895	29,895	(79)		*
Leslie Stein	27,375	12,375	(80)	15,000	*
James Angelos	45,625	20,625	(81)	25,000	*
Brendan Murray	32,290	11,457	(82)	20,833	*
Gary Brousell	45,625	20,625	(83)	25,000	*
Robert Odell	149,291	137,411	(84)	11,880	*
Pamela L Watson Defined Benefit Pension Plan	132,500	82,500	(85)	50,000	*
Tony Fareed	45,625	20,625	(86)	25,000	*

Seneco Associates, Inc. PS Plan U/A 07/01/2003	45,625	20,625	(87)	25,000	*
Brian E. Boyle	188,600	115,088	(88)	73,512	*
Garrett Goggin	164,536	115,088	(89)	49,448	*

TOTAL	12,843,648	9,726,067		3,117,581	10.6%

*Less than 1% based on a total of 29,493,597 shares of common stock issued and outstanding.

(1) Assumes that all shares will be resold by the selling shareholders after this offering.
(2) Includes 22,000 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(3) Includes 60,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(4) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(5) Includes 13,200 shares of common stock issued and 30,800 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(6) Includes 50,833 shares of common stock issued and 5,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Ruth H. Reinhard.
(7) Includes 8,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.    Voting and investment power over these securities is held by the beneficiary, Patrick Shannon.
(8) Includes 40,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.    Voting and investment power over these securities is held by the beneficiary, Hugh G. Nolan.
(9) Includes 9,488 shares of common stock issued and 22,137 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(10) Includes 79,996 shares of common stock issued and 186,654 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(11) Includes 3,300 shares of common stock issued and 7,700 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(12) Includes 28,750 shares of common stock issued and 2,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Barbara K. Balfour.
(13) Includes 140,175 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009 and 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(14) Includes 42,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
 (15) Includes 31,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(16) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(17) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(18) Includes 68,200 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(19) Includes 10,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued in conjunction with the sale of our 10% Convertible Promissory Note issued beginning on November 25, 2008.
(20) Includes 52,250 shares of common stock issued and 52,250 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(21) Includes 20,000 shares of common stock issued and 2,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, William J. Gazonas.
(22) Includes 57,200 shares of common stock issued and 14,300 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(23) Includes 632,500 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 10, 2009. Boris Shimanovsky, as managing partner of Shimski L.P., holds dispositive and voting power over the securities.
(24) Includes 1,860,000 shares of common stock issuable upon the exercise of a common stock purchase warrant issued to Newview Finance LLC on November 11, 2008 for management consulting services, business advisory services, shareholder information services and public relations services. Newview LLC has appointed Brian Jacobelli, one of its members, as the person with dispositive and voting power over the securities.
(25) Includes 119,018 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009 and 300,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(26) Includes 50,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(27) Includes 25,000 shares of common stock issuable upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.
(28) Includes 15,000 shares of common stock issued upon the exercise of a common stock purchase warrant assigned from Newview Finance LLC on June 18, 2009.

(29) Includes 1,142,860 shares of common stock issued pursuant to a Securities Purchase Agreement dated June 4, 2009 and 2,386,221 shares of common stock issuable upon the exercise of common stock purchase warrants issued to GR-Match LLC pursuant to the Media and Marketing Services Agreement, date March 24, 2009.
(30) Includes shares of common stock issued pursuant to Securities Purchase Agreements dated from July 7, 2009 to July 21, 2009.
(31) Bennet Van de Bunt, as Manager of GR Match, LLC, holds dispositive and voting power over the securities.
(32) Donald and Findley Cotton, as trustees, hold dispositive and voting power over the securities.
(33) Thomas Brotherton, as trustee, holds dispositive and voting power over the securities.
(34) Steele Lipe, as trustee, holds dispositive and voting power over the securities.
(35) Daniel and Graciela Marz, as trustees, hold dispositive and voting power over the securities.
(36) Ronald Salem, as trustee, holds dispositive and voting power over the securities.
(37) James Schmidt, as trustee, holds dispositive and voting power over the securities.
(39) Dale and Tara Fields, as trustees, hold dispositive and voting power over the securities.
(39) Don and Lynn Sturek, as trustees, hold dispositive and voting power over the securities.
(40) Michelle Levin, as trustee, holds dispositive and voting power over the securities.
(41) Eugene O’Rourke and Janice Nordenberg, as trustees, hold dispositive and voting power over the securities.
(42) Robert Ketterer, as trustee, holds dispositive and voting power over the securities.
(43) Reginald Laigo, as partner. holds dispositive and voting power over the securities.
(44) Margaret Waterhouse, as partner, holds dispositive and voting power over the securities.
(45) Hugh Merriman, as trustee, holds dispositive and voting power over the securities.
(46) Robert Kolodny and Martha Dudenhoeffer, as trustees, hold dispositive and voting power over the securities.
(47) Richard Keatinge, as trustee, holds dispositive and voting power over the securities.
(48) Richard Keatinge and Jessica Dugan, as trustees, hold dispositive and voting power over the securities.
(49) Kristin Wimsatt, as trustee, holds dispositive and voting power over the securities.
(50) Victoria Syage and Richard Whittington, as trustees, hold dispositive and voting power over the securities.
(51) Scott and Michelle Strauss, as trustees, hold dispositive and voting power over the securities.
(52) James and Ellen Weil, as trustees, hold dispositive and voting power over the securities.
(53) Stephen and Laura Halper, as trustees, hold dispositive and voting power over the securities.
(54) Includes 52,789 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(55) Includes 93,301 shares of common stock issued and 16,699 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(56) Includes 50,000 shares of common stock issued and 5,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Brian Suttcliffe, as president, holds dispositive and voting power over the securities.
(57) Includes 100,000 shares of common stock issued and 10,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(58) Includes 82,575 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(59) Includes 18,750 shares of common stock issued and 1,875 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Heidi Ann Mucci.
(60) Includes 13,071 shares of common stock issued and 13,071 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(61) Includes 11,369 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Chris Rossman, as general partner, holds dispositive and voting power over the securities.
(62) Includes 26,515 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(63) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(64) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(65) Includes 12,500 shares of common stock issued and 15,000 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(66) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(67) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(68) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as trustee, holds dispositive and voting power over the securities.
(69) Includes 10,416 shares of common stock issued and 1,041 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(70) Includes 20,833 shares of common stock issued and 2,083 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. William Gazonas, as general partner, holds dispositive and voting power over the securities.
(71) Includes 10,417 shares of common stock issued and 1,042 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Connie Gazonas, as trustee, holds dispositive and voting power over the securities.
(72) Includes 25,000 shares of common stock issued and 55,207 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(73) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.  Voting and investment power over these securities is held by the beneficiary, Bernadette Sheenan.
(74) Includes 86,369 shares of common stock issued and 201,522 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.

(75) Includes 34,375 shares of common stock issued and 23,862 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(76) Includes 57,291 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Pat Sajak, as trustee, holds dispositive and voting power over the securities.
(77) Includes 23,888 shares of common stock issued and 17,666 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(78) Includes 68,388 shares of common stock issued and 6,839 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(79) Includes 29,895 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(80) Includes 12,375 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(81) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(82) Includes 11,457 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(83) Includes 20,625 shares of common stock issued upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(84) Includes 41,234 shares of common stock issued and 96,177 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(85) Includes 75,000 shares of common stock issued and 7,500 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. James Watson, as trustee, holds dispositive and voting power over the securities.
(86) Includes 6,188 shares of common stock issued and 14,437 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(87) Includes 8,250 shares of common stock issued and 12,375 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009. Frank Seneco, as trustee, holds dispositive and voting power over the securities.
(88) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(89) Includes 34,527 shares of common stock issued and 80,561 shares of common stock issuable upon the exercise of an amended common stock purchase warrant pursuant to our warrant tender offer that terminated on August 17, 2009.
(90) Lea Akert, as administrator, holds dispositive and voting power over the securities.

Plan of Distribution

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.   We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

If selling shareholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We have signed registration rights agreements with various investors.  These agreements require us to keep the registration statement, of which this prospectus is a part, effective for periods ranging from the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (iii) two years from the effective date.  We intend to keep the registration statement effective for the longest period required by the registration rights agreements we have signed. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders who are required to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding beneficial ownership of our securities as ofOctober 9, 2009 by (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  Unless otherwise stated, the address of our directors and executive officers is c/o CyberDefender Corporation, 617 West 7th Street, Suite 401, Los Angeles, California 90017.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission.  Under these rules, beneficial ownership generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws.  As of October 9, 2009, we had 23,596,842 shares of common stock issued and outstanding.

Name of Director, Officer and Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock

Named Executive Officers and Directors:
Gary Guseinov, Chief Executive Officer and director	6,418,219	(2)	27.2%
Igor Barash, Chief Information Officer, Secretary and director	649,055	(3)	2.7%
Bing Liu, former Chief Software Architect and former director	1,504,227	(4)	6.2%
Kevin Harris, Chief Financial Officer and director	110,625	(5)	*
Bennet Van de Bunt, director	3,978,155	(6)	15.1%
GR Match, LLC	3,978,155	(6)	15.1%
ITU Ventures	1,819,382	(7)	7.5%

All current officers and directors as a group (4 persons)	11,156,054	(8)	45.4%

* Less than one percent beneficially owned.
(1) The address for each of our officers and directors is 617 West 7th Street, Suite 401, Los Angeles, California 90017.
(2) This number includes of 229,540 shares of common stock held by Mr. Guseinov’s family.
(3) This number consists of 636,555 shares of common stock and an option to purchase 12,500 shares of our common stock that was granted from our 2006 Equity Incentive Plan.
(4) This number consists of 841,843 shares of common stock, options to purchase 314,107 shares of our common stock that were granted from our 2005 Equity Incentive Plan and options to purchase 348,277 shares of our common stock that were granted from our 2006 Equity Incentive Plan.
(5) Mr. Harris received an option to purchase 10,000 shares of our common stock on October 1, 2008 and 5,000 shares of our common stock on November 1, 2008 in conjunction with the execution of an Independent Contractor Agreement dated October 1, 2008.  Mr. Harris received an option to purchase 5,000 shares of our common stock on December 1, 2008 in conjunction with the execution of an Independent Contractor Agreement dated December 1, 2008.  In conjunction with the execution of an Employment Agreement dated January 1, 2009, Mr. Harris received an option to purchase 200,000 shares of our common stock, of which 81,250 have vested as of October 9, 2009. Pursuant to the Employment Agreement dated January 1, 2009, Mr. Harris received an option to purchase 25,000 shares of our common stock, of which 6,250 have vested as of October 9, 2009, as a bonus on March 31, 2009 and an option to purchase 25,000 shares of our common stock, of which 3,125 have vested as of October 9, 2009, as a bonus on June 30, 2009 and an option to purchase 25,000 shares of our common stock, of which none have vested as of October 9, 2009, as a bonus on September 30, 2009.

(6) This number represents 1,142,860 shares of common stock issued to GR Match, LLC pursuant to a Securities Purchase Agreement dated June 3, 2009, and 2,385,295 shares of common stock issuable upon exercise of warrants issued to GR Match, LLC pursuant to the Media and Marketing Services Agreement dated March 24, 2009.  The address of GR Match, LLC is c/o Guthy-Renker LLC, 3340 Ocean Park Boulevard, Suite 3000, Santa Monica, California 90405. Mr. Van de Bunt is a beneficial owner of these securities, inasmuch as he is the Manager of GR Match, LLC and the beneficiary of a trust that owns a 4.86% interest in Guthy-Renker Partners, Inc., which owns a 94% interest in Guthy-Renker Holdings, LLC, which is the sole owner of Guthy-Renker LLC, which owns an 80% interest in GR Match, LLC. Mr. Van de Bunt disclaims ownership of these securities.
(7) This number represents 1,252,475 shares of common stock and 566,907 shares of common stock issuable upon the exercise of a common stock purchase warrant.  The address of ITU Ventures is 13101 W. Washington Boulevard, Suite 132, Los Angeles, California 90066.
(8) This number includes shares beneficially owned by Mr. Van de Bunt, Manager of GR Match, LLC, as described in note 6 above.

Description of Securities
General

The following discussion of our securities is qualified in its entirety by our articles of incorporation, as amended, and our bylaws and by the full text of the agreements pursuant to which the securities were issued.  We urge you to review these documents, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of California for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

We are authorized to issue only one class of stock, which is designated as common stock.  The total number of shares of common stock that we may issue is 50,000,000, with no par value per share.

As of October 9, 2009, we had 23,596,842 shares of common stock issued and outstanding that were held of record by 167 shareholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive or conversion rights or other subscription rights.  All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.

The holders of common stock have cumulative voting rights, which means that every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

Except for directors, who are elected by receiving the highest number of affirmative votes of the shares entitled to be voted for them, or as otherwise required by California law, all shareholder action is taken by the vote of a majority of the issued and outstanding shares of common stock present at a meeting of shareholders at which a quorum consisting of a majority of the issued and outstanding shares of common stock is present in person or proxy.

Convertible Debentures and Promissory Notes

On September 12, 2006, we entered into a Securities Purchase Agreement with certain investors pursuant to which we sold 10% Secured Convertible Debentures in the aggregate principal amount of $3,243,378.  The outstanding principal amount of our 10% Secured Convertible Debentures may be converted into our common stock at the price of $1.00 per share.  As discussed in the section titled “Warrants”, which appears below, we issued common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share in conjunction with the sale of the 10% Secured Convertible Debentures.  As of the date of this prospectus, we have received conversion notices for the remaining $371,671 in aggregate principal amount outstanding of the 10% Secured Convertible Debentures. During August 2009, we received a waiver from the holders of the 10% Secured Convertible Debentures pursuant to which they forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of certain anti-dilution provisions contained in these instruments.

On August 19, 2008 and on September 22, 2008 we signed Consent and Waiver agreements with the holders of certain of our 10% Secured Convertible Debentures.  Pursuant to the Consent and Waiver agreements, each holder of our 10% Secured Convertible Debentures could choose to accept either shares of our common stock having an agreed upon value of $0.85 or a 10% Convertible Debenture as payment for accrued interest and liquidated damage.  The 10% Convertible Debenture accrues interest at the rate of 10% per annum, has a maturity date 18 months from the date of issuance, and may be converted to common stock at the rate of $0.85 per share.  On November 21, 2008 we agreed to accelerate the maturity date of the 10% Convertible Debentures to September 12, 2009.  As of the date of this prospectus, we have received conversion notices for the remaining $126,103 in aggregate principal amount outstanding of the 10% Convertible Debentures.

From November 25, 2008 through January, 2009, we consummated the sale of our subordinated 10% Convertible Promissory Notes (the “Notes”) and warrants for the purchase of shares of our common stock.  The terms of the warrants are discussed in the section titled “Warrants”, which appears below.  The Notes are convertible into shares of our common stock at a conversion price of $1.25 per share.  All outstanding principal and interest of the Notes is due eleven months from the date of issuance.  We sold Notes having a total of $1,200,000 in principal amount which may be converted into 960,000 shares of our common stock and we issued warrants for the purchase of 480,000 shares of common stock. As of the date of this prospectus, we have received conversion notices for the entire $1,200,000 in aggregate principal amount of the Notes. During August 2009, we received a waiver from the holders of the 10% Convertible Promissory Notes pursuant to which they forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of certain anti-dilution provisions contained in these instruments.

In May 2009, we consummated the sale of our subordinated 10% Convertible Promissory Notes (the “Notes”).  The Notes are convertible into shares of our common stock at a conversion price of $1.75 per share.  All outstanding principal and interest of the Notes was due five months from the date of issuance.  We sold Notes having a total of $300,000 in principal amount which may be converted into 171,429 shares of our common stock. As of the date of this prospectus, we have received conversion notices for the entire $300,000 in aggregate principal amount of the Notes.

Warrants

We have outstanding warrants to purchase 2,241,093 shares of our common stock that were issued in conjunction with the offering of our 10% Secured Convertible Debentures.  The warrant exercise price is $1.00 per share.  These warrants are immediately exercisable.  If there was no effective registration statement registering the underlying shares on September 12, 2007, these warrants contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash.  The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors. Pursuant to our warrant tender offer, warrants that cover 712,130 shares of common stock were amended to delete the cashless exercise provision.  A registration statement covering a portion of the shares underlying these warrants was declared effective on July 19, 2007.  On November 21, 2008, the holders of these warrants agreed to waive the requirement that we maintain a registration statement registering the resale of the shares of common stock underlying the warrants, provided that such underlying shares carry piggyback registration rights.

We have outstanding warrants to purchase 706,341 shares of our common stock at an exercise price of $1.01 per share.  These warrants are immediately exercisable and contain cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash.  The number of shares that would be issued in this case would be based upon the market price of the common stock at the time of the net exercise, or if there is no market price, the price per share as determined by our board of directors.

We have outstanding warrants (the “OID Warrants”) to purchase 324,875 shares of our common stock at an exercise price of $1.20 per share that were issued in conjunction with the sale of our 7.41% Senior Secured Notes.  The OID Warrants are immediately exercisable and include cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash.  The number of shares that would be issued if a cashless exercise were chosen would be based upon the market price of the common stock at the time of the exercise, or if there is no market price, at a price per share to be determined by our board of directors. Pursuant to our warrant tender offer, warrants that cover 84,875 shares of common stock were amended to delete the cashless exercise provision from these warrants.

We have outstanding warrants to purchase 128,983 shares of our common stock at an exercise price of $1.00 per share.  These warrants were issued to the holders of our 10% Secured Convertible Debentures in exchange for the Consent and Waiver agreement signed in March 2007, pursuant to which the holders of these debentures waived certain defaults related to the Registration Rights Agreement we entered into and allowed us to sell the 7.41% Senior Secured Notes.  The warrants are immediately exercisable and include cashless exercise provisions that allow the holder to exercise the warrant for a lesser number of shares of common stock in lieu of paying cash. The number of shares that would be issued if a cashless exercise were chosen would be based upon the market price of the common stock at the time of the exercise, or if there is no market price, at a price per share to be determined by our board of directors. Pursuant to our warrant tender offer, warrants that cover 19,760 shares of common stock were amended to delete the cashless exercise provision from these warrants.

We have outstanding warrants to purchase 196,222 shares of our common stock at an exercise price of $1.00 per share and 272,000 shares of our common stock at an exercise price of $1.25 per share.  These warrants were issued to 1st Worldwide Financial Partners, LLC and its affiliates as partial compensation for placement agent services that they rendered to us.

We have outstanding warrants to purchase 362,500 shares of our common stock at an exercise price of $1.25 per share. These warrants were issued to Oceana Partners, LLC or its designees as compensation for services that they rendered to us.

We have outstanding warrants to purchase 30,800 shares of our common stock at an exercise price of $1.25 per share. These warrants were issued to a shareholder in consideration of a $160,000 bridge loan.

We have outstanding warrants to purchase 1,459,751 shares of our common stock that were issued in conjunction with an offering of units consisting of shares of our common stock and warrants to purchase our common stock.  The warrants have a five year term and an exercise price of $1.25.

We have outstanding warrants to purchase 148,000 shares of our common stock.  The warrants were issued in conjunction with an offering of our subordinated 10% Convertible Promissory Notes that we consummated in multiple closings between November 13, 2008 and January 28, 2009.  The warrants have a term of 5 years and an exercise price of $1.25 per share.  The warrants are redeemable by the Company, after the expiration of a redemption notice period, at a price of $0.01 per share in the event (i) the average volume weighted average price of our common stock for 10 consecutive trading days equals or exceeds 2.5 times the then current exercise price, (ii) the average daily trading volume of our common stock during such 10-trading day period is at least 50,000 shares and (iii) there is an effective registration statement covering the resale of the shares issuable upon exercise of the warrants.

We have outstanding warrants to purchase 2,235,000 shares of our common stock at an exercise price of $1.25 per share. These warrants were issued to Newview Finance LLC as compensation for investor relations services.

We have outstanding vested warrants to purchase 2,835,295 shares of our common stock at an exercise price of $1.25 per share. These shares were issued to GR Match LLC pursuant to the Media and Marketing Services Agreement dated March 24, 2009.

We have outstanding warrants to purchase 5,000 shares of our common stock at an exercise price of $1.25 per share and 2,500 shares of our common stock at an exercise price of $1.80 per share. These warrants were issued to a consultant as compensation for accounting services.

We have outstanding warrants to purchase 21,613 shares of our common stock at an exercise price of $1.25 per share and 125,000 shares of our common stock at an exercise price of $1.83 per share. These warrants were issued to two marketing consultants as compensation for marketing services that they rendered to us.

We have outstanding warrants to purchase 850,000 shares of our common stock at an exercise price of $1.25 per share. These shares were issued to SCP Holdings LLC as compensation for services. These warrants vest as follows: 300,000 shares vested on the date of the grant and 50,000 shares vest on the first day of each month commencing May 1, 2009 and ending on March 1, 2010.

The exercise price and the number of shares issuable upon exercise of all the foregoing warrants will be adjusted upon the occurrence of certain events, including reclassifications, reorganizations or combinations of our common stock.  At all times that the warrants are outstanding, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding warrants.

Unit Purchase Options

We have outstanding Unit Purchase Options, exercisable at $1.00 per unit, for the purchase of a total of 217,000 shares of our common stock along with warrants for the purchase of 217,000 shares of our common stock at $1.00 per share.  These Unit Purchase Options have a term of five years and were granted to Oceana Partners, LLC and its designee in exchange for financial, strategic and management consulting services.

Registration Rights

In conjunction with the warrant we issued to Newview Finance LLC we agreed to file a registration statement registering the resale of the common stock underlying the warrant by January 25, 2009 and to cause the registration statement to become effective within 120 days after the filing date.  We received an extension to file this registration statement until September 18, 2009. If we are delinquent in either of these deadlines, we will be obligated to pay Newview a one-time payment of $0.01 per each warrant share, payable in cash or in shares of our common stock valued at the market price of the common stock at the time of such delinquency.

In conjunction with warrants we issued to GRM, we granted demand and “piggyback” registration rights to GRM. Upon written demand by GRM, we are required to prepare and file with the Securities and Exchange Commission, as soon as practicable but in no event later than 45 days, a registration statement in order to register the resale of all the common stock underlying the warrant, to use our best efforts to cause such registration statement to become effective as soon as practicable after the filing date thereof, and to keep the registration statement effective for at least 24 months following the effective date.

In conjunction with the Consent and Waiver Agreement we entered into on November 21, 2008, we granted “piggyback” registration rights to the holders of our 10% Secured Convertible Debentures.  The piggyback registration rights cover a total of 396,671 shares of common stock that may be issued upon conversion of our 10% Convertible Debentures and 148,357 shares of common stock issued in payment of interest and liquidated damages, and 2,303,593 shares of common stock underlying the warrants we issued in the offering of our 10% Secured Convertible Debentures.

In conjunction with Securities Purchase Agreements we entered into on June 4, 2009 and June 10, 2009 we granted demand and “piggyback” registration rights to the purchasers. Upon written demand by the purchasers, we are required to prepare and file with the Securities and Exchange Commission, as soon as practicable but in no event later than 45 days, a registration statement in order to register the resale of all the common stock purchased, to use our best efforts to cause such registration statement to become effective as soon as practicable after the filing date thereof, and to keep the registration statement effective for at least 24 months following the effective date. The registration rights cover a total of 1,775,360 shares of common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

Our articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law. In addition, it provides that we are authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to us and our shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204. Our bylaws provide that our directors and officers shall be indemnified by us to the fullest extent not prohibited by the California Corporations Code.  Our bylaws also allow us to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not we would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, we entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, on November 6, 2007 we entered into an Indemnification Agreement with Mr. LaValle, on February 1, 2008 we entered into an Indemnification Agreement with Mr. Barrett, on January 1, 2009 the Company entered into an Indemnification Agreement with Mr. Harris and on July 21, 2009 we entered into an Indemnification Agreement with Mr. Van de Bunt, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”.  The agreements require us to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on our behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of ours or of any of our subsidiaries.  The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  We must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt).  The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity.  The indemnified parties’ obligations to repay us for any such amounts are unsecured and no interest will be charged thereon.  We also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, our Articles of Incorporation, our bylaws or by statute.  In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and our obligations under the Indemnification Agreements.  In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the company under them.  The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under our Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code.  The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.  If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party we will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought.  We are not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

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for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to us or our shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

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with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if our Board of Directors has approved the initiation or bringing of such proceeding or claim; or

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with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

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for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by us; or

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for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of our company, or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.  All of the obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

The indemnification provisions included in the California Corporations Code, our articles of incorporation and bylaws, and the Indemnification Agreements may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.  The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549.  You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330.  The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

Experts

KMJ Corbin & Company LLP, an independent registered public accounting firm, audited our financial statements at December 31, 2008 and 2007, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of KMJ Corbin & Company LLP, given on their authority as experts in accounting and auditing.

Legal Matters and Interests of Named Experts

Richardson & Patel LLP has given us an opinion relating to the due issuance of the common stock being registered.  Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them.  As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 226,449 shares of our common stock, warrants to purchase 2,890 shares of our common stock and a 10% Secured Convertible Debenture that may be converted into 20,834 shares of our common stock.  Richardson & Patel LLP has exercised its right to convert the 10% Secured Convertible Debenture into shares of our common stock.

Part II

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee		$1,194
Printing fees	*$	1,500
Legal fees	*$	25,000
Accounting fees and expenses	*$	7,500
Miscellaneous	*$	-
Total	*$	35,194

*Estimates

Item 14. Indemnification of Directors and Officers.

Section 317 of the California Corporations Code states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director’s or agent’s duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent’s duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

For purposes of Section 317, “agent” means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification.

The registrant’s articles of incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California law.  In addition, it provides that the registrant is authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to the registrant and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by Section 317, subject to the limits on such excess indemnification set forth in Section 204.  The registrant’s bylaws provide that its directors and officers shall be indemnified by the registrant to the fullest extent not prohibited by the California Corporations Code.  The registrant’s bylaws also allow it to purchase and maintain insurance on behalf of any agent (as defined in Section 317) against any liability asserted against or incurred by the agent in such capacity or arising from the agent’s status as such, whether or not the registrant would have the power to indemnify the agent against such liability under the provisions of Section 317 of the California Corporations Code.

On October 30, 2006, the registrant entered into Indemnification Agreements with Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu and Mr. Barash, on November 6, 2007 the registrant entered into an Indemnification Agreement with Mr. LaValle, on February 1, 2008 the registrant entered into an Indemnification Agreement with Mr. Barrett, on January 1, 2009 the registrant entered into an Indemnification Agreement with Mr. Harris and on July 21, 2009 the registrant entered into an Indemnification Agreement with Mr. Van de Bunt, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party”.  The agreements require the registrant to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the registration, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on the registrant’s behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of the registrant or of any of the registrant’s subsidiaries.  The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The registrant must advance the costs of the fees and expenses within 20 days following the delivery of a written request from an indemnified party (except with respect to Mr. Van De Bunt’s Indemnification Agreement, which requires us to advance fees and expenses within 5 days following delivery of a written request from Mr. Van De Bunt).  The indemnified parties have agreed to promptly repay the advances only if, and to the extent that, it is ultimately determined by the court (as to which all rights of appeal therefrom have been exhausted or lapsed) that the indemnified party is not entitled to the indemnity.  The indemnified parties’ obligations to repay the registrant for any such amounts are unsecured and no interest will be charged thereon.  The registrant also agreed to indemnify the indemnified parties to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of the Indemnification Agreements, the registrant’s Articles of Incorporation, its bylaws or by statute.  In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and the registrant’s obligations under the Indemnification Agreements.  In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to the Indemnification Agreements will have no effect on the or the rights and obligations of the indemnified parties and the registrant under them.  The indemnification provided by the Indemnification Agreements is not exclusive of any rights to which the indemnified parties may be entitled under the registrant’s Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors or the California Corporations Code.  The indemnification provided under the Indemnification Agreements continues for any action taken or not taken while an indemnified party serves in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.  If the indemnification provided for in the Indemnification Agreement is unavailable to an indemnified party, in lieu of indemnifying the indemnified party the registrant will contribute to the amount incurred by him, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event, in such proportion as is deemed fair and reasonable by the court before which the action was brought.  The registrant not obligated to provide indemnification pursuant to the terms of the Indemnification Agreements

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for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law; or for breach by an indemnified party of any duty to the registrant or its shareholders as to circumstances in which indemnity is expressly prohibited by Section 317 of the California General Corporation Law; or

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with respect to proceedings or claims initiated or brought voluntarily by an indemnified party not by way of defense, (except with respect to proceedings or claims brought to establish or enforce a right to indemnification) although such indemnification may be provided if the registrant’s Board of Directors has approved the initiation or bringing of such proceeding or claim; or

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with respect to any proceeding instituted by the indemnified party to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; or

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for expenses or liabilities of any type whatsoever which have been paid directly to an indemnified party by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the registrant; or

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for expenses and the payment of profits arising from the purchase and sale by an indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of the registrant, or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.  All of obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

These indemnification provisions included in the California Corporation’s Code, the registrant’s Articles of Incorporation and bylaws and the Indemnification Agreements may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities.  The discussions below take into account the reverse stock split that was affected on October 30, 2006.

During July 2009, the registrant entered into Securities Purchase Agreements with twenty-eight accredited investors pursuant to which it sold 200,000 shares of its common stock at $2.50 per share. There were no underwriting discounts or other commissions paid in conjunction with these transactions. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or in the alternative, Rule 506 of Regulation D promulgated thereunder, inasmuch as the shares were issued to accredited investors without any form of general solicitation or general advertising.

On July 1, 2009, a certain holder of 10% Secured Convertible Debentures, converted $25,000 of principal into 25,000 shares of common stock. The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On July 1, 2009, one investor exercised warrants to purchase 62,500 shares of common stock exercisable at $1.00 per share.  The warrant was exercised pursuant to the cashless provision contained in the warrant and as such, the registrant issued 43,446 warrant shares to the investor.  The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On June 4, 2009 and June 10, 2009 the registrant entered into Securities Purchase Agreements with two accredited investors pursuant to which it sold an aggregate of 1,775,360 shares of its common stock at $1.75 per share. There were no underwriting discounts or other commissions paid in conjunction with these transactions. The issuance of the shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the shares were issued to accredited investors without any form of general solicitation or general advertising.

In June 2009, five investors exercised warrants to purchase 116,232 shares of common stock exercisable at $1.00 to $1.01 per share.  The warrants were exercised pursuant to the cashless provision contained in the warrants.  The registrant issued 82,378 shares of common stock to the investors.  The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

During May and June 2009, a holder of 10% Convertible Debentures, converted $68,855 of principal into 81,006 shares of common stock at $0.85 per share. The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

On May 15, 2009, the registrant entered into a three month agreement with Spetcu International LLC for marketing related services.  As part of the agreement, the consultant was granted a warrant to purchase 15,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83.  The right to purchase vested 5,000 shares per month over the term of the agreement. The agreement also provided for a bonus of up to 50,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals. On June 15, 2009, the agreement was terminated, including the right to purchase 10,000 shares of common stock that had not vested, and the registrant entered into a second two month agreement with the consultant.  As part of the second agreement, the consultant was granted a warrant to purchase 10,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83.  The right to purchase vests 5,000 shares per month over the term of the agreement. Additionally, the consultant was granted a warrant to purchase 5,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83 for deferring the payment of 50% of the compensation owed for services rendered during May 2009 until July 30, 2009 and a warrant to purchase 5,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83 as part of the bonus per the second agreement. The second agreement also provided for a bonus of up to 45,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals.  These goals were achieved and the 45,000 additional shares were granted on August 15, 2009. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that he was an accredited investor.

Between May 1, 2009 and May 7, 2009, the registrant consummated the sale of  $300,000 in aggregate principal amount of its subordinated 10% Convertible Promissory Notes (the “Notes”), convertible into common stock at a conversion price of $1.75 per share (the “Conversion Price”) to accredited investors.  All outstanding principal and interest of the Notes is due five months from the date of issuance.  Out of the total gross proceeds of the offering, the registrant paid its placement agent $72,000 in commissions, equal to 6% of the gross proceeds of the offering, and issued to its placement agent a warrant to purchase 57,600 shares of common stock, equal to 6% of the number of shares of common stock into which the Notes initially may be converted, at an exercise price of $1.25 per share.  The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

In May 2009, one investor exercised warrants to purchase 172,928 shares of common stock exercisable at $1.00 per share.  The warrant was exercised pursuant to the cashless provision contained in the warrant and as such, the registrant issued 88,150 warrant shares to the investor.  The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holder exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Pursuant to the registrant’s tender offer to the holders of warrants issued with “cashless exercise” provisions and/or “down-round” provisions (collectively the “Released Provisions”) that closed on August 17, 2009, the registrant offered to increase by 10% the number of shares of common stock covered by their warrants in exchange for extinguishing the Released Provisions from their warrants.  In order for the warrant holders to take advantage of the offer, they were required to exercise a portion of their warrant(s) and purchase for cash no less than 30% of the shares of common stock covered by their warrant(s), after giving effect to the increase.  The registrant received $2,008,180 in proceeds, net of offering costs of $72,836, and issued 1,838,952 shares of common stock to warrant holders that participated in the tender offer.  Additionally, the registrant has issued warrants to purchase 269,681 shares of the registrant’s common stock for the 10% increase in warrants offered to warrant holders.  The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees were accredited investors.

On April 24, 2009, the registrant entered into an agreement with Michael Barrett for consulting services relating to financial management and reporting.  As part of the agreement, Mr. Barrett was granted a warrant to purchase 2,500 shares of common stock at an exercise price of $1.80 per share. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as Mr. Barrett occupied an insider status relative to us that afforded him effective access to the information registration would otherwise provide.

On April 5, 2009, the registrant entered into a three month agreement with a Christy Hadzick for marketing related services.  As part of the agreement, the consultant was granted a warrant to purchase 15,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.25.  The right to purchase the common stock was to vest at the rate of 5,000 shares of common stock per month over the term of the agreement. On May 15, 2009, the original agreement was terminated, as was the unvested amount of the warrant of 5,000 shares, and the registrant entered into a second three month agreement with the consultant.  As part of the agreement, the consultant was granted a warrant to purchase 15,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.25.  The right to purchase the common stock was to vest at the rate of 5,000 shares of common stock per month over the term of the second agreement. The second agreement also provided for a bonus of up to 50,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals. On June 15, 2009, the second agreement was terminated, as was the unvested amount of the warrant of 10,000 shares, and the registrant entered into a third two month agreement with the consultant. As part of the third agreement, the consultant was granted a warrant to purchase 10,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.25.  The right to purchase 5,000 shares of common stock per month vests over the term of the agreement. Additionally, the consultant was granted a warrant to purchase 5,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83 for deferring the payment of 50% of the compensation due to be paid for services rendered during May 2009 until July 30, 2009 and a warrant to purchase 5,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.83 as part of the bonus per the second agreement. The third agreement also provided for a bonus of up to 45,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals.  These goals were achieved and the 45,000 additional shares were granted on August 15, 2009. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that he was an accredited investor.

In April 2009, one investor exercised warrants to purchase 36,294 shares of common stock exercisable at $1.01 per share.  The warrant was exercised pursuant to the cashless provision contained in the warrant and as such, the registrant issued 16,732 warrant shares to the investor.  The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the common stock inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that he was an accredited investor.

On April 1, 2009, the registrant entered into an agreement with SCP Holding, LLC for management consulting and business advisory services on an as needed basis.  The consultant was granted a warrant to purchase 850,000 shares of the registrant’s common stock for a period of five years at an exercise price of $1.25.  The warrant vests as follows: the right to purchase 300,000 shares of common stock vested on the date of the agreement and the right to purchase 50,000 shares of common stock vested on the 1st day of each month following the date of the agreement, commencing May 1st, 2009 and ending March 1, 2010.  The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the common stock inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that he was an accredited investor.

In April 2009, certain holders of the registrant’s 10% Secured Convertible Debentures converted $99,697 of principal into 99,697 shares of common stock at $1.00 per share.  The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In April 2009, we issued 15,779 shares of common stock to certain holders of the 10% Secured Convertible Debentures for payment of interest and registration rights penalties. The agreed upon value of the common stock was $0.85 per share. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that he was an accredited investor.

On March 24, 2009, the registrant entered into a Media and Marketing Services Agreement with GRM. Pursuant to the Media and Marketing Services Agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the registrant’s products and services and will purchase media time on the registrant’s behalf.  In connection with that agreement, the registrant agreed to amend and restate a 5-year warrant previously issued in October 2008 to GRM for the purchase of 1,000,000 shares of common stock at a price of $1.25 per share,  so that the terms were consistent with the warrants GRM received in conjunction with the Media and Marketing Services Agreement.  In conjunction with the execution of the Media and Marketing Services Agreement and for creating, financing, producing, testing and evaluating a television commercial to market the registrant’s products, and in addition to the amended and restated 5-year warrant for the purchase of 1,000,000 shares of common stock at a price of $1.25 per share, the registrant issued to GRM a second 5 year warrant for the purchase of 1,000,000 shares of the registrant’s common stock at a price of $1.25 per share.  This warrant may be exercised only for cash. Finally, the registrant issued to GRM a 5 year warrant for the purchase of 8,000,000 shares of the registrant’s common stock at an exercise price of $1.25 per share. This warrant may be exercised only for cash. This warrant was issued to compensate GRM for providing media placement costs on 45 days terms with us and will be subject to vesting as follows: for each $2 of media placement costs advanced by GRM on the registrant’s behalf, the right to purchase one share of the registrant’s common stock will vest. If GRM terminates the agreement due to a breach by the registrant in the registrant’s performance or as a result of the registrant’s discontinuance, dissolution, liquidation, winding up or insolvency, or if the registrant terminates the agreement for any reason, other than as a result of a breach by GRM or the registrant’s discontinuance, dissolution, liquidation, winding up or insolvency, then any unexpired and unvested rights of GRM to purchase shares of the registrant’s common stock pursuant to this third warrant will immediately vest. If the registrant breaches its payment obligations under the agreement and fails to cure the breach within 15 days after receiving notice from GRM, then the number of warrant shares which would otherwise vest during the month of the delinquent payment will automatically double. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the warrants inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that it was an accredited investor.

In March 2009, certain holders of the registrant’s 10% Secured Convertible Debentures converted $854,163 of principal into 854,163 shares of common stock at $1.00 per share.  The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In February 2009, certain holders of the registrant’s 10% Secured Convertible Debentures converted $601,439 of principal into 601,439 shares of common stock at $1.00 per share.  In addition, those same holders converted $207,473 of principal amount and accrued interest of certain other debentures received in 2008 into 244,086 shares of common stock at $0.85 per share. The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In February 2009, the registrant issued 94,628 shares of restricted common stock valued at $1.10 per share to a vendor as settlement for past services rendered. The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that it was an accredited investor.

On January 17, 2009, the registrant entered into a two month consulting agreement with Michael Barrett for consulting services relating to financial management and reporting.  As part of the agreement, Mr. Barrett was granted a warrant to purchase 2,500 shares of common stock with a term of five years at an exercise price of $1.25 per share, per month for the term of the agreement. The registrant relied on Section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as Mr. Barrett occupied an insider status relative to us that afforded him effective access to the information registration would otherwise provide.

In January 2009, certain holders of the registrant’s 10% Secured Convertible Debentures converted $50,000 of principal into 50,000 shares of common stock at $1.00 per share. The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as we exchanged the securities with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Between November 13, 2008 and January 28, 2009, the registrant consummated the sale of  $1,200,000 in aggregate principal amount of its subordinated 10% Convertible Promissory Notes (the “Notes”), convertible into common stock at a conversion price of $1.25 per share (the “Conversion Price”), along with five-year warrants (the “Warrants”) to purchase an aggregate of 960,000 shares of common stock at an exercise price of $1.25 per share (the “Exercise Price”), to accredited investors.  All outstanding principal and interest of the Notes is due eleven months from the date of issuance. Out of the total gross proceeds of the offering, the registrant paid its placement agent $72,000 in commissions, equal to 6% of the gross proceeds of the offering, and issued to its placement agent a warrant to purchase 57,600 shares of common stock, equal to 6% of the number of shares of common stock into which the Notes initially may be converted, at an exercise price of $1.25 per share.  The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On November 11, 2008, the registrant entered into a consulting agreement with Newview Finance LLC (“Newview”), pursuant to which Newview will provide the registrant with management consulting services, business advisory services, shareholder information services and public relations services.  In consideration of these services, the registrant issued to Newview a 3-year Common Stock Purchase Warrant to purchase up to 2,250,000 shares of the registrant’s common stock, exercisable for cash only at an exercise price of $1.25 per share (the “Newview Warrant”). The Newview Warrant will vest as follows: (i) 900,000 of the Newview Warrant shares vested on November 11, 2008, and (ii) the right to purchase the remaining 1,350,000 of the Newview Warrant shares vested in equal increments of 270,000 shares on a monthly basis during the period from December 1, 2008 to April 1, 2009.    The offering of the Newview Warrant and its underlying shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to an accredited investor only without any form of general solicitation or general advertising.

In September 2008, the registrant issued $91,290 of additional 10% convertible debentures to holders of the registrant’s 10% Secured Convertible Debentures for payment of accrued interest and liquidated damages pursuant to the Consent and Waivers discussed below. The offering of the securities was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to an accredited investor only without any form of general solicitation or general advertising.

On September 22, 2008 the registrant entered into a Consent and Waiver agreement (the “September 2008 Consent and Waiver”) with the holders of at least 75% in aggregate principal amount of its then outstanding 10% Secured Convertible Debentures.  The September 2008 Consent and Waiver allowed the registrant to pay the interest accrued on the registrant’s 10% Secured Convertible Debentures for the months of April 1, July 1 and October 1, 2008 as well as accrued late fees, with the registrant’s securities.  Each holder of 10% Secured Convertible Debentures could accept either shares of the registrant’s common stock having an agreed upon value of $0.85 or a 10% Convertible Debenture in payment of these obligations.  The 10% Convertible Debentures accrue interest at the rate of 10% per annum, have a maturity date of September 12, 2009, and may be converted to common stock at the rate of $0.85 per share.  The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On August 6, 2008 certain holders of our 7.41% Notes converted their notes plus accrued interest and penalties into 509,648 shares of our common stock and 382,230 warrants. The conversion was executed under a most favored nation provision in the securities purchase agreement and the noteholders converted on the same term as the offering described above. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

In August 2008, certain holders of our 10% Secured Convertible Debentures converted $300,000 in principal amount and $15,468 of accrued interest, along with accrued liquidated damages and penalty interest into 315,468 shares of common stock at $1.00 per share and 86,601 warrants to purchase shares of our common stock at $1.25 per share. We relied on section 3(a)(9) of the Securities Act of 1933 for the conversion of the principal and interest, inasmuch as the exchange was made by our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. We relied on section 4(2) of the Securities Act of 1933 to issue the securities for the liquidated damages and penalty interest inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

On July 15, 2008, we entered into a consulting agreement with Frontier Capital Partners L.L.C. (“Frontier”) pursuant to which Frontier agreed to provide investor relations and other business advisory services. The agreement term was 3 months, but the agreement could be terminated by either party upon 5 days written notice. The agreement also includes provisions allowing immediate termination in the event of dissolution, bankruptcy or insolvency and for cause. We agreed to issue to Frontier 125,000 shares of our restricted common stock as compensation for these services. 75,000 of these shares were issued immediately (upon execution of the agreement) and are deemed to be a non-refundable retainer. The remaining 50,000 shares were issued 46 days after execution of the agreement. We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising.

On June 23, 2008 certain holders of our OID Notes converted their notes plus accrued interest into 235,104 shares of our common stock and 176,327 warrants. The conversion was executed under a most favored nation provision in the securities purchase agreement and the noteholders converted on the same terms as the offering described above. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 2 2008, the registrant issued a promissory note to a shareholder in the amount of $160,000. The registrant issued warrants to purchase 40,000 shares of common stock for consideration for the loan. The warrants may be exercised at a price of $1.20 per share for a period of 5 years. This note was repaid in July 2008.  The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, inasmuch as the securities were issued to an accredited investor without any form of general solicitation or general advertising.

On February 13, 2008 the registrant entered into a Consent and Waiver agreement (the “February 2008 Consent and Waiver”), which was amended and restated on August 19, 2008, with the holders of at least 75% in aggregate principal amount of its then outstanding 10% Secured Convertible Debentures.  Pursuant to the February 2008 Consent and Waiver, as amended and restated, the investors waived the requirement that the registrant file a second registration statement (as required by the Registration Rights Agreement dated September 12, 2006) and waived all liquidated damages that accrued after December 19, 2007 as a result of that breach.  The February 2008 Consent and Waiver, as amended and restated, allowed the registrant to pay $194,603 in accrued liquidated damages, as well as the interest accrued on the 10% Secured Convertible Debentures which was to be paid on January 1, 2008, with the registrant’s securities.  Each holder of 10% Secured Convertible Debentures could choose to accept either shares of the registrant’s common stock having an agreed upon value of $0.85 or a 10% Convertible Debenture as payment.  The 10% Convertible Debentures accrue interest at the rate of 10% per annum, have a maturity date of September 12, 2009, and may be converted to common stock at the rate of $0.85 per share.  The offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On February 14, 2008, the registrant entered into a consulting agreement with Kulman IR.  Pursuant to this agreement, Kulman was to provide investor relations services to the registrant for a period of 12 months in exchange for a monthly fee of $3,500, the issuance of 100,000 shares of restricted common stock valued at $100,000, the payment of pre-approved expenses incurred by Kulman in discharging its obligations under the agreement and cross-indemnities.  The shares of common stock were subject to the following vesting provisions: 50,000 shares vested upon execution of the agreement, 25,000 shares vested on August 7, 2008 and the remaining 25,000 shares vested on October 7, 2008.  The agreement was terminated on August 8, 2008, and Kulman IR and its designee returned 25,000 shares to the registrant for cancellation.  The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that it was an accredited investor.

On February 12, 2008, the registrant entered into a consulting agreement with New Castle Consulting.  Pursuant to this agreement, New Castle Consulting provided investor relations services to the registrant for a period of 6 months in exchange for an immediate payment of $4,500, a monthly fee of $4,500 the payment of which began in March 2008 and the issuance of 100,000 shares of restricted common stock valued at $100,000.  The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree made representations that it was an accredited investor.

In January and February 2008, the registrant issued 261,091 shares of common stock to holders of its 10% Secured Convertible Debentures as partial payment for liquidated damages in the amount of $119,615 and interest in the amount of $123,466 accrued on these securities as of December 31, 2007.  The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

In November and December 2007, we issued 508,406 shares of our common stock in connection with the conversion of $460,000 in principal and $48,406 in interest accrued on our 10% Secured Convertible Debentures. We relied on section 3(a)(9) of the Securities Act of 1933 to issue the securities inasmuch as the securities were exchanged by us with our existing security holders exclusively and no commission or other remuneration was paid or given directly or indirectly for the exchange.

On October 22, 2007 we entered into an agreement with Oceana Partners pursuant to which we agreed to issue to Oceana Partners warrants to purchase 400,000 shares of our common stock in exchange for consulting services. The agreement was amended on November 30, 2007. Pursuant to the amendment, we agreed to issue 37,500 shares to designees of Oceana Partners and to reduce the number of shares of common stock covered by the warrants issued to Oceana Partners from 400,000 shares to 362,500 shares. We relied on section 4(2) of the Securities Act of 1933 to issue these securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree represented that it was an accredited investor.

On October 25, 2007 we issued 100,000 shares of our common stock to Richardson & Patel LLP, our legal counsel, for the payment of legal services. Richardson & Patel LLP has agreed to sell the common stock and apply the proceeds against the unpaid balance of the fees we owe. We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offeree represented that it was an accredited investor.

On October 1, 2007 and November 2, 2007 we issued a total of 370,277 shares, having an agreed upon price of $0.85 per share, as payment for interest and penalties to holders of our debt securities pursuant to Consent and Waivers discussed below. We relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

On October 18, 2007, the registrant began a private offering of units.  Each unit consisted of 25,000 shares of common stock and a five year warrant to purchase 18,750 shares of common stock at an exercise price of $1.25 per share.  The purchase price was $25,000 per unit.  The registrant raised $1,810,000 through this offering by issuing 1,810,000 shares of common stock and warrants to purchase 1,357,500 shares of common stock.  The registrant relied on section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.  During this offering, certain holders of the registrant’s 7.41% Senior Secured Notes converted their notes plus accrued interest into 744,749 shares of common stock and warrants to purchase 558,557 shares of common stock.  The conversion was executed under a most favored nation provision in the securities purchase agreement.  The registrant also permitted the holder of its 10% Secured Convertible Debentures to convert the principal and accrued interest into 115,468 shares of common stock and a warrant to purchase 86,601 shares of common stock.  The registrant paid its placement agent a retainer which consisted of warrants to purchase 362,500 shares of common stock at a price of $1.25 and issued 37,500 shares of common stock.  The registrant also paid its placement agent $ in commissions, equal to 7% of the gross proceeds of the Offering, and issued to warrants, exercisable at $1.00 per unit, for the purchase of a total of 196,22 shares of our common stock. The registrant relied on section 3(a)(9) of the Securities Act of 1933 to issue these securities inasmuch as the notes were exchanged by the registrant exclusively with its existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On September 21, 2007 the registrant entered into a Consent and Waiver Agreement with the holders of at least 75% in aggregate principal amount of its then outstanding 10% Secured Convertible Debentures.  By signing the Consent and Waiver, the debenture holders permitted the registrant to make interest payments due on July 1 and October 1, 2007 and to pay $132,726 in liquidated damages with its securities.  The debenture holders were accredited investors within the meaning of Regulation D under the Securities Act.  These issuances were exempt from registration requirements in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder.

On August 15, 2007, we issued to Oceana Partners 50,000 shares of our common stock in consideration for research coverage valued at $50,000 for a twelve month period commencing August 1, 2007 thru July 31, 2008. In connection with the issuance of these securities, Oceana Partners made representations that it was an accredited investor within the meaning of Regulation D under the Securities Act. The issuance was exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933, as amended.

In April 2007 the registrant undertook a private offering of units consisting of 7.41% Senior Secured Notes aggregating $864,000 in principal amount and warrants to purchase up to 400,000 shares of common stock at an exercise price of $1.20 per share.  As of October 18, 2007, the registrant sold $864,000 of principal amount of in 7.41% Senior Secured Notes and issued warrants for the purchase of 400,000 shares of common stock to seven accredited investors, realizing proceeds of $800,000.  The term of the warrants is 10 years.  The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

On March 23, 2007 the registrant entered into a Consent and Waiver agreement with the holders of 75% in aggregate principal amount of its then outstanding 10% Secured Convertible Debentures.  By signing the Consent and Waiver, the debenture holders permitted the registrant to

•	sell additional debt securities, specifically our 7.41% Senior Secured Notes,

•	make interest payments on our 10% Secured Convertible Debentures in securities instead of cash,

•	pay liquidated damages arising from the September 12, 2006 Registration Rights Agreement in securities instead of cash, and

•	issue to Oceana Partners LLC 50,000 shares of common stock and a warrant to purchase 80,000 shares of common stock, as described below all without triggering the 10% Secured Convertible Debenture Holders’ anti-dilution rights.  The registrant issued to the debenture holders warrants to purchase 150,000 shares of common stock at an exercise price of $1.00 per share as consideration for the Consent and Waiver.  The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

In October 2006 the registrant agreed to issue 646,164 shares of common stock to Mr. Bing Liu, its chief software architect, for his contribution to the development of the registrant’s products and technology.  The value of the common stock was $1.07 per share.  The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act.

On October 30, 2006 the registrant’s board of directors and its majority shareholder approved the CyberDefender Corporation 2006 Equity Incentive Plan and set aside 1,375,000 shares of common stock for awards under this plan.  To date, the registrant’s Board has approved stock option awards to for a total of 1,172,394 shares.  The terms of the options vary.  The exercise price for the option shares range from $0.85 to $1.40 per share.  The registrant relied on Section 701 of the Securities Act to make these issuances.

On October 1, 2006, the registrant issued 186,347 shares of common stock to Mr. Bing Liu in payment of the balance due on a promissory note issued to Unionway Int’l LLC.  The balance due was $83,335.  The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

On or about September 12, 2006, the registrant entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% Secured Convertible Debentures in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of our common stock at $1.00 per share.  This aggregate principal amount of $3,243,378 includes the conversion of $580,878 of principal and accrued interest of the registrant’s previously outstanding 8% secured notes, as discussed in the paragraph below.  This amount also includes a subscription by the registrant’s attorneys for $62,500 worth of 10% Secured Convertible Debentures and warrants, which was paid for by cancelling $62,500 of indebtedness incurred by the registrant for legal services.  The registrant paid its placement agents $217,000 in commissions, equal to 7% of the gross proceeds of the Offering, issued 1,000,515 shares of common stock and issued to its placement agent Unit Purchase Options, exercisable at $1.00 per unit, for the purchase of a total of 217,000 shares of our common stock along with warrants for the purchase of 217,000 shares of our common stock at $1.00 per share, equal to 7% of the gross proceeds of the Offering. The registrant relied on section 4(2) of the Securities Act of 1933 to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

Item 27. Exhibits.

3.1	Articles of incorporation of the registrant, as amended (1)
3.2	Bylaws of the registrant, as amended (1)
5.1	Opinion of Richardson & Patel LLP *
10.1	2005 Stock Incentive Plan (2)
10.2	Amended and Restated 2006 Equity Incentive Plan (1)
10.3	Securities purchase agreement between registrant and each purchaser identified on the signature pages thereof dated as of September 12, 2006 (2)

10.4	Employment agreement between the registrant and Gary Guseinov dated August 31, 2006 (2)
10.5	Employment agreement between the registrant and Igor Barash dated September 1, 2003 (2)
10.6	Form of Securities Purchase Agreement dated September 12, 2006 (1)
10.7	Form of 10% Secured Convertible Debenture dated September 12, 2006 (1)
10.8	Form of Registration Rights Agreement dated September 12, 2006 (1)
10.9	Form of Warrant dated September 12, 2006 (1)
10.10	Form of Security Agreement dated September 12, 2006 (1)
10.11	Form of Subsidiary Guarantee dated September 12, 2006 (1)
10.12	Form of Escrow Agreement dated September 12, 2006 (1)
10.13	Form of Indemnification Agreement entered into between the registrant and Mr. Guseinov, Mr. Eckelberry, Mr. Ivankovich, Mr. Liu, Mr. Barash, Mr. LaValle, Mr. Barrett and Mr. Harris (1)
10.14	Indemnification Agreement, dated as of July 21, 2009, between CyberDefender Corporation and Bennet Van De Bunt (20)
10.15	Agreement to Defer Piggyback Registration Rights dated September 12, 2006 (1)
10.16	Form of Note Conversion and Warrant Lock-Up Agreement (1)
10.17	Amendment to Registration Rights Agreement dated October 11, 2006 between the registrant and the purchasers of the registrant’s 10% Secured Convertible Debentures (1)
10.18	Consent and Waiver dated as of March 23, 2007 between the registrant and the holders of the 10% Convertible Debentures dated September 12, 2006 (3)
10.19	Consent and Waiver dated as of September 21, 2007 between the registrant and the holders of the 10% Convertible Debentures dated September 12, 2006 (4)
10.20	Lease Agreement dated October 19, 2007 between the registrant and 617 7th Street Associates, LLC (5)
10.21	Independent Contractor Agreement dated January 28, 2008 between the registrant and Michael Barrett (6)
10.22	Form of Securities Purchase Agreement executed in conjunction with the sale of Units beginning in October 2007 (6)
10.23	Form of Warrant to Purchase Common Stock executed in conjunction with the sale of Units beginning in October 2007 (6)
10.24	Form of Escrow Agreement executed in conjunction with the sale of Units beginning in October 2007(6)
10.25	Consulting Agreement with New Castle Consulting LLC dated February 12, 2008 (7)
10.26	Investor Relations Agreement dated February 14, 2008 between the registrant and Kulman IR, LLC (7)
10.27	Form of 7.41% Senior Secured Note (8)
10.28	Form of Registration Rights Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.29	Form of Amended and Restated Security Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.30	Form of Securities Purchase Agreement executed in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.31	Form of Common Stock Purchase Warrant issued in conjunction with the sale of 7.41% Senior Secured Notes (8)
10.32	Agreement for Internet Advertising Agent Services dated May 16, 2008 between the registrant and WebMetro (9)
10.33	Form of Securities Purchase Agreement executed in conjunction with the sale of Units beginning in June 2008 (10)
10.34	Form of Warrant to Purchase Common Stock executed in conjunction with the sale of Units beginning in June 2008 (10)
10.35	Consent and Waiver dated as of February 13, 2008 and amended on August 19, 2008 between the registrant and the holders of the 10% Convertible Debentures dated September 12, 2006 (11)
10.36	Consulting Agreement with Frontier Capital Partners LLC dated July 15, 2008 (12)
10.39	Consent and Waiver dated as of September 22, 2008 between the registrant and the holders of the 10% Convertible Debentures dated September 12, 2006 (11)
10.40	Consulting Agreement dated November 11, 2008 between the registrant and Newview Finance LLC (13)
10.41	Common Stock Purchase Warrant dated November 10, 2008 issued to Newview Finance LLC (13)
10.42	Independent Contractor Agreement dated December 1, 2008 between the registrant and Kevin Harris (14)
10.43	Form of Securities Purchase Agreement dated November 25, 2008 (15)
10.44	Form of Registration Rights Agreement dated November 25, 2008 (15)
10.45	Form of 10% Convertible Promissory Note dated November 25, 2008 (15)

10.46	Form of Common Stock Purchase Warrant dated November 25, 2008 (15)
10.47	Form of Subordination Agreement dated November 25, 2008 (15)
10.48	Consent and Waiver Agreement dated November 21, 2008 between the registrant and the holders of at least 75% of the outstanding principal amount of the 2006 Debentures (15)
10.49	Settlement Agreement between the registrant and Patrick Hinojosa (16)+
10.50	Employment Agreement between the registrant and Kevin Harris (17)
10.51	Amendment to Lease Agreement dated January 30, 2009 between the registrant and 617 7th Street Associates, LLC (17)
10.52	Media and Marketing Services Agreement with GR Match, LLC (17)
10.53	Form of Consulting Agreement with SCP Holding LLC dated April 1, 2009 (18)
10.54	Form of Consent and Waiver dated April 23, 2009 between the registrant and the holders of the 10% Secured Convertible Debentures dated September 12, 2006 (18)
10.55	Securities Purchase Agreement dated June 3, 2009 between the registrant and GR Match LLC (19)
10.56	First Amendment dated June 4, 2009 to Media and Marketing Services Agreement between the registrant and GR Match LLC (19)
10.57	Securities Purchase Agreement dated June 10, 2009 between the registrant and Shimski L.P. (18)
10.58	Warrant to Purchase Common Stock issued to GR Match LLC (18)
10.59	Warrant to Purchase Common Stock issued to GR Match LLC (18)
10.60	Amended and Restated Warrant to Purchase Common Stock issued to GR Match LLC (18)
23.1	Consent of KMJ Corbin & Company LLP*
23.2	Consent of Richardson & Patel LLP (See Exhibit 5.1)*
*Filed herewith.
+Portions of this agreement have been redacted pursuant to a request for confidential treatment which was granted by the Securities and Exchange Commission on September 25, 2008.
(1) Incorporated by reference from the registrant’s Registration Statement on Form SB-2, file no. 333-138430, filed with the Securities and Exchange Commission on November 3, 2006.
(2) Incorporated by reference from the registrant’s Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on February 1, 2007.
(3) Incorporated by reference from the registrant’s Registration Statement on Form SB-2/A, filed with the Securities and Exchange Commission on March 30, 2007.
(4) Incorporated by reference from the registrant’s Quarterly Report on Form 10QSB, filed with the Securities and Exchange Commission on November 16, 2007.
(5) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 19, 2007.
(6) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2008.
(7) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 5, 2008.
(8) Incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 15, 2008.(9) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 5, 2008.
(10) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 3, 2008.
(11) Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2008.
(12) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 22, 2008.
(13) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 18, 2008.
(14)  Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 15, 2009.
(15) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2008.
(16) Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2008. This document is the subject of a confidential treatment request therefore portions of it have been redacted. A full copy of the document has been filed separately with the Securities and Exchange Commission.
(17) Incorporated by reference from the registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2009.
(18) Incorporated by reference from the registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2009.
(19) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 10, 2009.
(20) Incorporated by reference from the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 27, 2009.

Item 28. Undertakings.

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

4.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on October 19, 2009.

CYBERDEFENDER CORPORATION

By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

By:	/s/ Kevin Harris
Kevin Harris
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Gary Guseinov	Chief Executive Officer and Chairman of	October 19, 2009
Gary Guseinov	the Board (Principal Executive Officer)

/s/ Kevin Harris	Chief Financial Officer and Director (Principal	October 19, 2009
Kevin Harris	Financial and Accounting Officer)

/s/ Igor Barash	Chief Information Officer, Director	October 19, 2009
Igor Barash

CYBERDEFENDER CORPORATION
INDEX TO FINANCIAL STATEMENTS

CYBERDEFENDER CORPORATION
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2009	2008(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,159,478	$779,071
Restricted cash	647,487	15,000
Accounts receivable	151,397	204,635
Deferred financing costs	72,945	324,200
Prepaid expenses	536,756	674,478
Deferred charges, current	1,807,706	811,542

Total Current Assets	5,375,769	2,808,926

PROPERTY AND EQUIPMENT, net	81,354	94,883
DEFERRED CHARGES, less current portion	793,000	239,983
OTHER ASSETS	32,559	26,196

Total Assets	$6,282,682	$3,169,988

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,314,268	$3,798,645
Accrued expenses	411,999	331,229
Accrued expenses - registration rights agreement	48,223	53,745
Deferred revenue, current	6,759,820	4,025,026
Convertible notes payable, net of discount	1,772,726	2,421,529
Capital lease obligation, current	19,039	27,291

Total Current Liabilities	12,326,075	10,657,465

DEFERRED REVENUE, less current portion	1,379,564	527,927

CAPITAL LEASE OBLIGATION, less current portion	11,982	16,776

Total Liabilities	13,717,621	11,202,168

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 50,000,000 shares authorized; 23,193,179 and 17,350,798 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	13,497,302	6,381,921
Additional paid-in capital	13,789,171	11,398,623
Accumulated deficit	(34,721,412)	(25,812,724)

Total Stockholders’ Deficit	(7,434,939)	(8,032,180)

Total Liabilities and Stockholders’ Deficit	$6,282,682	$3,169,988

(1)	Derived from audited financial statements

See accompanying notes to condensed financial statements

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
REVENUES:
Net sales	$3,686,644	$742,862	$6,878,274	$1,217,908

COST OF SALES	753,324	193,240	1,433,028	267,225

GROSS PROFIT	2,933,320	549,622	5,445,246	950,683

OPERATING EXPENSES:
Advertising	3,408,307	1,001,505	7,152,001	1,281,891
Product development	365,497	93,893	665,234	203,861
Selling, general and administrative	1,565,995	737,176	2,817,552	1,363,106
Investor relations and other related consulting	1,346,207	-	2,566,209	200,000
Depreciation and amortization	9,760	9,828	20,096	19,656
Total Operating Expenses	6,695,766	1,842,402	13,221,092	3,068,514

LOSS FROM OPERATIONS	(3,762,446)	(1,292,780)	(7,775,846)	(2,117,831)

OTHER INCOME/(EXPENSES):
Change in the value of derivative liabilities	-	-	109,058	-
Loss on registration rights agreement	-	(216,540)	-	(216,540)
Interest income	11	-	11	-
Interest expense	(1,052,932)	(524,913)	(1,965,441)	(1,175,697)
Total Other Expenses, net	(1,052,921)	(741,453)	(1,856,372)	(1,392,237)

LOSS BEFORE INCOME TAX EXPENSE	(4,815,367)	(2,034,233)	(9,632,218)	(3,510,068)

INCOME TAX EXPENSE	200	200	400	400

NET LOSS	$(4,815,567)	$(2,034,433)	$(9,632,618)	$(3,510,468)

Basic and diluted net loss per share	$(0.24)	$(0.14)	$(0.50)	$(0.24)

Weighted Average Shares Outstanding:
Basic and diluted	20,392,487	14,703,974	19,198,137	14,497,357

See accompanying notes to condensed financial statements

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2009	June 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,632,618)	$(3,510,468)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on registration rights agreement	-	216,540
Amortization of debt discount	783,294	607,947
Depreciation and amortization	20,096	19,656
Compensation expense from vested stock options	141,637	117,853
Amortization of deferred financing costs	302,752	375,169
Shares and warrants issued for penalties and interest	295,722	243,081
Shares and warrants issued for services	2,206,248	200,000
Warrants issued in connection with warrant tender offer	500,630	-
Change in value of derivative liabilities	(109,058)	-
Changes in operating assets and liabilities:
Restricted cash	(632,487)	-
Accounts receivable	53,238	(96,661)
Prepaid expenses	137,722	(6,604)
Deferred charges	(1,549,181)	(46,496)
Other assets	(6,363)	1
Accounts payable and accrued expenses	(409,129)	431,983
Deferred revenue	3,586,431	1,044,447
Cash Flows Used In Operating Activities:	(4,311,066)	(403,552)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(6,567)	-
Cash Flows Used In Investing Activities	(6,567)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable and notes payable, net of placement fees	621,700	160,000
Principal payment of notes payable	-	(189,000)
Proceeds from exercise of stock options	83,086	-
Proceeds from exercise of warrants, net of placement fees	1,899,420	-
Principal payments on capital lease obligation	(13,046)	(11,698)
Proceeds from sale of stock, net of placement fees	3,106,880	529,000
Cash Flows Provided by Financing Activities	5,698,040	488,302

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,380,407	84,750

CASH AND CASH EQUIVALENTS, beginning of period	779,071	236,995

CASH AND CASH EQUIVALENTS, end of period	$2,159,478	$321,745

See accompanying notes to condensed financial statements

CYBERDEFENDER CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2009	June 30, 2008
Supplemental disclosures of cash flow information:
Income taxes paid	$800	$-
Cash paid for interest	$67,317	$21,099

Supplemental schedule of non-cash financing activities:
Property and equipment acquired through capital lease obligation	$-	$2,362
Discount on note payable	$178,602	$36,092
Warrants issued in connection with sale of stock	$-	$389,496
Conversion of notes payable to common stock	$1,908,495	$235,101
Cumulative effect of accounting change to accumulated deficit for derivative liabilities	$723,930	$-
Warrants issued for placement fees with convertible debt	$18,197	$-

See accompanying notes to condensed financial statements

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 - INTERIM FINANCIAL STATEMENTS

These unaudited interim financial statements have been prepared by CyberDefender Corporation (the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) that are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted pursuant to such rules and regulations. These unaudited interim financial statements should be read in conjunction with the audited financial statements and footnotes for the Company for its year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K. The results for the six-month interim period ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

NOTE 2 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

The Company, based in Los Angeles, California, is a provider of secure content management software. The Company develops, markets and licenses security software and related services. The Company’s goal is to bring to market advanced solutions to combat and prevent identity theft, spyware, viruses, and related computer threats. The Company markets its products directly to consumers.

Going Concern and Management’s Plans

Historically, the Company’s revenues were derived from the sales of, and ongoing subscriptions for, a single product. The Company’s management determined that the Company needed to offer a full line of products to be able to grow and compete. In November 2006, the Company launched the first of its current product line, a new Internet security suite called CyberDefender FREE 2.0 that is free to the subscriber. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software. CyberDefender Early Detection Center is a version of the same software, without the advertising, which is paid for by the subscriber. The annual subscription rate for the version without ads ranges from $12.99 to $49.99, depending on the marketing or distribution channels used by the Company.

On September 27, 2007, the Company announced the launch of CyberDefenderULTIMATE and CyberDefenderCOMPLETE.  These are enhanced versions of its security software.  For an annual fee, CyberDefenderULTIMATE provides year round support for any software or hardware connected to a subscriber’s computer while CyberDefenderCOMPLETE provides a one-time fix to a customer’s computer and year-round unlimited anti-malware support for a subscriber’s computer.  These new security suites also include 2 gigabytes of online backup.  These products are sold for $99.95 to $299.99, depending on the marketing or distribution channels used by the Company.

In August 2008, the Company announced the launch of its Identity Protection Services.  These services monitor a customer’s name, social security number, credit cards and address for fraud.  The customer can also include credit monitoring for an additional fee. The monthly subscription rate ranges from $14.95 to $19.95, depending on the marketing or distribution channels used by the Company.

On November 20, 2008, the Company announced the launch of CyberDefender Registry Cleaner.  CyberDefender Registry Cleaner eliminates clutter and junk that builds up within a computer’s registry due to the installation and removal of programs, deletion and creation of files and cached records from Web surfing.  The annual subscription rate ranges from $19.99 to $39.98, depending on the marketing or distribution channels used by the Company.

The Company’s interim financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses on a GAAP basis of $9,632,618 during the six months ended June 30, 2009; however, as reflected on the Statement of Cash Flows, the Company’s cash used in operations was $4,311,066 during the six months ended June 30, 2009.  In addition, at June 30, 2009, the Company has negative working capital of $6,950,306, a large portion of which relates to deferred revenue, and an accumulated deficit of $34,721,412, a large portion of which relates to non-cash charges for the value of equity issued over the years.  These items raise substantial doubt about the Company’s ability to continue as a going concern. The Company is confident that the recent increases in sales volume, as evidenced by sales receipts year to date of more than $10 million, will provide the Company with a significant renewable revenue stream related to the ongoing license renewals of thousands of customers that the Company is acquiring every month. However, until these renewals along with new sales of the products provide the Company with the revenue it needs to attain profitability, the Company intends to continue to raise money for operating capital through the sale or exercise of its securities or by borrowing money.  From inception through June 30, 2009, the Company has raised $6,735,000 from debt financing, $4,916,880 from equity financing and $1,968,311 from the exercise of warrants in connection with the Company’s warrant tender offer. These funds have been used to develop software, improve and expand its infrastructure and to build out a management team. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital. Management cannot assure that any future financing arrangements will be available in amounts or on terms acceptable to the Company. If additional future financing is not available or is not available on acceptable terms, the Company may be unable to continue its operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company currently has no firm agreements with any third parties for any future transactions and future financings.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reclassification

To conform to the current year’s presentation, as a result of management’s continuing analysis of its operating activities, the Company reclassified $193,240 and $267,225 for the three and six months ended June 30, 2008, respectively, related to amounts previously classified as operating expense to costs of sales with no effect on previously reported net loss.  In addition, the Company reclassified $0 and $200,000 for the three and six months ended June 30, 2008, respectively, related to amounts previously classified as selling, general & administrative to investor relations and other related consulting expense with no effect on previously reported net loss. In addition, the Company reclassified $23,527 and $34,825 for the three and six months ended June 30, 2008, respectively, related to amounts previously classified as selling, general & administrative to advertising expense with no effect on previously reported net loss. Additionally, the Company reclassified $15,000 from prepaid expenses to restricted cash at December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, realization of accounts receivables, recoverability of prepaid expenses, deferred charges and long-lived assets, value of shares and options/warrants granted, valuation of derivative liabilities and valuation of deferred tax assets. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method.

Equipment under Capital Lease

The Company leases certain of its furniture and other equipment under agreements accounted for as capital leases. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over their estimated useful lives.

Fair Value of Financial Instruments

Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition

The Company recognizes revenue from the sale of software licenses under the guidance of  Statement of Position (“SOP”)  No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB 104.

Specifically, the Company recognizes revenues from its products when all of the following conditions for revenue recognition are met:

i.	persuasive evidence of an arrangement exists,
ii.	the product or service has been delivered,
iii.	the fee is fixed or determinable, and
iv.	collection of the resulting receivable is reasonably assured.

The Company currently sells five products, CyberDefender Early Detection Center (“EDC”), an antivirus and anti spyware software, CyberDefender Registry Cleaner, CyberDefenderULTIMATE, CyberDefenderCOMPLETE and Identity Protection Services, over the Internet. The Company also offers a backup CD of the EDC software for an additional fee. CyberDefenderCOMPLETE offers customers one-time technical support and a license for EDC, while CyberDefenderULTIMATE offers customers unlimited technical support for a specified period and a license for EDC. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company provides technical support if the customer purchased CyberDefenderULTIMATE or CyberDefenderCOMPLETE and licenses the customer to download EDC over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (“VSOE”) may not exist for one or more of the elements. EDC and CyberDefenderULTIMATE are in substance a subscription and the entire fee is deferred and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49. Revenue is recognized immediately for the sale of the backup CD, CyberDefender Registry Cleaner and for the portion of the sale of CyberDefenderCOMPLETE that relates to the one-time technical support as the Company believes that all of the elements necessary for revenue recognition have occurred.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (Continued)

The Company also uses third parties to sell its software and therefore evaluates the criteria of Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss. Accordingly, the Company’s revenue is recorded on a gross basis.

The Company also offers two products which are free to the subscriber, CyberDefender FREE 2.0 and MyIdentityDefender Toolbar. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software or through the toolbar search. Under the guidance of SAB 104, the Company recognizes revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. The Company’s obligations do not include guarantees of a minimum number of impressions.

Deferred Charges

The Company uses a third party to provide technical support services associated with the CyberDefenderCOMPLETE and CyberDefenderULTIMATE products.  The costs associated with this service are deferred and amortized against the recognition of the related sales revenue.

In addition, the Company uses third parties to process a portion of its product renewal sales. The Company pays a direct acquisition fee to the processor for each completed sale. These direct acquisition fees are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts.” The third party processors refund any direct acquisition fee on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Reserves for Product Returns

The Company’s policy with respect to product returns is defined in its End User License Agreement (“EULA”), which states “...products purchased that are downloadable are refundable within the first 30 days after the date of purchase.” Product returns are generally received within 30 days of the original sale and are charged against the associated sale upon receipt of the return.  A chargeback occurs when a customer contacts their issuing credit card company directly to request a refund instead of contacting the Company.  The Company’s third party processor is usually notified within 30 days of any chargebacks by the issuing credit card company.  The third party processor reduces the amounts due to the Company as a result of any chargeback during the preceding 30 day period.  As a result, a majority of chargebacks occur within 30 days of the sale event and are recorded prior to closing the previous month’s accounting records.  The Company may voluntarily accept returns from a customer after 30 days of purchase. The returns are charged against revenues upon receipt. As of June 30, 2009 and December 31, 2008, the Company had $0 accrued for customer returns and chargebacks, based on historical returns.

Concentrations of Risk

Revenues are concentrated in the software industry which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

As of June 30, 2009, all of our cash and cash equivalents were maintained at a major financial institution in the United States. At times, deposits held with the financial institution may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, are believed to bear low risk. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the Federal Deposit Insurance Corporation deposit coverage limits to $250,000 per owner from $100,000 per owner. This program is currently available through December 31, 2009.  As of June 30, 2009, the Company had a balance of approximately $2,173,000 in excess of the FDIC limit.

Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. Advertising purchased from four vendors accounted for 67% and 78% of the Company’s total advertising expense for the three and six months ended June 30, 2009, respectively. Advertising purchased from three vendors accounted for 92% of the Company’s total advertising expense for the three and six months ended June 30, 2008.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”). FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company did not make any adjustment to opening retained earnings as a result of the implementation.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2004 through 2008 for U.S. Federal Income Tax and for the tax years ending December 31, 2003 through 2008 for the State of California Income Tax.

The Company does not have any unrecognized tax benefits as of June 30, 2009 that, if recognized, would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of June 30, 2009.

Software Development Costs

The Company accounts for software development costs in accordance with SFAS No. 86, “Computer Software to Be Sold, Leased, or Otherwise Marketed.” Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There have been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development expense.

Recently Issued Accounting Pronouncements

The Company has adopted all accounting pronouncements effective before June 30, 2009 which are applicable to the Company.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning January 1, 2009. The Company is evaluating the impact SFAS141R will have on any future business combinations.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162, which approved the FASB Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards for all non-governmental entities, except for guidance issued by the SEC. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, beginning with our third quarter of fiscal 2009, all references made to GAAP will use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing GAAP, it is not expected to have any impact on our financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), which amends the consolidation guidance applicable to variable interest entities (“VIEs”). The scope within the guidance now includes qualifying special-purpose entities. The standard provides revised guidance on (1) determining the primary beneficiary of the VIE, (2) how power is shared, (3) consideration for kick-out, participating and protective rights, (4) reconsideration of the primary beneficiary, (5) reconsideration of a VIE, (6) fees paid to decision makers or service providers, and (7) presentation requirements. The statement is effective as of the first quarter of our fiscal 2011, and early adoption is prohibited. We do not expect the adoption of this standard to have any impact on our financial statements.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (Continued)

Recently Issued Accounting Pronouncements (Continued)

Effective January 1, 2009, the Company adopted the provisions of EITF 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 applies to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of adopting EITF 07-5, as of January 1, 2009, 7,134,036 of the Company’s issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment. In addition, amounts related to the embedded conversion feature of convertible notes issued previous to January 1, 2009 and treated as equity pursuant to the derivative treatment exemption were also no longer afforded equity treatment. As such, effective January 1, 2009, the Company reclassified the fair value of these common stock purchase warrants and the fair value of the embedded conversion features, which both have exercise price reset features, from equity to liability status as if these warrants and embedded conversion features were treated as a derivative liability since the earliest date of issue in September 2006. On January 1, 2009, the Company reclassified from additional paid-in capital, as a cumulative effect adjustment, $7,065,940 to beginning additional paid in capital, $723,930 to opening retained earnings and $6,342,010 to a long-term derivative liability to recognize the fair value of such warrants and embedded conversion features on such date.

During the three and six months ended June 30, 2009, the Company issued 0 and 1,192,000 common stock purchase warrants that contained features that required the Company to record their fair value as a derivative liability.  In addition, the value related to the embedded conversion feature of convertible notes issued during the three and six months ended June 30, 2009 were also recorded as a derivative liability. The fair value of these common stock purchase warrants and the embedded conversion feature on their respective value date for the three and six months ended June 30, 2009 was $0 and $906,805.  We recognized a gain of $0 and $109,058 from the change in fair value of the outstanding warrants and embedded conversion feature for the three and six months ended June 30, 2009.

Subsequent to June 30, 2009, the Company obtained waivers from the warrant and note holders, pursuant to which the warrant and note holders forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of the price reset provisions included in the warrants and notes. As a result of obtaining the waivers, the warrants and notes are now afforded equity treatment under EITF 07-5, resulting in the elimination of the derivative liabilities of $7,139,757 and a corresponding increase in additional paid-in-capital.

Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. In February 2008, the FASB deferred the effective date of SFAS 157 by one year for certain non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). On January 1, 2008, the Company adopted the provisions of SFAS 157, except as it applies to those nonfinancial assets and nonfinancial liabilities for which the effective date has been delayed by one year, which we adopted on January 1, 2009. The adoption of SFAS 157 did not have a material effect on the Company’s financial position or results of operations. The book values of cash, accounts receivable and accounts payable approximate their respective fair values due to the short-term nature of these instruments.

The fair value hierarchy distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs). The hierarchy consists of three levels:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures each quarter. The Company has no assets or liabilities that are measured at fair value on a recurring basis. There were no assets or liabilities measured at fair value on a non-recurring basis during the six months ended June 30, 2009.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2 -   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES   (Continued)

Loss Per Share

In accordance with SFAS No. 128, “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of June 30, 2009 and 2008, there were 15,352,948 and 10,745,886 shares of potentially dilutive securities outstanding, respectively. As the Company reported a net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

Stock Based Compensation

The Company applies SFAS No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123R”), which requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. For non-employee stock based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services, whichever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services”, and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other than Employees”. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

In accordance with EITF Issue No. 00-18, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid expense in its balance sheet.

NOTE 3 – RESTRICTED CASH

Under a credit card processing agreement with a financial institution the Company is required to maintain a security reserve deposit as collateral.  The amount of the deposit is at the discretion of the financial institution and as of June 30, 2009 and December 31, 2008 was $397,476 and $15,000, respectively. Under a separate credit card processing agreement with a financial institution the Company is required to issue a $250,000 letter of credit as a security deposit.  The letter of credit is collateralized by cash held in an account at the Company’s bank. The account is interest bearing and the Company receives the interest that is earned. The balance in the cash collateral account was $250,011 and $0 as of June 30, 2009 and December 31, 2008, respectively.

NOTE 4 - STOCKHOLDERS’ DEFICIT

Common Stock

On October 18, 2007, the Company began an offering of units. Each unit consisted of 25,000 shares of common stock and a warrant to purchase 18,750 shares of common stock at an exercise price of $1.25 per share. The warrants have a term of five years. Pursuant to the warrant agreements, from and after the warrant issue date, in the event the Company sells common stock for less than the exercise price or issues securities convertible into or exercisable for common stock at a conversion price or exercise price less than the exercise price (a “Dilutive Issuance”), then the exercise price shall be multiplied by a fraction, the numerator of which is the number of shares of common stock sold and issued at the closing of such Dilutive Issuance plus the number of shares which the aggregate offering price of the total number of shares of common stock sold and issued at the closing of such Dilutive Issuance would purchase at the exercise price, and the denominator of which is the number of shares of common stock issued and outstanding on the date of such Dilutive Issuance plus the number of additional shares of common stock sold and issued at the closing of such Dilutive Issuance. As of April 1, 2009, the holders of the warrants have waived their rights to any adjustments to the exercise price as a result of a Dilutive Issuance (see Note 2). The purchase price was $25,000 per unit.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

During February and March 2008, the Company raised $175,000 through this offering and issued 175,000 shares of common stock and warrants to purchase 131,250 shares of common stock.  The warrants issued in connection with the units were valued at $118,058 using the Black-Scholes option pricing model.  Issuance costs consisted of a 7% cash fee and an additional warrant to purchase 8,750 shares of common stock with an exercise price of $1.00 per share valued at $7,895 using the Black-Scholes option pricing model.  In May 2008, the Company updated the agreement prospectively with the placement agent to increase both the cash and warrant placement fees from 7% to 9% as well as to provide to the placement agent a 2.5% cash expense allowance. During June 2008, the Company issued 400,000 shares and raised $354,000, net of placement fees, through this offering. The 300,000 warrants issued in connection with the units were valued at $271,438 using the Black-Scholes option pricing model.

On February 12, 2008, the Company entered into a consulting agreement with New Castle Consulting. Pursuant to this agreement, New Castle provided investor relations services to the Company for a period of 6 months in exchange for payment of $4,500, which was made in conjunction with the execution of the agreement, a monthly fee of $4,500 the payment of which began in March 2008, the issuance of 100,000 shares of restricted common stock valued at $100,000 and an indemnity.  As the shares were unforfeitable upon issuance and there was no guarantee of future benefit to be provided, the value of the shares was expensed upon issuance to investor relations and other related consulting expense in the quarter ended March 31, 2008.

On February 14, 2008, the Company entered into a consulting agreement with Kulman IR. Pursuant to this agreement, Kulman was to provide investor relations services to the Company for a period of 12 months in exchange for a monthly fee of $3,500, the issuance of 100,000 shares of restricted common stock valued at $100,000, the payment of pre-approved expenses incurred by Kulman in discharging its obligations under the agreement and cross-indemnities. In regards to the stock that was issued, 50,000 shares vested immediately, 25,000 shares vested on August 7, 2008 and the remaining 25,000 shares were to vest on October 7, 2008. During August 2008, the Company terminated the agreement and cancelled the 25,000 unvested shares. As there was no guarantee of future benefit to be provided, the value of the vested shares was expensed upon issuance to investor relations and other related consulting expense in the quarter ended March 31, 2008.

In February 2009, the Company issued 94,628 shares of restricted common stock valued at $1.10 per share to a vendor as settlement for past services rendered.

In April 2009, one investor exercised warrants to purchase 36,294 shares of common stock exercisable at $1.01 per share.  The warrant was exercised pursuant to the cashless provision contained in the warrant and as such, the Company issued 16,732 shares to the investor.

In May 2009, one investor exercised warrants to purchase 172,928 shares of common stock exercisable at $1.00 per share.  The warrant was exercised pursuant to the cashless provision contained in the warrant and as such, the Company issued 88,150 shares to the investor.

During May and June 2009, the Company issued 1,732,248 shares of common stock for warrants that were exercised in connection with a tender offer as more fully described in “stock warrants” below.

In June 2009, five investors exercised warrants to purchase 116,232 shares of common stock exercisable at $1.00 to $1.01 per share.  The warrants were exercised pursuant to the cashless provision contained in the warrants and as such, the Company issued 82,378 shares to the investor.

On June 4, 2009, the Company closed the sale and issuance of 1,142,860 shares of common stock to GR Match for an aggregate purchase price of $2,000,005, of which $400,000 must be used for the creation and production by Guthy-Renker of television commercials advertising the Company’s products and services, and the balance of which the Company will use for general working capital. Pursuant to the terms of the Securities Purchase Agreement documenting the transaction, GR Match has demand and piggyback registration rights with respect to the shares.  Also, in the event the Company sells or issues shares of its common stock or common stock equivalents at a price per share below $1.75 during the ninety days following the closing of the transaction, except for certain exempt issuances, GR Match will receive additional shares of common stock in order to effectively re-price the shares at such lower price. The Company did not record any liability on its books as of June 30, 2009 for this re-price provision.

On June 10, 2009, the Company closed the sale and issuance of 632,500 shares of common stock to Shimski L.P. for an aggregate purchase price of $1,106,875. Pursuant to the terms of the Securities Purchase Agreement, Shimski L.P. has demand and piggyback registration rights with respect to the shares.  Also, in the event the Company sells or issues shares of its common stock or common stock equivalents at a price per share below $1.75 during the ninety days following the closing of the transaction, except for certain exempt issuances, Shimski L.P. will receive additional shares of common stock in order to effectively re-price the shares at such lower price. The Company did not record any liability on its books as of June 30, 2009 for this re-price provision.

See “stock options” below for additional shares issued during the six months ended June 30, 2009 related to the exercise of stock options.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

See Note 5 for additional shares issued during the six months ended June 30, 2009 related to the convertible notes payable.

Stock warrants

On November 11, 2008, the Company entered into a consulting agreement with Newview Consulting L.L.C. (“Newview”) Pursuant to this agreement, Newview will provide investor relations services for a period of 6 months in exchange for a warrant to purchase 2,250,000 shares of common stock at a price of $1.25 per share. 900,000 warrants vested immediately and 270,000 warrants were to vest on the 1st of each month beginning December 1, 2008 and ending April 1, 2009.  Either party may terminate the agreement with fifteen days written notice.  At January 1, 2009, the Company amended the vesting schedule in the Newview warrant to vest the remaining 1,080,000 warrants on the first of each month from January 1, 2009 to June 1, 2009 at the rate of 180,000 warrants per month.  As such, 540,000 and 1,080,000 warrants vested during the three and six month periods ended June 30, 2009 and the value of $471,448 and $974,339, using the Black Scholes pricing model, was expensed to investor relations and other consulting expense.  At June 30, 2009, all of the warrants had vested.

On January 17, 2009, the Company entered into a two month consulting agreement with Michael Barrett for consulting services relating to financial management and reporting.  As part of the agreement, Mr. Barrett was granted a warrant to purchase 2,500 shares of common stock with a term of five years at an exercise price of $1.25 per share, for each month of the term of the agreement.  The fair value of these warrants was $3,753, using a Black Scholes pricing model, and was expensed during the current period to investor relations and other consulting expense.

On October 30, 2008, the Company executed a letter of intent with a subsidiary of Guthy-Renker, Guthy Renker Match, LLC (“GRM”) to create, market and distribute direct response advertisements to sell the Company’s products.  GRM is responsible for creating, financing, producing, testing and evaluating a radio commercial to market the Company’s products in exchange for $50,000 and a fully vested, non-forfeitable warrant to purchase 1,000,000 shares of common stock at a price of $1.25 per share with an estimated fair value of $951,495 using the Black-Scholes pricing model.  The fair value of the warrant was capitalized at the time of issuance and has been expensed over the five month term of service. For the three and six months ended June 30, 2009, the Company expensed $0 and $570,897 to investor relations and other consulting expense.  Subsequent to December 31, 2008, the Company entered into a Media and Marketing Services Agreement with GRM, as described below, and amended this warrant.

On March 24, 2009, the Company entered into a Media and Marketing Services Agreement with GRM.  Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf.  During the term of the agreement, which is to continue until August 31, 2010, subject to certain rights of termination, GRM will be the exclusive provider of all media purchasing and direct response production services.  On June 23, 2009, because the agreement had not been terminated, the Company appointed a representative of GRM to the Company’s board of directors.  This director will continue to serve throughout the term of the agreement and for so long as GRM owns shares of the Company’s common stock or the right to purchase shares of the Company’s common stock which constitute at least 5% of the Company’s issued and outstanding common stock.

As compensation for GRM’s services, the Company agreed to amend the warrant described above so that the terms were consistent with the warrants described below.  None of the amended terms resulted in an accounting change to the warrant.  In conjunction with the execution of the Media and Marketing Services Agreement and for creating, financing, producing, testing and evaluating a television commercial to market the Company’s products, the Company issued to GRM a second 5 year warrant for the purchase of 1,000,000 shares of the Company’s common stock at a price of $1.25 per share valued at $712,303 using the Black-Scholes pricing model.  The fair value of the warrant was capitalized at the time of issuance and will be expensed over the five month expected term of service. $427,382 and $569,843 was expensed during the three and six months ended June 30, 2009 to investor relations and other consulting expense.  This warrant may be exercised only for cash.  Finally, the Company agreed to issue to GRM a 5 year warrant for the purchase of 8,000,000 shares of the Company’s common stock at an exercise price of $1.25 per share.  This warrant may be exercised only with cash.  This warrant will be subject to vesting as follows:  for each $2 of media placement costs advanced by GRM on the Company’s behalf, the right to purchase one share of the Company’s common stock will vest.  As of June 30, 2009, the right to purchase 277,050 of the 8,000,000 warrant shares has vested and was valued at $246,698 using the Black-Scholes pricing model.  The fair value of these 277,050 vested warrants has been expensed to interest expense, $211,083 and $246,698 for the three and six months ended June 30, 2009, as the warrants represent compensation to GRM for the advancement of media costs on the Company’s behalf. The remaining 7,722,950 warrants are not guaranteed to vest as they are contingent on GRM advancing media placement costs, as such, these unvested warrants have not been included or accounted for as outstanding dilutive securities at June 30, 2009.

If GRM terminates the agreement due to a breach by the Company in the Company’s performance or as a result of the Company’s discontinuance, dissolution, liquidation, winding up or insolvency, or if the Company terminates the agreement for any reason, any unexpired and unvested rights of GRM to purchase shares of the Company’s common stock pursuant to the agreement will immediately vest. If the Company breaches its payment obligations under the agreement and fails to cure the breach within 15 days after receiving notice from GRM, then the number of warrant shares which would otherwise vest during the month of the delinquent payment will automatically double.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

On April 1, 2009, the Company entered into an agreement with a consultant for management consulting and business advisory services on an as needed basis.  The consultant was granted a warrant to purchase 850,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.25.  These warrants vest as follows: 300,000 immediately and 50,000 per month on the 1st day of each month commencing May 1, 2009 and ending March 1, 2010. The fair value of the 400,000 vested warrants of $367,646 was expensed to investor relations and other consulting expense for the three and six months ended June 30, 2009.

On April 5, 2009, the Company entered into an agreement with a consultant for marketing related services.  The agreement had a term of three months.  The agreement provided compensation of $13,000 for month one, $14,000 for month two and $15,000 for month three.  In addition, the consultant was granted a warrant to purchase 15,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.25.  This warrant was to vest 5,000 shares per month over the term of the agreement. On May 15, 2009, the original agreement was terminated, along with the right to purchase 5,000 shares of common stock that would have vested in June 2009, and the Company entered into a second agreement with the consultant.  The second agreement had a term of three months and provided compensation of $17,500 for month one, of which 50% will be deferred for 30 days, and $8,750 per month thereafter. In addition, the consultant was granted a warrant to purchase 15,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.25.  The warrant was to vest 5,000 shares per month over the term of the second agreement. The second agreement also provided for a bonus of up to 50,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals. On June 15, 2009, the second agreement was terminated, along with the right to purchase 10,000 shares of common stock that would have vested in July and August 2009, and the Company entered into a third agreement with the consultant.  The third agreement has a term of two months. The third agreement provided compensation of $12,500 per month. In addition, the consultant was granted a warrant to purchase 10,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.25.  This warrant vests 5,000 shares per month over the term of the agreement. Additionally, the consultant was granted a warrant to purchase 5,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83 for deferring 50% of the compensation due for May 2009 until July 30, 2009 and a warrant to purchase 5,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83 as part of the bonus per the second agreement. The third agreement also provided for a bonus of up to 45,000 additional warrant shares at an exercise price of $1.83 for achieving certain goals. The fair value of the 25,000 warrants that were granted and vested of $46,414 was expensed to investor relations and other consulting expense for the three and six months ended June 30, 2009.

On April 24, 2009, the Company entered into an agreement with Michael Barrett for consulting services relating to financial management and reporting.  As part of the agreement, Mr. Barrett was granted a warrant to purchase 2,500 shares of common stock at an exercise price of $1.80 per share. The fair value of the warrant, which was computed as $3,453, was expensed to investor relations and other consulting expense for the three and six months ended June 30, 2009.

In May 2009, the Company began an offering to the holders of its warrants issued with “cashless exercise” provisions and/or “down-round” provisions (collectively the “Released Provisions”).  Pursuant to the offering, the warrant holders were given the opportunity to increase by 10% the number of shares of common stock covered by their warrants in exchange for extinguishing the Released Provisions from their warrants.  In order for the warrant holders to take advantage of the offer, they were required to exercise a portion of their warrant(s) and purchase for cash no less than 30% of the shares of common stock covered by their warrant(s), after giving effect to the increase.  On June 29, 2009, the Company filed a Schedule TO with the SEC covering this offering.  Per the Schedule TO, the offering expired on July 28, 2009.  Subsequent to June 30, 2009, the Schedule TO was amended and the offering was extended until August 17, 2009. As of June 30, 2009, the Company has received $1,899,420 in proceeds, net of offering costs of $68,891, and issued 1,732,248 shares of common stock to warrant holders that have participated in this offer.  Additionally, the Company has issued warrants to purchase 243,005 shares of the Company’s common stock for the 10% increase in warrants offered to warrant holders. The additional warrants were valued at $500,630, using the Black Scholes pricing model, and were expensed to interest expense during the period.

On May 15, 2009, the Company entered into an agreement with a second consultant for marketing related services.  The agreement had a term of three months and provided compensation of $17,500 for month one, of which 50% will be deferred for 30 days, and $8,750 per month thereafter. In addition, the consultant was granted a warrant to purchase 15,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83.  The warrant was to vest 5,000 shares per month over the term of the second agreement. The agreement also provided for a bonus of up to 50,000 additional warrants at an exercise price of $1.83 for achieving certain goals. On June 15, 2009, the agreement was terminated, along with the right to purchase 10,000 shares of common stock that would have vested in June and July 2009, and the Company entered into a second agreement with the consultant.  The second agreement has a term of two months and provided compensation of $12,500 per month. In addition, the consultant was granted a warrant to purchase 10,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83.  This warrant vests 5,000 shares per month over the term of the agreement. Additionally, the consultant was granted a warrant to purchase 5,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83 for deferring 50% of the compensation due for May 2009 until July 30, 2009 and a warrant to purchase 5,000 shares of the Company’s common stock for a period of five years at an exercise price of $1.83 as part of the bonus per the second agreement. The second agreement also provided for a bonus of up to 45,000 additional warrants at an exercise price of $1.83 for achieving certain goals. The fair value of the 15,000 warrants that were granted and vested of $29,864 was expensed to investor relations and other consulting expense for the three and six months ended June 30, 2009.

See Note 5 for additional warrants issued during the six months ended June 30, 2009 related to the convertible notes payable.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

The following represents a summary of the warrants outstanding at June 30, 2009 and 2008 and changes during the six months then ended:

	Six Months Ended
	June 30, 2009			June 30, 2008
	Number of Warrants	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number Of Warrants	Weighted Average Exercise Prices	Aggregate Intrinsic Value
Outstanding, beginning of period	11,029,890	$1.14		5,741,306	$1.05

Issued	2,580,855	$1.24		647,573	$1.25
Expired/forfeited	-	-		-	-
Exercised	(2,057,702)	$1.12		-	-
Outstanding, end of period	11,553,043	$1.17	$24,002,870	6,388,879	$1.07	$4,327,646

Exercisable, end of period	11,103,043	$1.17	$23,102,870	6,388,879	$1.07	$4,327,646

The following table summarizes information about warrants outstanding at June 30, 2009:

Exercise Price	Number of Warrant Shares	Weighted Average Remaining Contractual Life (Years)
$ 1.00	2,907,575	2.35
$ 1.01	706,341	6.42
$ 1.20	324,875	3.01
$ 1.25	7,586,752	3.72
$ 1.80	2,500	4.82
$ 1.83	25,000	4.94
	11,553,043	3.52

The weighted average grant date fair value of warrants granted during the six months ended June 30, 2009 was $1.16 per warrant. The outstanding warrants at June 30, 2009 are held by consultants and other service providers, stockholders, and former noteholders.

The Company’s common stock purchase warrants do not trade in an active securities market, therefore, we estimate the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions for the six months ended June 30, 2009:

Annual dividend yield	0.0%
Average expected life (years)	2.22-5.10
Risk-free interest rate	2.42-3.29%
Expected volatility	88-103%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using weekly pricing observations for the prior year. The Company believes this method produces an estimate that is representative of the Company’s expectations of future volatility over the expected term of these warrants. The Company currently has no reason to believe future volatility over the expected remaining life of these warrants is likely to differ materially from historical volatility. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on 10-year U.S. Treasury securities.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

Stock options

In January 2005, the Company adopted the CyberDefender Corporation 2005 Stock Option Plan (sometimes called the CyberDefender Corporation 2005 Equity Incentive Plan and referred to herein as the “2005 Plan”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2005 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options may have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted from the 2005 Plan is 931,734 shares.

On October 30, 2006, the Company adopted the Amended and Restated 2006 Equity Incentive Plan (“2006 Plan”) that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2006 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options may have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. On June 17, 2009, the board of directors amended the 2006 Plan to increase the maximum aggregate amount of stock based awards that may be granted from the 2006 Plan to 2,875,000 shares.

On March 31, 2008, the Company granted to Michael Barrett, the Company’s former Chief Financial Officer, an option to purchase 20,000 shares of common stock at a price of $1.00 per share.

On April 16, 2008, the Company granted to Michael Barrett, the Company’s former Chief Financial Officer, an option to purchase 20,000 shares of common stock at a price of $1.00 per share.

On April 16, 2008, the Company granted to three consultants options to purchase 130,700 shares of common stock at prices ranging from of $1.00 to $1.25 per share.

In June 2008, the Company granted to employees options to purchase 160,000 shares of common stock at prices ranging from $1.01 to $1.10 per share.

In January 2009, the Company granted to Kevin Harris, the Company’s Chief Financial Officer, an option to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, vesting as follows: 25,000 of the option shares vested on the date of grant; 25,000 of the option shares vested three months after the grant date; and the balance of 150,000 option shares vests in equal monthly increments over the term of his employment agreement.  In addition, per the terms of the employment agreement, the Company granted options to purchase 25,000 shares of common stock at an exercise price of $1.00 per share, vesting equally over 24 months, as bonus compensation at March 31, 2009 and at June 30, 2009, respectively.

On January 1, 2009, the Company entered into a three month consulting agreement with Unionway International, LLC, an entity controlled by Mr. Bing Liu, for consulting services.  As part of the agreement, Mr. Liu was granted a 10-year option to purchase 18,000 shares of common stock at an exercise price of $1.00 per share vesting in equal monthly increments over the term of the agreement as compensation for 2008 achievements.  In addition, Mr. Liu has been granted a 10-year option to purchase 5,000 shares of common stock at an exercise price of $1.00 per share vesting 2,500 shares on January 1, 2009, 1,250 shares on February 1, 2009 and 1,250 shares on March 1, 2009.

On January 17, 2009, the Company entered into a two month consulting agreement with Michael Barrett for consulting services relating to financial management and reporting.  As part of the agreement, Mr. Barrett was granted an option to purchase 2,500 shares of common stock at an exercise price of $1.25 per share, per month for the term of the agreement.

On April 1, 2009, the Company entered into a three month consulting agreement with Unionway International, LLC, an entity controlled by Mr. Bing Liu, for consulting services.  As part of the agreement, Mr. Liu was granted a 10-year option to purchase 15,000 shares of common stock at an exercise price of $1.25 per share vesting over the term of the agreement.

From January through June 2009, the Company granted to employees options to purchase a total of 335,000 shares of common stock under the 2006 Plan and the 2005 Plan at a prices ranging from of $1.00 to $3.30 per share.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 4 - STOCKHOLDERS’ DEFICIT (Continued)

A summary of stock option activity for the 2005 Plan and 2006 Plan is as follows:

	Six Months ended
	June 30, 2009			June 30, 2008
	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding, beginning of period	1,444,084	$0.83		1,316,384	$0.75

Granted	628,000	$1.45	$1,129,120	330,700	$1.05		$230,350

Exercised	(75,106)	$1.11	$143,575	-	$-	$

Cancelled	(104,041)	$1.08	$191,934	(290,458)	$1.06		$201,844

Outstanding, end of period	1,892,937	$1.01	$4,243,794	1,356,626	$0.76		$1,348,412

Exercisable, end of period	1,210,411	$0.76	$3,009,875	1,041,952	$0.67		$1,130,157

The weighted-average grant date fair value of options granted during the six months ended June 30, 2009 and 2008 was $1.33 and $0.75 per option, respectively.

As of June 30, 2009 and 2008, 682,526 and 314,674 of the options granted are not vested with an estimated remaining value of $1,233,919 and $232,527, respectively. As of June 30, 2009 and 2008, 453,980 and 253,414 of the unvested options are expected to vest with an estimated remaining value of $828,111 and $176,414, respectively. At June 30, 2009, 1,210,411 of these options were exercisable with a weighted average remaining contractual term of 7.0 years. The weighted average remaining contractual life of all options outstanding at June 30, 2009 is 7.9 years.

The Company recorded compensation expense associated with the issuance and vesting of stock options of $56,429 and $141,637 for the three and six months ended June 30, 2009, respectively. The Company recorded compensation expense associated with the issuance and vesting of stock options of $88,348 and $117,853 for the three and six months ended June 30, 2008, respectively.

During the three and six months ended June 30, 2009, the Company received proceeds of $83,086 for 75,106 stock options exercised. The total intrinsic value of the stock options exercised was $143,575. There were no stock options exercised during the six months ended June 30, 2008.

NOTE 5 - CONVERTIBLE NOTES PAYABLE

On September 12, 2006, the Company entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures (the “2006 Debentures”) in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of the Company’s common stock at $1.00 per share (the “Base Conversion Price”). The debenture holders have the right to convert the 2006 Debentures into 3,243,378 shares of common stock. The 2006 Debentures mature on September 12, 2009 and bear interest at the rate of 10% per year, payable quarterly. If, during the time that the 2006 Debentures are outstanding, the Company sells or grants any option to purchase (other than options issued pursuant to a plan approved by our board of directors), or sells or grants any right to reprice its securities, or otherwise disposes of or issues any common stock or common stock equivalents entitling any person to acquire shares of the Company’s common stock at a price per share that is lower than the conversion price of the debentures or that is higher than the Base Conversion Price but lower than the daily volume weighted average price of the common stock, then the conversion price of the 2006 Debentures will be reduced. During August 2009, the Company received a waiver whereby the holders of the 2006 Debentures permanently waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have occurred on or oafter April 1, 2009, as a result of this provision.

Under the terms of the Registration Rights Agreement executed in conjunction with the offering, the Company is obligated to register for resale at least 130% of the shares of its common stock issuable upon the conversion of the 2006 Debentures and the exercise of the common stock purchase warrants. However, the agreement also prohibits the Company from registering shares of common stock on a registration statement that total more than one-half of the issued and outstanding shares of common stock, reduced by 10,000 shares.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

If a registration statement was not filed within 30 days of the sale of the 2006 Debentures, or was not effective 120 days from the date of the sale of the 2006 Debentures, which was January 10, 2007, or if the Company did not respond to an SEC request for information during the registration period within 10 days of notice, the Company was required to pay to each holder of its 2006 Debentures an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate subscription amount paid by each holder. The Company, (1) was not liable for liquidated damages with respect to any warrants or warrant shares, (2) was not liable for liquidated damages in excess of 1.5% of the aggregate subscription amount of the holders in any 30-day period, and (3) the maximum aggregate liquidated damages payable to a holder was 18% of the aggregate subscription amount paid by such holder up to a maximum aggregate liquidated damages of 18% of the total amount of the 2006 Debentures, or $583,808. If the Company failed to pay any partial liquidated damages in full within seven days after the date payable, the Company would pay interest at a rate of 18% per annum to the holder, accruing daily from the date such partial liquidated damages were due until such amounts, plus all such interest, were paid in full. The partial liquidated damages applied on a daily pro-rata basis for any portion of a month.

Pursuant to Amendment No. 1 to the Registration Rights Agreement, the holders of the Company’s 2006 Debentures agreed to extend the filing date of the registration statement to October 31, 2006, and pursuant to Amendment No. 2 to the Registration Rights Agreement, the holders of the Company’s 2006 Debentures agreed to extend the filing date of the registration statement to November 3, 2006. The Company did not meet the 10 day response period for responding to an SEC request for additional information nor did the Company meet the target registration statement effectiveness date of January 10, 2007. The holders did not agree to waive the liquidated damages that accrued due to the Company’s failure to meet the 10 day period for responding to an SEC request for additional information nor did the holders agree to waive the liquidated damages that accrued due to the Company’s failure to have the registration statement declared effective by January 10, 2007.

In accordance with FASB Staff Position Emerging Issues Task Force (“FSP EITF”) 00-19-02, “Accounting for Registration Payment Arrangements,” the Company believed, at the time the 2006 Debentures were issued, that it was probable that it would be in violation of certain filing provisions within the Registration Rights Agreement and recorded $111,897 as a discount to the 2006 Debentures. On March 23, 2007 the Company entered into a Consent and Waiver agreement as more fully described below that determined the actual liquidated damages to be $169,917 calculated through March 23, 2007 and covering the period through April 30, 2007.

The Company was also required to make an interest payment to the 2006 Debenture holders on April 1, 2007. The Consent and Waiver allowed the Company to make the April 1 interest payment and pay the liquidated damages in one of two ways to be chosen by each holder. For payment of the 2006 Debenture holder’s pro rata portion of the April 1 interest payment, the 2006 Debenture holder could choose to increase the principal amount of his 2006 Debenture by his pro-rata share of the accrued interest amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. For payment of the 2006 Debenture holders pro rata portion of the liquidated damages, each 2006 Debenture holder had the same choice, that is, either to increase his 2006 Debenture by the pro rata liquidated damages amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. If all the 2006 Debenture holders were to choose to accept shares of the Company’s common stock in payment of the April 1 interest payment and the liquidated damages, the Company would be required to issue up to a total of 566,336 shares of the Company’s common stock. The Consent and Waiver allowed the Company to issue these shares without triggering the anti-dilution rights included in the original offering documents. The Company has issued 195,594 shares as partial payment for these liquidated damages valued at $166,259. At December 31, 2008 and June 30, 2009, $3,658 of these damages remained in accrued expenses - registration rights agreement. The Company issued 190,090 shares in November and December 2007 as partial payment for the April 1 interest payment of $161,580. The Company issued 15,669 shares in January and February 2008 as partial payment for the April 1 interest payments of $13,319.

The Consent and Waiver allowed the Company to issue to Oceana Partners, LLC, without triggering the anti-dilution rights, 50,000 shares of common stock in consideration for research coverage for a 12-month period.

The Company did not meet the April 30, 2007 date for its registration statement to be declared effective by the SEC. The registration statement became effective on July 19, 2007. As a result, the Company incurred additional liquidated damages for the period May 1 through July 19, 2007 of $132,726. On September 21, 2007 the Company received from the holders of the 2006 Debentures a second Consent and Waiver. The holders of the 2006 Debentures agreed to accept shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on July 1, 2007 and October 1, 2007 and for damages incurred under the Registration Rights Agreement. The Company issued 135,063 shares in February 2008 as partial payment for these liquidated damages valued at $106,513. The Company issued 931 shares in April 2009 as partial payment for these liquidated damages valued at $791. At December 31, 2008 and June 30, 2009, $26,213 and $25,422 of these damages remained in accrued expenses - registration rights agreement. The Company issued 94,952 shares in February 2008 as partial payment for the July 1 and October 1, 2007 interest payments of $110,147.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

The Company did not meet the August 18, 2007 date to file a second registration statement. As a result, the Company incurred additional liquidated damages for the period August 18 through December 19, 2007 of $194,603.  The Company received from the holders of the 2006 Debentures a third Consent and Waiver, dated February 13, 2008 and amended on August 19, 2008. The third Consent and Waiver waived the requirement included in the 2006 Debentures and the Registration Rights Agreement that the Company file a second registration statement, waived the liquidated damages that accrued from and after December 19, 2007 and waived the payment of any interest that would have accrued on the liquidated damages. The holders of the 2006 Debentures agreed to accept either additional debentures or shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on January 1, 2008 and as payment of the liquidated damages accrued prior to December 19, 2007 under the Registration Rights Agreement. In August 2008, a holder of the 2006 Debentures converted $6,000 of accrued liquidated damages into 6,000 shares of common stock as more fully described below. In September 2008, the Company issued $64,422 in additional debentures as payment of liquidated damages, which included $4,422 of penalty interest, and $26,868 in additional debentures as payment for quarterly interest due on January 1, 2008, which included $1,868 of penalty interest. The additional debentures had a term of 18 months and are convertible at $0.85 per share.  During October and December 2008, the Company issued $349,494 in additional debentures as payment of liquidated damages, quarterly interest, and penalty interest.  These additional debentures also have a term of 18 months and are convertible at $0.85 per share. The Company issued 3,750 shares in December 2008 as partial payment for these liquidated damages valued at $3,750.   At December 31, 2008, $4,732 remained in accrued expenses - registration rights agreement. The Company issued 5,567 shares in April 2009 as partial payment for these liquidated damages valued at $4,732. At June 30, 2009, $0 remained in accrued expenses - registration rights agreement.

According to the terms of the 2006 Debentures, the Company is to make interest payments quarterly on January 1, April 1, July 1 and October 1 until September 2009, when the principal amount and all accrued but unpaid interest will be due.  The Company failed to make the interest payments that were due on April 1, and July 1, 2008, totaling $139,169. On September 22, 2008 the Company received from the holders of the 2006 Debentures a fourth Consent and Waiver of defaults of the 2006 Debentures. The holders of the 2006 Debentures agreed to accept either additional debentures or shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on April 1, July 1, and October 1, 2008, totaling $205,207.  In August 2008, certain holders of the 2006 Debentures converted $8,694 of accrued interest into 8,694 shares of common stock as more fully described below. During October and December 2008, the Company issued $349,494 in additional debentures as payment of liquidated damages, quarterly interest, and penalty interest.  The additional debentures have a term of 18 months and are convertible at $0.85 per share. The Company issued 6,250 shares in December 2008 as partial payment for interest valued at $6,250. The Company failed to make the interest payments that were due on January 1, April 1, and July 1 2009, totaling $126,614. The Company issued 9,281 shares in April 2009 as partial payment for interest valued at $7,886. In May 2009, the Company paid $56,575 for quarterly interest, which included $3,810 of penalty interest.  At June 30, 2009, $110,212 remained in accrued interest on the 2006 Debentures.

The holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of the Company’s Secured Convertible Promissory Notes during the period from November 2005 through March 2006, which were converted on September 12, 2006, also have certain registration rights. These holders agreed to defer their rights to require registration of their securities on the registration statement the Company filed; however, they have maintained the rights to piggyback on future registration statements filed by the Company.

The Company has accounted for the 2006 Debentures according to SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” FSP EITF 00-19-2, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”,  EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments” and EITF 07-5 “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock”.  The Company has accounted for the registration rights arrangement under the guidance of FSP EITF 00-19-2 and the warrants and the embedded conversion feature as derivative liabilities under the guidance of EITF 07-5, see Note 2. The value of the 2006 Debentures was allocated between the 2006 Debentures, the registration rights arrangement and the warrants, including the beneficial conversion feature, which amounted to $63,689, $111,897 and $3,067,792, respectively. The discount of $3,179,689 related to the registration rights arrangement and the warrants, including the beneficial conversion feature, is being amortized over the term of the 2006 Debentures. The Company amortized $47,369 and $445,760 to interest expense for the three and six months ended June 30, 2009, respectively, including the acceleration of amortization due to conversions discussed below. The Company amortized $221,192 and $442,384 to interest expense for the three and six months ended June 30, 2008, respectively, including the acceleration of amortization due to conversions discussed below. The remaining unamortized warrant and beneficial conversion feature value of $31,523 is recorded as a discount on the 2006 Debentures on the accompanying balance sheet.

In addition, as part of the transaction, the Company paid $217,000, issued 1,000,515 shares of common stock in November 2006 valued at $1,000,515 and issued 217,000 unit purchase options with each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock for $1.00 per share in November 2006. The unit purchase options were valued at $374,531 using the Black-Scholes option pricing model. These costs, totaling $1,592,046, are being amortized over the term of the 2006 Debentures. The Company recorded amortization of $23,681 and $222,846 to interest expense, including the acceleration of amortization due to conversions discussed below, related to the 2006 Debentures during the three and six months ended June 30, 2009. The Company recorded amortization of $110,579 and $221,158 to interest expense, including the acceleration of amortization due to conversions discussed below, related to the 2006 Debentures during the three and six months ended June 30, 2008. The unamortized amount of $15,759 is recorded as part of the deferred financing costs in the accompanying balance sheet.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

In November and December 2007, certain holders of the 2006 Debentures converted $460,000 of notes and $48,406 of accrued interest into 508,406 shares of common stock at $1.00 per share. The unamortized discount of $253,481 on the converted notes was recorded as interest expense at the time of the conversion.

In August 2008, certain holders of the 2006 Debentures converted $300,000 of principal and $15,468 of accrued interest, accrued liquidated damages and penalty interest into 315,468 shares of common stock at $1.00 per share and 86,601 warrants to purchase shares of the Company’s common stock at $1.25 per share. The unamortized discount of $103,310 on the converted notes was recorded as interest expense at the time of the conversion.

In November and December 2008, certain holders of the 2006 Debentures converted $481,408 of principal into 481,408 shares of common stock at $1.00 per share.  The unamortized discount of $121,673 on the converted notes was recorded as interest expense at the time of the conversion.

In January 2009, certain holders of the 2006 Debentures converted $50,000 of principal into 50,000 shares of common stock at $1.00 per share.  The unamortized discount of $10,596 and the unamortized debt issuance costs of $5,297 on the converted notes were recorded as interest expense at the time of the conversion.

In February 2009, certain holders of the 2006 Debentures converted $601,439 of principal into 601,439 shares of common stock at $1.00 per share.  The unamortized discount of $111,523 and the unamortized debt issuance costs of $55,753 on the converted notes were recorded as interest expense at the time of the conversion.  In addition, those same holders converted $207,473 of principal amount and accrued interest of certain other debentures received in 2008 into 244,086 shares of common stock at $0.85 per share.

In March 2009, certain holders of the 2006 Debentures converted $854,163 of principal into 854,163 shares of common stock at $1.00 per share. The unamortized discount of $135,759 and the unamortized debt issuance costs of $67,869 on the converted notes were recorded as interest expense at the time of the conversion.  In addition, certain holders of the 10% convertible debentures converted $26,868 of principal into 31,609 shares of common stock at $0.85 per share.

In April 2009, certain holders of the 2006 Debentures converted $99,697 of principal into 99,697 shares of common stock at $1.00 per share.  The unamortized discount of $13,205 and the unamortized debt issuance costs of $6,601 on the converted notes were recorded as interest expense at the time of the conversion.

In May and June 2009, a certain holder of 10% convertible debentures, which had been issued as payment of interest and penalties on the 2006 Debentures, converted $68,855 of principal into 81,006 shares of common stock at $0.85 per share.

On November 21, 2008, the Company entered into a fifth Consent and Waiver agreement whereby the holders of the 2006 Debentures agreed to allow the Company to sell up to $1,200,000 in aggregate principal amount of the Company’s 10% Convertible Promissory Notes (“2008 Convertible Notes”), due eleven months from the date of issuance and convertible into shares of Common Stock at a conversion price of $1.25 per share. In consideration of the waiver and the consent provided by the holders, the Company agreed to accelerate the maturity date of the 18 month 10% convertible debentures to September 12, 2009 and the Company agreed and acknowledged that the 2006 warrant shares and the shares of common stock underlying the 18 month 10% convertible debentures issued or issuable to each of the holders in payment of interest and liquidated damages pursuant to prior consent and waiver agreements shall carry “piggyback” registration rights.

Per the Consent and Waiver discussed above, in November and December 2008, the Company entered into a Securities Purchase Agreement, that also included registration rights, with certain accredited investors to which it sold 2008 Convertible Notes in the aggregate principal amount of $845,000, which may be converted at the price of $1.25 per share (subject to adjustment as discussed below) into an aggregate of 676,000 shares of common stock.  In conjunction with the sale of the 2008 Convertible Notes, the Company issued common stock purchase warrants to purchase an aggregate of 338,000 shares of common stock at $1.25 per share.   In January 2009, the Company completed the sale and issuance of the Company’s 2008 Convertible Notes. Accordingly, the Company received additional gross proceeds of $355,000, which may be converted at the price of $1.25 per share (subject to adjustment as discussed below) into an aggregate of 284,000 shares of common stock.  In conjunction with the sale of the 2008 Convertible Notes, the Company issued common stock purchase warrants to purchase an aggregate of 142,000 shares of common stock at $1.25 per share and paid its placement agent a total of $21,300 in commissions and issued to its placement agent a five-year warrant to purchase an additional 21,300 shares of the Company’s common stock, at an exercise price of $1.25 per share.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

If, during the time that the 2008 Convertible Notes are outstanding, the Company sells or grants any option to purchase (other than options issued to its employees, officers, directors or consultants), or sells or grants any right to re-price its securities, or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of these notes, then the conversion price of the 2008 Convertible Notes will be reduced according to the following weighted average formula:  the conversion price will be multiplied by a fraction the denominator of which will be the number of shares of common stock outstanding on the date of the issuance plus the number of additional shares of common stock offered for purchase and the numerator of which will be the number of shares of common stock outstanding on the date of such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the conversion price.  A reduction in the conversion price resulting from the foregoing would allow holders of its 2008 Convertible Notes to receive more than 960,000 shares of its common stock upon conversion of the outstanding principal amount.  In that case, an investment in our common stock would be diluted to a greater extent than it would be if no adjustment to the conversion price were required to be made. During August 2009, the Company received a waiver from the holders of the 2008 Convertible Notes pursuant to which they forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of this provision.

Under the terms of the Registration Rights Agreement executed in conjunction with the offering, the Company is obligated to file a registration statement with the SEC covering the resale of the shares issuable upon conversion of the 2008 Convertible Notes and the exercise of the common stock purchase warrants  The Company must file the registration statement no later than 60 days following the final closing date of the sale and issuance of the 2008 Convertible Notes and warrants, and must use its best efforts to cause the registration statement to become effective no later than 120 days thereafter. If the Company is delinquent in the filing deadline or the effectiveness deadline of the registration statement, it will be obligated to pay the holders of the 2008 Convertible Notes liquidated damages equal to 1% of the outstanding principal amount of the 2008 Convertible Notes for every 30-day period of delinquency, up to a maximum of 10%. The Company may pay any such liquidated damages in cash or its common stock valued at the average volume weighted average price (“VWAP”) for the five trading days preceding the applicable due date, provided such average VWAP exceeds $1.00 per share. On May 1, 2009, the Company received a Consent and Waiver from the holders of the 2008 Convertible Notes waiving all liquidated damages under the Registration Rights Agreement.

The warrants are redeemable at a price of $0.01 per share in the event (i) the average VWAP of the Company’s common stock for 10 consecutive trading days equals or exceeds 2.5 times the then current exercise price, (ii) the average daily trading volume of the common stock during such 10-trading day period is at least 50,000 shares and (iii) there is an effective registration statement covering the resale of the shares issuable upon exercise of the warrants.

The total value of the 2008 Convertible Notes was allocated between the 2008 Convertible Notes and the warrants, including the beneficial conversion feature, which amounted to $595,646 and $604,354, respectively. The discount of $604,354 related to the warrants, including the beneficial conversion feature, is being amortized over the term of the 2008 Convertible Notes. The Company amortized $164,824 and $329,648 to interest expense related to the 2008 Convertible Notes for the three and six months ended June 30, 2009. The remaining unamortized warrant and beneficial conversion feature value of $218,181 is recorded as a discount on the 2008 Convertible Notes on the accompanying balance sheets. At June 30, 2009, $65,799 of interest has been accrued on these notes.

In addition, as part of the transaction, the Company paid $72,000 and issued common stock purchase warrants to purchase an aggregate of 72,000 shares of common stock at $1.25 per share. The warrants were valued at $65,695 using the Black-Scholes option pricing model. These costs, totaling $137,695, are being amortized over the term of the 2008 Convertible Notes.  The Company recorded amortization of $37,553 and $75,106 to interest expense during the three and six months ended June 30, 2009. The unamortized amount of $49,986 is recorded as part of the deferred financing costs in the accompanying balance sheet.

During May 2009, the Company entered into a sixth Consent and Waiver agreement whereby the holders of the 2006 Debentures agreed to allow the Company to sell up to $300,000 in aggregate principal amount of the Company’s 10% Convertible Promissory Notes (“2009 Convertible Notes”), due five months from the date of issuance and convertible into shares of Common Stock at a conversion price of $1.75 per share.  Per the Consent and Waiver discussed above, in May 2009, the Company entered into a Securities Purchase Agreement with certain accredited investors to which it sold 2009 Convertible Notes in the aggregate principal amount of $300,000, which may be converted at the price of $1.75 per share into an aggregate of 171,429 shares of common stock.  In conjunction with the sale of the 2009 Convertible Notes, the Company paid its placement agent a total of $12,000 in commissions. The Company recorded amortization of $4,800 to interest expense during the three and six months ended June 30, 2009. The unamortized amount of $7,200 is recorded as part of the deferred financing costs in the accompanying balance sheet.

The total value of the 2009 Convertible Notes was allocated between the 2009 Convertible Notes and the beneficial conversion feature, which amounted to $19,715. The discount of $19,715 related to the beneficial conversion feature is being amortized over the term of the 2009 Convertible Notes. The Company amortized $7,886 to interest expense related to the 2009 Convertible Notes for the three and six months ended June 30, 2009. The remaining unamortized warrant and beneficial conversion feature value of $11,829 is recorded as a discount on the 2009 Convertible Notes on the accompanying balance sheets. At June 30, 2009, $4,722 of interest has been accrued on these notes.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (Continued)

Convertible notes payable consist of the following:

	June 30, 2009	December 31, 2008
Debentures outstanding	$534,259	$2,442,754
2008 Convertible Notes	1,200,000	845,000
2009 Convertible Notes	300,000	-
Unamortized discount on debentures	(261,533)	(866,225)
Convertible notes payable, net	$1,772,726	$2,421,529

NOTE 6 - NOTES PAYABLE

7.41% Senior Secured Original Issue Discount Notes

During 2007, the Company sold $864,000 in face amount of its 7.41% Senior Secured Original Issue Discount Notes (“7.41% Notes”) and warrants to purchase 400,000 shares of the Company’s common stock for a purchase price of $800,000. The 7.41% Notes are due one year from issuance with interest at 7.41% payable at maturity. One warrant to purchase 5 shares of the Company’s common stock was issued for every $10 of purchase price paid. The warrants may be exercised at a price of $1.20 per share for a period of 5 years beginning nine months after issuance of the warrant. Pursuant to the warrant agreements, if the Company issues common stock or common stock equivalents at a price lower than the warrant exercise price (the “Base Share Price”), then the warrant exercise price will be reduced to equal the Base Share Price and the number of warrant shares issuable will be increased so that the aggregate exercise price, after taking into account the decrease, will be equal to the aggregate exercise price prior to the adjustment. During August 2009, the Company received a waiver pursuant to which they forever waived, as of and after April 1, 2009, any and all conversion or exercise price adjustments that would otherwise occur, or would have otherwise occurred on or after April 1, 2009, as a result of this provision. The Company has accounted for the debentures according to SFAS 133, EITF 00-19, EITF 98-5 and EITF 00-27. The Company had accounted for the warrants as equity derivative liability under the guidance of EITF 07-5. See Note 2. The value of the 7.41% Notes was allocated between the original issue discount (“OID”), the warrants and the debentures which amounted to $64,000, $242,352 and $557,648, respectively. The discount related to the OID and warrants of $306,352 will be amortized over the one year term of the 7.41% Notes. The warrants issued in connection with the 7.41% Notes were valued using the Black-Scholes option pricing model.

The Company recorded $0 of interest expense related to the amortization of the discount related to 7.41% Notes and warrants for the three and six months ended June 30, 2009, respectively. The Company recorded $52,883 and $129,471 of interest expense related to the amortization of the discount related to 7.41% Notes and warrants for the three and six months ended June 30, 2008, respectively.

As part of the second Consent and Waiver described above in Note 5, the holders of the Debentures agreed to allow the Company to sell the $864,000 face amount of 7.41% Notes in exchange for warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants were valued at $128,038 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 124%. These costs were recorded as deferred financing costs and will be amortized over the term of the 7.41% Notes. As part of the issuance of the 7.41% Notes certain officers of the Company transferred to Oceana Partners and Carlin Capital 400,000 shares of common stock valued at $1.00 per share. The value of $400,000 was recorded as deferred financing cost and was amortized over the term of the 7.41% Notes. The transfer of shares from the officers was recorded in additional paid-in capital.

The Company recorded amortization of deferred financing costs of $0 to interest expense related to the 7.41% Notes during the three and six months ended June 30, 2009, respectively. The Company recorded amortization of deferred financing costs of $22,002 and $154,011 to interest expense related to the 7.41% Notes during the three and six months ended June 30, 2008, respectively.

Pursuant to the Registration Rights Agreement the Company signed in connection with the offering of the 7.41% Notes, the Company was required to register 125% of the number of shares underlying the related warrants. The Company was required to file a registration statement for this purpose within 180 days following the date that the units were sold, and the Company would be in default of the Registration Rights Agreement if it failed to file the registration statement within 30 days following the expiration of the 180 day period. The Company obtained a Consent and Waiver from the holders of the 7.41% Notes in relation to the liquidated damages under the Registration Rights Agreement.  As more fully described below the Company issued 19,616 shares for payment of $19,616 of liquidated damages.  As of June 30, 2009 and December 31, 2008, the Company has recorded $19,143 in accrued expenses – registration rights agreement.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6 - NOTES PAYABLE (Continued)

During 2008, certain holders of the 7.41% Notes converted their notes in the face amount of $675,000 plus accrued interest of $50,133 and penalties of $19,616 into 744,749 shares of the Company’s common stock and warrants to purchase 558,557 shares of the Company’s common stock at an exercise price of $1.25 per share.  As the Company’s negotiated conversion was at a price per share identical to the units described in Note 5, no gain or loss was recorded upon the conversion. The Company issued 67,027 warrants to purchase shares of common stock at $1.00 per share for a term of five years, valued at $81,723 per the Black Scholes pricing model, to the placement agent for this conversion.

At December 31, 2008 all of the 7.41% Notes were converted or paid in full.

Note Payable to Shareholder

In March 2008, Gary Guseinov pledged 750,000 shares of his common stock in CyberDefender Corporation to Michael and Casey DeBaecke in exchange for a loan of $160,000 made to the Company. The pledge was non-recourse to Mr. Guseinov in the event the collateral was foreclosed upon due to the Company’s failure to pay the loan. So long as there was no event of default in connection with the loan, Mr. Guseinov could continue to vote the shares at any annual or special meeting of the shareholders. The loan was due to be repaid on the earlier of two months from signing of the loan document or two days following the Company’s receipt of over $500,000 in new equity capital following the date of the promissory note evidencing the loan. Additionally, the Company issued warrants to purchase 40,000 shares of the Company’s stock. The warrants may be exercised at a price of $1.25 per share for a period of 5 years. The discount related to the warrants of $36,092 was amortized to interest expense during 2008. The warrants issued in connection with the note were valued using the Black-Scholes option pricing model. The loan plus accrued interest was paid in full on July 30, 2008.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

On January 30, 2009, the Company entered into a one year lease with its current landlord for approximately 2,395 rentable square feet of additional office space for temporary expansions as the Company negotiates a larger space in the same building.  On June 19, 2009, the Company entered into a non-binding Letter of Intent (“LOI”) with its current landlord to relocate and to occupy approximately 16,000 square feet in the building to accommodate growth and the landlord has agreed to abate the rent for all current office space beginning July 1, 2009 while the parties complete a formal amendment to the current office lease.  It is anticipated that the new lease will be completed in August 2009 and that the Company will relocate to its new office space under the terms of this amended lease as of December 1, 2009.

Litigation

In the ordinary course of business, the Company may face various claims brought by third parties and the Company may, from time to time, make claims or take legal actions to assert its rights. Any of these claims could subject the Company to costly litigation and, while the Company generally believes that it has adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or the Company’s policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the Company’s operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. Management believes the outcome of currently pending claims and lawsuits will not likely have a material effect on the Company’s operations or financial position.

Guarantees and Indemnities

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company’s officers, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company hedges some of the risk associated with these potential obligations by carrying general liability insurance. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying statement of financial position.

CYBERDEFENDER CORPORATION
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7 - COMMITMENTS AND CONTINGENCIES (Continued)

On October 30, 2006, the Company entered into Indemnification Agreements with Mr. Guseinov, Mr. Ivankovich, the former Chief Financial Officer, Mr. Liu and Mr. Barash, on November 6, 2007 the Company entered into an Indemnification Agreement with Mr. John LaValle, a former director, on February 1, 2008 the Company entered into an Indemnification Agreement with Mr. Michael Barrett, and on March 24, 2009 the Company entered into an Indemnification Agreement with Mr. Kevin Harris, the Chief Financial Officer, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party.” The agreements require the Company to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on the Company’s behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and the Company’s obligations under the Indemnification Agreements.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of the Company, or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

NOTE 8 - RELATED PARTY TRANSACTIONS

Unionway International, LLC, an entity controlled by Bing Liu, a former officer and director, provides software development services to the Company. During the three and six months ended June 30, 2009 and 2008, the Company paid Unionway International, LLC $36,000 and $49,500, respectively.

NOTE 9 - SUBSEQUENT EVENTS

On July 21, 2009, the Company closed the sale and issuance of 200,000 shares of common stock to twenty-eight accredited investors for an aggregate purchase price of $500,000, the proceeds of which the Company will use for general working capital. There were no issuance costs related to this sale.

On July 21, 2009, the Company’s board of directors appointed Mr. Bennet Van De Bunt as a director.  Bennet Van De Bunt is the Co-CEO of Guthy-Renker.  Mr. Van De Bunt was selected as a director pursuant to the Company’s obligation under the Media and Marketing Services Agreement (see Note 4).  Mr. Van De Bunt has not been and is not expected to be named to any committee of our board of directors.  The Company also entered into an Indemnification Agreement with Bennet Van De Bunt similar to those described in Note 7 above. All of the obligations under the Indemnification Agreement will continue as to any matter which is the subject of the Indemnification Agreement, notwithstanding the termination of Mr. Van De Bunt’s service as a director.

The Company extended the warrant offering described in Note 4 above until August 17, 2009. From July 1 through August 13, 2009, the Company has received $73,994 in proceeds, net of offering costs of $2,684, and issued 70,977 shares of common stock to warrant holders that have participated in the warrant offering described in Note 4 above.  Additionally, the Company has issued warrants to purchase 16,213 shares of the Company’s common stock for the 10% increase in warrants offered to warrant holders. The additional warrants were valued at $31,411, using the Black Scholes pricing model, and will be recorded to interest expense.

During July and August 2009, the Company granted to employees options to purchase a total of 29,500 shares of common stock under the 2006 Plan and the 2005 Plan at a prices ranging from of $2.50 to $3.10 per share.

On July 24, 2009, the Company entered into a licensing agreement with Wiley Publishing, Inc., owner of the For Dummies® trademark, for use of the For Dummies® trademark in connection with the manufacture, development, operation, sale, distribution and promotion of the Company’s products.  The term of the agreement is five years with an option for the Company to renew for an additional five years provided that the Company has paid to Wiley a minimum royalty of $2,000,000 during the initial term of the agreement. The Company has paid a $100,000 non-refundable royalty advance.

During August 2009, the Company received waivers from the holders of its convertible securities permanently waiving, as of and after April 1, 2009, any and all conversion or exercise price adjustment provisions that would cause such securities to be accounted for as derivative liabilities, according to EITF 07-5 (see Note 2).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Cyberdefender Corporation

We have audited the accompanying balance sheets of Cyberdefender Corporation (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyberdefender Corporation as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has recurring losses from operations, negative working capital, an accumulated deficit and has not generated significant revenues to cover costs to date.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KMJ | Corbin & Company LLP
KMJ | Corbin & Company LLP

Costa Mesa, California
March 31, 2009

CYBERDEFENDER CORPORATION
BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$779,071	$236,995
Accounts receivable, net of allowance for doubtful accounts of $0	204,635	19,053
Deferred financing costs, current	324,200	596,917
Prepaid expenses	689,478	21,885
Deferred charges, current	811,542	40,560

Total Current Assets	2,808,926	915,410

PROPERTY AND EQUIPMENT, net	94,883	129,643
DEFERRED FINANCING COSTS, net of current portion	-	331,146
DEFERRED CHARGES, net of current portion	239,983	-
OTHER ASSETS	26,196	26,097

Total Assets	$3,169,988	$1,402,296

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,798,645	$647,976
Accrued expenses	331,229	619,805
Accrued expenses - registration rights agreement	53,745	166,297
Current portion of deferred revenue	4,025,026	629,442
Notes payable, net of discount	-	705,298
Current portion of convertible notes payable, net of discount	2,421,529	-
Current portion of capital lease obligations	27,291	24,271

Total Current Liabilities	10,657,465	2,793,089

CONVERTIBLE NOTES PAYABLE, net of discount, less current portion	-	1,235,035
DEFERRED REVENUE, less current portion	527,927	-
CAPITAL LEASE OBLIGATIONS, less current portion	16,776	41,347

Total Liabilities	11,202,168	4,069,471

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value; 50,000,000 shares authorized; 17,350,798 and 13,994,597 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	6,381,921	4,788,349
Additional paid-in capital	11,398,623	7,105,428
Accumulated deficit	(25,812,724)	(14,560,952)

Total Stockholders’ Deficit	(8,032,180)	(2,667,175)

Total Liabilities and Stockholders’ Deficit	$3,169,988	$1,402,296

See accompanying notes to financial statements

CYBERDEFENDER CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUES:
Net sales	$4,887,759	$2,220,154

COST OF SALES	767,115	179,789

GROSS PROFIT	4,120,644	2,040,365

OPERATING EXPENSES:
Advertising	7,106,455	614,857
Product development	530,010	537,558
Selling, general and administrative	3,727,253	3,198,073
Invester relations and other related consulting	1,265,616	477,071
Depreciation and amortization	39,408	101,025
Total Operating Expenses	12,668,742	4,928,584

LOSS FROM OPERATIONS	(8,548,098)	(2,888,219)

OTHER EXPENSE:
Other expense	-	(4,413)
Loss on registration rights agreement	(216,540)	(84,864)
Interest expense	(2,486,334)	(2,887,827)
Total Other Expenses	(2,702,874)	(2,977,104)

LOSS BEFORE INCOME TAX EXPENSE	(11,250,972)	(5,865,323)

INCOME TAX EXPENSE	800	800

NET LOSS	$(11,251,772)	$(5,866,123)

Basic and fully diluted net loss per share	$(0.72)	$(0.47)

Weighted Average Shares Outstanding:
Basic and fully diluted	15,562,790	12,439,759

See accompanying notes to financial statements

CYBERDEFENDER CORPORATION
STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2006	12,173,914	$3,561,821	$5,027,228	$(8,694,829)	$(105,780)
Value of warrants issued with debt	—	—	370,390	—	370,390
Conversion of bridge notes	460,000	460,000	—	—	460,000
Issuance of shares for penalties and interest	418,683	363,153	—	—	363,153
Sale of shares with warrants attached, net of issuance costs of $45,815	654,500	218,252	390,433	—	608,685
Issuance of shares and warrants for services	287,500	185,123	418,946	—	604,069
Shares contributed to third party directly by officers and directors for financing costs	—	—	400,000	—	400,000
Compensation expense on vested options	—	—	498,431	—	498,431
Net loss	—	—	—	(5,866,123)	(5,866,123)

Balance at December 31, 2007	13,994,597	4,788,349	7,105,428	(14,560,952)	(2,667,175)

Sale of shares with warrants attached, net of cash issuance costs of $112,757	1,155,500	139,504	903,239	—	1,042,743
Issuance of shares and warrants for services	300,000	393,673	1,873,110	—	2,266,783
Issuance of shares for penalties and interest	271,091	253,081	—	—	253,081
Value of warrants issued in association with debt	—	—	83,590	—	83,590
Conversion of OID notes and accrued interest	744,749	125,096	619,653	—	744,749
Conversion of convertible notes and accrued interest	796,876	681,683	115,193	—	796,876
Value of warrants and Beneficial conversion feature of convertible notes payable	—	—	445,467	—	445,467
Cashless warrant exercise	37,985	—	—	—	—
Exercise of stock options	50,000	535	—	—	535
Compensation expense on vested options	—	—	252,943	—	252,943
Net loss	—	—	—	(11,251,772)	(11,251,772)

Balance at December 31, 2008	17,350,798	$6,381,921	$11,398,623	$(25,812,724)	$(8,032,180)

See accompanying notes to financial statements

CYBERDEFENDER CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,251,772)	$(5,866,123)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on registration rights agreement	216,540	84,864
Amortization of debt discount	1,322,379	1,459,575
Depreciation and amortization	39,408	101,025
Compensation expense from vested stock options	252,943	498,431
Amortization of deferred financing costs	702,061	1,032,089
Shares issued for penalties and interest	253,081	363,153
Shares and warrants issued for services	2,266,783	604,069
Changes in operating assets and liabilities:
Accounts receivable	(185,582)	(14,846)
Prepaid and other assets	(667,593)	39,034
Deferred charges	(1,010,965)	41,253
Other assets	(99)	-
Accounts payable and accrued expenses	3,059,002	269,999
Deferred revenue	3,923,511	(356,941)
Cash Flows Used In Operating Activities	(1,080,303)	(1,744,418)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,286)	(5,424)
Cash Flows Used In Investing Activities	(2,286)	(5,424)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and convertible notes payable, net of commissions	954,300	800,000
Principal payments on notes payable	(349,000)	-
Principal payments on capital lease obligations	(23,913)	(17,344)
Proceeds from exercise of stock options	535	-
Proceeds from sale of stock, net of cash issuance costs	1,042,743	654,500
Cash Flows Provided by Financing Activities	1,624,665	1,437,156

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	542,076	(312,686)

CASH AND CASH EQUIVALENTS, beginning of year	236,995	549,681

CASH AND CASH EQUIVALENTS, end of year	$779,071	$236,995

See accompanying notes to financial statements

CYBERDEFENDER CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Supplemental disclosures of cash flow information:
Income taxes paid	$39	$18,211
Cash paid for interest	$36,203	$17,769

Supplemental schedule of non-cash financing activities:
Property and equipment acquired through capital lease obligation	$2,362	$22,716
Discount on notes payable	$83,590	$370,390
Warrants issued in connection with sale of stock	$903,239	$436,248
Conversion of notes payable and accrued interest to common stock and warrants	$1,541,625	$460,000
Warrants issued in connection with debt conversion	$445,467	$—
Convertible notes payable issued as payment for accrued interest and penalties	$440,784	$—
Deferred financing costs to be paid by issuance of stock	$—	$400,000

See accompanying notes to financial statements

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
The Company, based in Los Angeles, California, is a provider of secure content management software. The Company develops and licenses security software and related services. The Company continues to bring to market advanced solutions to combat and prevent online information theft, unwanted advertisements, spam, Internet viruses, spyware and related computer threats.

Going Concern and Management’s Plans
Historically, the Company’s revenues were derived from subscriptions to CyberDefender Anti-Spyware 2006, which included the initial download and one year of updates. The license to use the software was renewed annually with incentives for early renewals. The Company acquired new users with an online direct purchase offer. The offer, to scan a computer for spyware and then pay for removal of spyware, was broadcast in emails, banners and search ads.

In November 2006, the Company launched its new Internet security suite called CyberDefender FREE 2.0 that is free to the subscriber. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software. CyberDefender Early Detection Center is a version of the same software, without the advertising, which is paid for by the subscriber. The annual subscription rate during 2008 for the version without ads ranged from $12.99 to $49.99, depending on the marketing or distribution channels used by the Company.

On September 27, 2007, the Company announced the launch of CyberDefenderULTIMATE™ and CyberDefenderCOMPLETE™.  These are enhanced versions of its security software.  For an annual fee, CyberDefenderULTIMATE™ provides year round support for any software or hardware connected to a subscriber’s computer while CyberDefenderCOMPLETE™ provides a one-time fix to a customer’s computer and a year-round unlimited anti-malware support for a subscriber’s computer.  These new security suites also include 2 gigabytes of online backup.  These products are sold for $99.95 to $299.99, depending on the marketing or distribution channels used by the Company.

On November 20, 2008, the Company announced the launch of CyberDefender Registry Cleaner™.  The CyberDefender Registry Cleaner™ eliminates clutter and junk that builds up within a computer's registry due to the installation and removal of programs, deletion and creation of files and cached records from Web surfing.  The annual subscription rate ranges from $19.99 to $29.98, depending on the marketing or distribution channels used by the Company.

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $11,251,772 and $5,866,123 during the years ended December 31, 2008 and 2007, respectively, and has negative working capital of $7,848,539 and an accumulated deficit of $25,812,724 at December 31, 2008, which raises substantial doubt about its ability to continue as a going concern. Until sales of the products provide the Company with the revenue it needs to attain profitability, the Company intends to continue to raise money for operating capital through sales of its securities or by borrowing money.  From inception through December 31, 2008, the Company has raised $6,080,000 from debt financing and $1,810,000 from equity financing to develop software and to build out a management team capable of delivering its products to market. The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital. Management cannot assure that any future financing arrangements will be available in amounts or on terms acceptable to the Company. If additional future financing is not available or is not available on acceptable terms, the Company may be unable to continue its operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The Company currently has no firm agreements with any third parties for any future transactions and future financings.

Reclassification
To conform to the current year's presentation, as a result of management's continuing analysis of its operating activities, the Company reclassified $179,789 related to amounts previously classified as operating expense to costs of sales with no effect on previously reported net loss. In addition, the Company reclassified $477,071 related to investor relations and other related consulting from interest expense.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management are, among others, realization of accounts receivables, recoverability of prepaid expense, deferred charges and long-lived assets, value of shares and options/warrants granted and valuation of deferred tax assets. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and investments with original maturities of three months or less.

Property and Equipment
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets ranging from three to seven years, using the straight-line method.

Equipment under Capital Lease
The Company leases certain of its furniture and other equipment under agreements accounted for as capital leases. The assets and liabilities under capital lease are recorded at the lesser of the present value of aggregate future minimum lease payments, including estimated bargain purchase options, or the fair value of the assets under lease. Assets under capital lease are depreciated using the straight-line method over their estimated useful lives.

Fair Value of Financial Instruments
Unless otherwise specified, the Company believes the carrying value of financial instruments approximates their fair value.

Revenue Recognition
The Company recognizes revenue from the sale of software licenses under the guidance of  Statement of Position (“SOP”)  No. 97-2, “Software Revenue Recognition,” as amended by SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions” and SEC Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition in Financial Statements” as amended by SAB 104.

Specifically, the Company recognizes revenues from its products when all of the following conditions for revenue recognition are met:

i.	persuasive evidence of an arrangement exists,
ii.	the product or service has been delivered,
iii.	the fee is fixed or determinable, and
iv.	collection of the resulting receivable is reasonably assured.

The Company currently sells four products, CyberDefender Early Detection Center (“EDC”), an antivirus and anti spyware software, CyberDefender Registry Cleaner, CyberDefenderULTIMATE™ and CyberDefenderCOMPLETE™, over the Internet. The Company also offers a backup CD of the EDC software for an additional fee. CyberDefenderCOMPLETE™ offers customers one-time technical support and a license for EDC, while CyberDefenderULTIMATE™ offers customers unlimited technical support for a specified period and a license for EDC. Customers order the product and simultaneously provide their credit card information to the Company. Upon receipt of authorization from the credit card issuer, the Company provides technical support if the customer purchased CyberDefenderULTIMATE™ or CyberDefenderCOMPLETE™ and licenses the customer to download EDC over the Internet. As part of the sales price, the Company provides renewable product support and content updates, which are separate components of product licenses and sales. Term licenses allow customers to use the Company’s products and receive product support coverage and content updates for a specified period, generally twelve months. The Company invoices for product support, content updates and term licenses at the beginning of the term. These revenues contain multiple element arrangements where “vendor specific objective evidence” (“VSOE”) may not exist for one or more of the elements. EDC and CyberDefenderULTIMATE™ are in substance a subscription and the entire fee is deferred and is recognized ratably over the term of the arrangement according to the guidance in SOP 97-2 paragraph 49. Revenue is recognized immediately for the sale of the backup CD, CyberDefender Registry Cleaner and for the portion of the sale of CyberDefenderCOMPLETE™ that relates to the one-time technical support as the Company believes that all of the elements necessary for revenue recognition have occurred.

The Company also uses third parties to sell its software and therefore evaluates the criteria of Financial Accounting Standards Board ("FASB") Emerging Issues Task Force ("EITF") Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” in determining whether it is appropriate to record the gross amount of revenue and related costs or the net amount earned as commissions. The Company is the primary obligor, is subject to inventory risk, has latitude in establishing prices and selecting suppliers, establishes product specifications, and has the risk of loss. Accordingly, the Company's revenue is recorded on a gross basis.

The Company also offers two products which are free to the subscriber, CyberDefender FREE 2.0 and MyIdentityDefender Toolbar. Revenues are earned from advertising networks which pay the Company to display advertisements inside the software or through the toolbar search. Under the guidance of SAB 104, the Company recognizes revenue from the advertising networks monthly based on a rate determined either by the quantity of the ads displayed or the performance of the ads based on the amount of times the ads are clicked by the user. Furthermore, advertising revenue is recognized provided that no significant Company obligations remain at the end of a period and collection of the resulting receivable is probable. The Company’s obligations do not include guarantees of a minimum number of impressions.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Charges
The Company uses a third party to provide technical support services associated with the CyberDefenderCOMPLETE™ and CyberDefenderULTIMATE™ products.  The costs associated with this service are deferred and amortized against the recognition of the related sales revenue.

In addition, the Company uses a third party to process a portion of its product renewal sales. The Company pays a direct acquisition fee to the processor for each completed sale. These direct acquisition fees are deferred and recognized ratably over the term of the arrangement of the associated sale in accordance with FASB Technical Bulletin 90-1, “Accounting for Separately Priced Extended Warranty and Product Maintenance Contracts.” The third party processor refunds any direct acquisition fee on any credit card chargeback or on any product that is returned. The refunds are matched against the associated chargebacks and product returns.

Reserves for Product Returns
The Company’s policy with respect to product returns is defined in its End User License Agreement (“EULA”), which states “...products purchased that are downloadable are refundable within the first 30 days after the date of purchase.” Product returns are generally received within 30 days of the original sale and are charged against the associated sale upon receipt of the return.  A chargeback occurs after a customer is automatically charged and subsequently, within 30 days, decides not to continue using the license or the credit card processed is no longer valid.  The Company’s third party processor of sales is usually notified within 30 days by customers that they no longer wish to license the Company’s product.  The third party processor reduces the amounts due to the Company as a result of any chargeback during the preceding 30 day period.  As a result, a majority of chargebacks occur within 30 days of the sale event and are recorded prior to closing the previous month’s accounting records.  The Company may voluntarily accept returns from a customer. The returns are charged against revenues upon receipt. As of December 31, 2008 and 2007, the Company had $0 accrued for customer returns and chargebacks, based on historical returns.

Concentrations of Risk
Revenues are concentrated in the software industry which is highly competitive and rapidly changing.   Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new technologies or capabilities could adversely affect operating results.

As of December 31, 2008, all of our cash and cash equivalents were maintained at a major financial institution in the United States. At times, deposits held with the financial institution may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and, therefore, are believed to bear low risk. Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the Federal Deposit Insurance Corporation deposit coverage limits to $250,000 per owner from $100,000 per owner. This program is currently available through December 31, 2009.  As of December 31, 2008, the Company had a balance of approximately $799,000 in excess of the FDIC limit.

Advertising expenses are expensed as incurred and consist primarily of various forms of media purchased from Internet-based marketers and search engines. For the years ended December 31, 2008 and 2007, advertising expense amounted to $7,106,455 and $614,857, respectively.  Advertising purchased from four vendors accounted for 92% and 45% of the Company’s total advertising expense for the years ended December 31, 2008 and 2007, respectively.

Income Taxes
The Company has adopted the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 109, “Accounting for Income Taxes.” Under SFAS No. 109, deferred income taxes are recorded to reflect tax consequences on future years for the differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (“FIN 48”). FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold. The Company did not make any adjustment to opening retained earnings as a result of the implementation.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)
Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2004 through 2008 for U.S. Federal Income Tax and for the tax years ending December 31, 2003 through 2008 for the State of California Income Tax.

The Company does not have any unrecognized tax benefits as of December 31, 2008 that, if recognized, would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of December 31, 2008.

Software Development Costs
The Company accounts for software development costs in accordance with SFAS No. 86, “Computer Software to Be Sold, Leased, or Otherwise Marketed.” Such costs are expensed prior to achievement of technological feasibility and thereafter are capitalized. There have been very limited software development costs incurred between the time the software and its related enhancements have reached technological feasibility and its general release to customers. As a result, all software development costs have been charged to product development expense. For the years ended December 31, 2008 and 2007, product development costs were $530,010 and $537,558, respectively.

Recently Issued Accounting Pronouncements
The Company has adopted all accounting pronouncements effective before December 31, 2008 which are applicable to the Company.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  FASB Staff Position No. FAS 157-2 (“FSP 157-2”), “Effective Date of FASB Statement No. 157,” was issued in February 2008.  FSP 157-2 delays the effective date of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value at least once a year, to fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Effective January 1, 2008, the Company adopted SFAS 157 for financial assets and liabilities recognized at fair value on a recurring basis. The partial adoption of SFAS 157 for financial assets and liabilities had no impact on the Company’s financial position, results of operations or cash flows. Management does not expect the adoption of the FSP to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This statement is effective for the Company beginning January 1, 2009. The Company does not expect the adoption of this statement to have a material impact on the Company's consolidated financial statements unless the Company enters into business acquisitions in the future.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” Management does not currently expect the adoption of SFAS No. 162 to have a material impact on the Company’s financial statements.

In June 2008, the Emerging Issues Task Force of the FASB published EITF Issue 07-5 “Determining Whether an Instrument is Indexed to an Entity’s Own Stock” (“EITF 07-5”) to address concerns regarding the meaning of “indexed to an entity’s own stock” contained in FASB Statement 133 “Accounting for Derivative Instruments and Hedging Activities”.  This related to the determination of whether a free-standing equity-linked instrument should be classified as equity or debt.  If an instrument is classified as debt, it is valued at fair value, and this value is re-measured on an ongoing basis, with changes recorded in earnings in each reporting period.  EITF 07-5 is effective for years beginning after December 15, 2008 and earlier adoption is not permitted.  Although EITF 07-5 is effective for fiscal years beginning after December 15, 2008, any outstanding instrument at the date of adoption will require a retrospective application of the accounting through a cumulative effect adjustment to retained earnings upon adoption.  The Company is currently evaluating the impact of EITF 07-5 on its financial position and results of operations.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share
In accordance with SFAS No. 128, “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2008 and 2007, there were 14,807,513 and 10,138,067 shares of potentially dilutive securities outstanding, respectively. As the Company reported a net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive for that reporting period.

Stock Based Compensation
The Company applies SFAS No. 123 (Revised 2004), “Share Based Payment” (“SFAS No. 123R”), which requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. For non-employee stock based compensation, the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value of the stock on the date of grant or the value of services, whichever is more readily available. Stock option awards are valued using the Black-Scholes option-pricing model.

The Company accounts for equity instruments issued to consultants and vendors in exchange for goods and services in accordance with the provisions of EITF Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services”, and EITF Issue No. 00-18, “Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other than Employees”. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

In accordance with EITF Issue No. 00-18, an asset acquired in exchange for the issuance of fully vested, non-forfeitable equity instruments should not be presented or classified as an offset to equity on the grantor’s balance sheet once the equity instrument is granted for accounting purposes. Accordingly, the Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid expense in its balance sheet.

NOTE 2 – RESTRICTED CASH

Under a credit card processing agreement with a financial institution the Company was required to maintain a security reserve deposit as collateral.  The amount of the deposit was at the discretion of the financial institution and as of December 31, 2008 and 2007 was $15,000 and $8,592, respectively.  This amount is included in prepaid expenses on the accompanying balance sheets.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,	December 31,
	2008	2007
Furniture and fixtures	$121,370	$119,007
Office equipment	88,294	88,294
Software	10,766	8,481
	220,430	215,782
Less accumulated depreciation	(125,547)	(86,139)
Net property and equipment	$94,883	$129,643

NOTE 4 – INTANGIBLE

In January 2005, the Company entered into an asset purchase agreement with Unionway Int’l, LLC whereby the Company purchased certain assets of Unionway Int’l, LLC that principally included the software application Cyber-Defender™ and associated rights for $200,000 through the issuance of a note payable. The software technology purchased from Unionway Int’l, LLC is the core of the Company’s existing product. The asset is being amortized over the expected life of three years on a straight line basis. The amortization for the year ended December 31, 2008 and 2007 is $0 and $66,667, respectively and the accumulated amortization is $200,000 as of December 31, 2008 and 2007.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 5 - INCOME TAXES

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No.109” ("FIN 48"), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  FIN 48 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.  As of January 1, 2007, the Company became subject to the provision of FIN 48.  The cumulative effect, if any, of applying FIN 48 was to be reported as an adjustment to the opening balance of retained earnings in the year of adoption.  The Company did not record a cumulative effect adjustment upon the adoption of FIN 48.  As of December 31, 2008, the Company has concluded that its income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position.  Therefore, to date, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48.

The Company is subject to taxation in the United States and the State of California.  The Company is subject to examination for tax years 2005 forward by the United States and the tax years 2004 forward by California.  The Company may be, due to unused net operating losses, subject to examination for earlier years.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense.  As of December 31, 2008 and 2007, the Company did not recognize interest and/or penalties related to income tax expense.

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes.  A valuation allowance is established when uncertainty exists as to whether all or a portion of the net deferred tax assets will be realized.

Components of the net deferred tax asset as of December 31, 2008 and 2007 are approximately as follows (in thousands):

	December 31,
	2008	2007
Deferred tax assets
Net operating loss carryforwards	5,183,635	3,671,742
Stock compensation expense	295,102	241,328
Accrued liabilities	59,925	106,716
Contingent liabilities	20,208	62,528
Accounts payable	18,800	18,800
AMT credit carryforwards	17,226	17,226
Charitable contribution carryforwards	9,400	9,400
Total gross deferred tax assets	5,604,296	4,127,740
Deferred tax liabilities
Depreciation/amortization	(13,387)	(17,252)
Deferred Royalty	(9,224)	-
Total gross deferred tax liabilites	(22,611)	(17,252)
Net deferred tax asset (liability)	5,581,685	4,110,488
Less valuation allowance	(5,581,685)	(4,110,488)
Net deferred tax assets	-	-

The Company’s effective income tax rate differs from the statutory federal income tax rate as follows for the years ended December 31, 2008 and 2007:

	December 31,
	2008	2007
Federal tax benefit rate	(34.0)%	(34.0)%
State tax benefit, net of federal benefit	(1.8)%	(2.5)%
Debt Discount Amortization	3.9%	8.5%
Investor Relations Consulting	5.6%	0.0%
Warrants Issued for Services	7.3%	0.0%
Other	6.1%	0.1%
Valuation Allowance	12.9%	27.9%
Effective income tax rate	0.00%	0.00%

As required by SFAS No. 109, the change in the valuation allowance for the years ended December 31, 2008 and 2007 was $1,471,197 and $1,641,158, respectively, for income taxes.

At December 31, 2008, the Company had federal and state net operating loss carryforwards of $13,786,263 and $13,660,459 available, respectively, to reduce future taxable income and which will expire at various dates beginning in 2015.

Pursuant to Internal Revenue Code Sections 382 and 383, the use of the Company’s net operating loss and credit carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.  The annual limitation may result in the expiration of net operating losses and credits before utilization.

The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since the Company's formation due to the complexity and cost associated with such a study, and the fact that there may be additional such ownership changes in the future. If the Company has experienced an ownership change at any time since its formation, utilization of the NOL carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL carryforwards before utilization. Further, until a study is completed and any limitation known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under FIN 48. Due to the existence of the valuation allowance, future changes in the Company's unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 6 – STOCKHOLDERS’ DEFICIT

Common Stock
On August 15, 2007, the Company issued to Oceana Partners 50,000 shares of the Company’s common stock in consideration for research coverage valued at $50,000 for a twelve month period commencing August 1, 2007 thru July 31, 2008. The entire $50,000 was recognized as selling, general and administrative costs in the accompanying statement of operations for the year ended December 31, 2007. On October 22, 2007, the Company entered into an agreement with Oceana Partners pursuant to which the Company agreed to issue to Oceana Partners warrants to purchase 400,000 shares of our common stock in exchange for research coverage valued at $477,071 for services provided in 2007. The agreement was amended on November 30, 2007. Pursuant to the amendment, the Company agreed to issue 37,500 shares of common stock to designees of Oceana Partners and to reduce the number of shares of common stock covered by the warrants issued to Oceana Partners from 400,000 shares to 362,500 shares. The entire $477,071 was recognized in investor relations and other related consulting in the accompanying statement of operations for the year ended December 31, 2007.

On August 17, 2007, the Company issued to Richardson & Patel, its legal counsel, 100,000 shares of the Company’s common stock as payment for general corporate legal services rendered that amounted to $23,578 that was recognized as selling, general and administrative expense in the accompanying statement of operations for the year ended December 31, 2007.

On October 24, 2007, the Company issued to Richardson & Patel, its legal counsel, 100,000 shares of the Company’s common stock as payment for general corporate legal services rendered that amounted to $53,420 that was recognized as selling, general and administrative expense in the accompanying statement of operations for the year ended December 31, 2007.

On October 18, 2007, the Company began an offering of units.  Each unit consisted of 25,000 shares of common stock and a warrant to purchase 18,750 shares of common stock at an exercise price of $1.25 per share.  The warrants have a term of five years.  Pursuant to the warrant agreements, from and after the warrant issue date, in the event the Company sells common stock for less than the then exercise price or issues securities convertible into or exercisable for common stock at a conversion price or exercise price less than the then exercise price (a “Dilutive Issuance”), then the exercise price shall be multiplied by a fraction, the numerator of which is the number of shares of common stock sold and issued at the closing of such Dilutive Issuance plus the number of shares which the aggregate offering price of the total number of shares of common stock sold and issued at the closing of such Dilutive Issuance would purchase at the then exercise price, and the denominator of which is the number of shares of common stock issued and outstanding on the date of such Dilutive Issuance plus the number of additional shares of common stock sold and issued at the closing of such Dilutive Issuance.  The purchase price was $25,000 per unit.  During the fourth quarter of 2007, the Company issued 654,500 shares and raised $654,500 through this offering.  The 490,875 warrants issued in connection with the units were valued at $436,248 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 142%.  Issuance costs consisted of a 7% cash fee and 32,200 warrants at $1.00 per share valued at $29,054 based on the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 142%. Issuance costs of $45,815 as of December 31, 2007 were recorded in accrued expense on the accompanying balance sheet.

During February and March, 2008, the Company issued 175,000 shares and raised $175,000 through this offering.  The 131,250 warrants issued in connection with the units were valued at $118,058 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 146-148%.  Issuance costs consisted of a 7% cash fee and additional 8,750 warrants at $1.00 per share valued at $7,895 based on the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 146%.  In May 2008 the Company updated the agreement prospectively with the placement agent to increase both the cash and warrant placement fees from 7% to 9% as well as to provide to the placement agent a 2.5% cash expense allowance.

During June, 2008, the Company issued 400,000 shares of common stock and raised $354,000, net of placement fees, through this offering.  The 300,000 warrants issued in connection with the units were valued at $271,438 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 3.88%, a dividend yield of 0% and volatility of 111%.  Issuance costs consisted of a 9% cash fee, 2.5% expense allowance and 36,000 warrants at $1.00 per share valued at $38,761 based on the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 146%.

During July and August, 2008, the Company issued 580,500 shares of common stock and raised $513,743, net of placement fees, through this offering.  The 435,375 warrants issued in connection with the units were valued at $468,931 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 3.88%, a dividend yield of 0% and volatility of 110-116%.  Issuance costs consisted of a 9% cash fee, 2.5% expense allowance and 52,245 warrants at $1.00 per share valued at $44,812 based on the following assumptions: term of 5 years, a risk-free interest rate of 3.88%, a dividend yield of 0% and volatility of 110-116%.

On February 12, 2008, the Company entered into a consulting agreement with New Castle Consulting. Pursuant to this agreement, New Castle will provide investor relations services to the Company for a period of 6 months in exchange for payment of $4,500, which was made in conjunction with the execution of the agreement, a monthly fee of $4,500 the payment of which began in March 2008, the issuance of 100,000 shares of restricted common stock valued at $100,000 and an indemnity.  As the shares were unforfeitable upon issuance and there was no guarantee of future benefit to be provided, the value of the shares was expensed upon issuance to investor relations and other related consulting expense.

On February 14, 2008, the Company entered into a consulting agreement with Kulman IR.  Pursuant to this agreement, Kulman will provide investor relations services to us for a period of 12 months in exchange for a monthly fee of $3,500, the issuance of 100,000 shares of restricted common stock valued at $100,000, the payment of pre-approved expenses incurred by Kulman in discharging its obligations under the agreement and cross-indemnities.  In regards to the stock that was issued, 50,000 shares vested immediately, 25,000 shares vested on August 7, 2008 and the remaining 25,000 shares were to vest on October 7, 2008.  During August 2008, the Company terminated the agreement and cancelled the 25,000 unvested shares.  As there was no guarantee of future benefit to be provided, the value of the vested shares of $100,000 was expensed in 2008 to investor relations and other related consulting.

On July 15, 2008, the Company entered into a consulting agreement with Frontier Capital Partners L.L.C. (“Frontier”) pursuant to which Frontier agreed to provide investor relations and other business advisory services. The agreement term was 3 months, but the agreement could be terminated by either party upon 5 days written notice. The agreement also includes provisions allowing immediate termination in the event of dissolution, bankruptcy or insolvency and for cause. The Company agreed to issue to Frontier 125,000 shares of its restricted common stock as compensation for these services. 75,000 of these shares, valued at $81,000, were issued immediately (upon execution of the agreement) and are deemed to be a non-refundable retainer. The remaining 50,000 shares, valued at $63,000, were issued 46 days after execution of the agreement. As the shares were unforfeitable upon issuance and there was no guarantee of future benefit to be provided, the value of the shares was expensed in 2008 to investor relations and other related consulting.

On August 14, 2008, a holder of warrants to purchase 98,121 shares of common stock of the Company at a price of $1.01 per share exercised the warrants under Section 3(c) of the warrant document which allows for cashless exercise of the warrants.  As a result, the Company issued 37,985 shares of its common stock.

See Note 7 for additional shares issued during the year ended December 31, 2008 related to the convertible notes payable.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Stock warrants

On November 11, 2008, the Company entered into a consulting agreement with Newview Consulting L.L.C. (“Newview”) Pursuant to this agreement, Newview will provide investor relations services for a period of 6 months in exchange for warrants to purchase 2,250,000 shares of common stock at a price of $1.25 per share. 900,000 warrants vested immediately with an estimated fair value of $716,997 using the Black-Scholes pricing model, and 270,000 warrants vest on the 1st of each month beginning December 1, 2008 and ending April 1, 2009.  The 270,000 warrants that vested on December 1, 2008 had an estimated fair value of $204,619 using the Black Scholes pricing model.  These warrants have been expensed to investor relations and other related consulting services. Either party may terminate the agreement with fifteen days written notice.  At December 31, 2008, 1,080,000 warrants are unvested and forfeitable.

On October 30, 2008, the Company executed a letter of intent with a subsidiary of Guthy-Renker (“GRM”) to create, market and distribute direct response advertisements to sell the Company’s product.  GRM is responsible for creating, financing, producing, testing and evaluating a radio commercial to market the Company’s products in exchange for $50,000 and fully vested, non-forfeitable warrants to purchase 1,000,000 shares of common stock at a price of $1.25 per share with an estimated fair value of $951,495 using the Black-Scholes pricing model.  The fair value of these warrants has been capitalized at the time of issuance and will be expensed over the five month expected term of service. For the year ended December 31, 2008, the Company has expensed $380,598 to selling, general and administrative expense. The letter also allows the parties the option to elect to have GRM create television commercials to market the Company’s product in exchange for additional warrants to purchase 1,000,000 shares of common stock at a price of $1.25 per share. Subsequent to December 31, 2008, the Company has entered into a Media and Marketing Services Agreement with GRM as more fully disclosed in Note 12.

The following represents a summary of the warrants outstanding at December 31, 2008 and 2007 and changes during the years then ended:

	Year Ended
	December 31, 2008			December 31, 2007

					Weighted
		Average	Aggregate	Number	Average	Aggregate
		Exercise	Intrinsic	of	Exercise	Intrinsic
	Warrants	Price	Value	Warrants	Prices	Value

Outstanding and exercisable, beginning of year	5,741,306	$1.05		4,337,931	$1.05

Issued	5,386,705	$1.24		1,403,375	$1.21
Expired/forfeited	—	—		—	—
Exercised	(98,121)	$1.01		—	—
Outstanding, end of year	11,029,890	$1.14		5,741,306	$1.05

Exercisable, end of year	9,949,890	$1.13	—	5,741,306	$1.05	—

Weighted average fair value of warrants issued and exercisable		$0.84			$0.99

The following table summarizes information about warrants outstanding at December 31, 2008:

		Weighted
		Average
	Number of	Remaining
	Warrant	Contractual
Exercise Price	Shares	Life (Years)
$ 1.00	3,806,600	2.82
$ 1.01	779,432	6.94
$ 1.20	400,000	3.50
$ 1.25	6,043,858	4.66

	11,029,890
The outstanding warrants at December 31, 2008 are held by consultants and other service providers, stockholders, and former note-holders.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

Stock options
In January 2005, the Company adopted the CyberDefender Corporation 2005 Stock Option Plan (sometimes called the CyberDefender Corporation 2005 Equity Incentive Plan and referred to herein as the “2005 Plan”), which consists of equity programs that provide for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2005 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options have a maximum term of ten years and generally vest over a  period of service or attainment of specified performance objectives. The maximum aggregate amount of options that may be granted from the 2005 Plan is 931,734 shares.

On October 30, 2006, the Company adopted the Amended and Restated 2006 Equity Incentive Plan (“2006 Plan”) that provides for the granting of Incentive Stock Options or Nonstatutory Stock Options, the issuance of stock appreciation rights, stock purchase rights and awards of stock. Under the terms of the 2006 Plan, the exercise price of options granted may be equal to, greater than or less than the fair market value on the date of grant, the options may have a maximum term of ten years and generally vest over a period of service or attainment of specified performance objectives. The maximum aggregate amount of stock based awards that may be granted from the 2006 Plan is 1,375,000 shares.

On March 31, 2008, the Company granted to Michael Barrett, the Company’s Chief Financial Officer, an option to purchase 20,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $17,344 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, volatility of 128% and a forfeiture rate of 4%.

On April 16, 2008, the Company granted to Michael Barrett, the Company’s Chief Financial Officer, an option to purchase 20,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $17,269 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 2.84%, a dividend yield of 0%, volatility of 169% and a forfeiture rate of 4%.

On April 16, 2008, the Company granted to Steve Astere, a consultant, an option to purchase 15,700 shares of common stock under the 2006 Plan, at a price of $1.25 per share with an estimated fair value of $9,115 using the Black-Scholes option pricing model with the following assumptions: expected term of 2.50 years, a risk-free interest rate of 2.09%, a dividend yield of 0%, volatility of 118% and a forfeiture rate of 0%.

On April 16, 2008, the Company granted to Tawab Rahmani, a consultant, an option to purchase 75,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $46,380 using the Black-Scholes option pricing model with the following assumptions: expected term of 2.50 years, a risk-free interest rate of 2.09%, a dividend yield of 0%, volatility of 118% and a forfeiture rate of 0%.

On April 16, 2008, the Company granted to Sean Whiteley, a consultant, an option to purchase 40,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $27,131 using the Black-Scholes option pricing model with the following assumptions: expected term of 3.25 years, a risk-free interest rate of 2.28%, a dividend yield of 0%, volatility of 118% and a forfeiture rate of 0%.

In June 2008, the Company granted to employees, options to purchase 160,000 shares of common stock under the 2006 Plan, at prices ranging from $1.01 to $1.10 per share with an estimated fair value of $167,319 using the Black-Scholes option pricing model with the following assumptions: expected term of 6.1 years, a risk-free interest rate of 3.54% to 3.84%, a dividend yield of 0%, volatility of 166-167% and a forfeiture rate of 4% to 20%.

On August 6, 2008, the Company granted to Michael Barrett, the Company’s Chief Financial Officer, an option to purchase 10,000 shares of common stock under the 2006 Plan, at a price of $1.30 per share with an estimated fair value of $12,094 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 3.24%, a dividend yield of 0%, volatility of 158% and a forfeiture rate of 4%.

In August and September 2008, the Company granted to employees, options to purchase 75,000 shares of common stock under the 2006 Plan, at prices ranging from $1.07 to $1.44 per share with an estimated fair value of $89,826 using the Black-Scholes option pricing model with the following assumptions: expected term of 5-6 years, a risk-free interest rate of 2.88% to 3.23%, a dividend yield of 0%, volatility of 157-161% and a forfeiture rate of 20%.

On August 1, 2008, the Company granted to Bing Liu, a consultant and member of the Company’s Board of Directors, an option to purchase 12,500 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $14,541 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 3.25%, a dividend yield of 0%, volatility of 158% and a forfeiture rate of 4%.

On October 1, 2008, the Company granted to Michael Barrett, the Company’s Chief Financial Officer, an option to purchase 10,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $10,083 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 2.88%, a dividend yield of 0%, volatility of 153% and a forfeiture rate of 4%.

On October 1, 2008, the Company granted to Kevin Harris, a consultant, an option to purchase 35,000 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $35,319 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.1 years, a risk-free interest rate of 2.89%, a dividend yield of 0%, volatility of 153% and a forfeiture rate of 4%.

On December 1, 2008, the Company granted to Michael Barrett, the Company’s Chief Financial Officer, an option to purchase 2,500 shares of common stock under the 2006 Plan, at a price of $1.00 per share with an estimated fair value of $2,748 using the Black-Scholes option pricing model with the following assumptions: expected term of 5.0 years, a risk-free interest rate of 1.71%, a dividend yield of 0%, volatility of 153% and a forfeiture rate of 4%.

In October and December 2008, the Company granted to employees, options to purchase 27,500 shares of common stock under the 2006 Plan, at prices ranging from $1.20 to $1.28 per share with an estimated fair value of $31,401 using the Black-Scholes option pricing model with the following assumptions: expected terms of 6.0 years, a risk-free interest rate of 1.53% to 3.02%, a dividend yield of 0%, volatility of 154-157% and forfeiture rates of 0-20%.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 6 – STOCKHOLDERS’ DEFICIT (Continued)

A summary of stock option activity for the 2005 Plan and 2006 Plan is as follows:

	Year Ended
	December 31, 2008				December 31, 2007

			Weighted				Weighted
	Weighted		Average			Weighted	Average
	Number	Average	Remaining	Aggregate	Number	Average	Remaining	Aggregate
	Of	Exercise	Contractual	Intrinsic	of	Exercise	Contractual	Instrinsic
	Options	Price	Term	Value	Options	Prices	Term	Value

Outstanding, beginning of year	1,316,384	$0.75			1,441,613	$0. 75

Granted	503,200	$1.09			350,500	$1.06

Exercised	(50,000)	$0.01			-	-

Cancelled	(325,500)	$1.05			(475,729)	$0.98

Outstanding, end of year	1,444,084	$0.83	7.66	649,905	1,316,384	$0.75	8.52	732,532

Vested and expected to vest in the future at December 31, 2008	1,355,037	$0.81	7.55	635,011	1,244,633	$0.73	8.47	712,730

Exercisable, end of year	1,080,662	$0.73	7.25	582,098	1,087,717	$0.68	8.37	672,930

The weighted-average grant date fair value of options granted during the years ended December 31, 2008 and 2007 was $0.96 and $0.93 per option share, respectively.

As of December 31, 2008 and 2007, 274,375 and 228,667 of the options granted are not vested with an estimated remaining value of $52,913 and $164,219, respectively. At December 31, 2008 and 2007, the remaining value of non vested options granted is expected to be recognized over the weighted average vesting period of 2.95 and 2.77 years, respectively.

The Company recorded compensation expense associated with the issuance and vesting of stock options of $252,943 and $498,431 for the years ended December 31, 2008 and 2007, respectively.

During the year ended December 31, 2008, 50,000 of employee stock options were exercised for total proceeds to the Company of $535.  No options were exercised during the year ended December 31, 2007.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On September 12, 2006, the Company entered into a Securities Purchase Agreement with 13 accredited investors pursuant to which it sold 10% secured convertible debentures (the “Debentures”) in the aggregate principal amount of $3,243,378 and common stock purchase warrants to purchase an aggregate of 3,243,378 shares of the Company’s common stock at $1.00 per share (the “Base Conversion Price”) that also included a registration rights agreement. The debenture holders have the right to convert the Debentures into 3,243,378 shares of common stock. The Debentures mature on September 12, 2009 and bear interest at the rate of 10% per year, payable quarterly.  If, during the time that the Debentures are outstanding, the Company sells or grants any option to purchase (other than options issued pursuant to a plan approved by our board of directors), or sells or grants any right to reprice its securities, or otherwise disposes of or issues any common stock or common stock equivalents entitling any person to acquire shares of the Company’s common stock at a price per share that is lower than the conversion price of the debentures or that is higher than the Base Conversion Price but lower than the daily volume weighted average price of the common stock, then the conversion price of the Debentures will be reduced. As of December 31, 2008, the conversion price of the Debentures has not been reduced.

Under the terms of the agreement, the Company is obligated to register for resale at least 130% of the shares of its common stock issuable upon the conversion of the Debentures and the exercise of the common stock purchase warrants. However, the agreement also prohibits the Company from registering shares of common stock on a registration statement that total more than one-half of the issued and outstanding shares of common stock, reduced by 10,000 shares.

If a registration statement was not filed within 30 days of the sale of the Debentures, or was not effective 120 days from the date of the sale of  the Debentures, which was January 10, 2007, or if the Company did not respond to an SEC request for information during the registration period within 10 days of notice, the Company was required to pay to each holder of its Debentures an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate subscription amount paid by each holder. The Company, (1) will not be liable for liquidated damages with respect to any warrants or warrant shares, (2) in no event will the Company be liable for liquidated damages in excess of 1.5% of the aggregate subscription amount of the holders in any 30-day period, and (3) the maximum aggregate liquidated damages payable to a holder is 18% of the aggregate subscription amount paid by such holder up to a maximum aggregate liquidated damages of 18% of the total amount of the secured convertible debentures, or $583,808. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest at a rate of 18% per annum to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest, are paid in full. The partial liquidated damages apply on a daily pro-rata basis for any portion of a month.

Pursuant to Amendments No. 1 and No. 2 to the Registration Rights Agreement, the holders of the Company’s Debentures agreed to extend the filing date of the registration statement to November 3, 2006, and agreed to waive their rights to enforce the liquidated damages clause for the initial filing of the registration statement. The Company did not meet the 10 day response period for responding to an SEC request for additional information nor did the Company meet the target registration statement effectiveness date of January 10, 2007. The holders did not agree to waive the liquidated damages that accrued due to the Company’s failure to meet the 10 day period for responding to an SEC request for additional information nor have the holders agreed to waive the liquidated damages that accrued due to the Company’s failure to have the registration statement declared effective by January 10, 2007.

In accordance with FASB Staff Position Emerging Issues Task Force (“FSP EITF”) 00-19-02, “Accounting for Registration Payment Arrangements,” the Company believed, at the time the Debentures were issued, that it was probable that it would be in violation of certain filing provisions within the Registration Rights Agreement and recorded $111,897 as a discount to the Debentures.  At December 31, 2006, the Company estimated its liquidated damages to be $225,415 and therefore recorded an additional expense of $113,518 in loss on registration rights agreement in the statement of operations.  On March 23, 2007 the Company entered into a Consent and Waiver agreement as more fully described below that determined the actual liquidated damages to be $169,917 calculated through March 23, 2007 and covering the period through April 30, 2007, resulting in a $55,498 decrease to the liability.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 7 – CONVERTIBLE NOTES PAYABLE (Continued)

The Company was also required to make an interest payment to the Debenture holders on April 1, 2007.  The Consent and Waiver allowed the Company to make the April 1 interest payment and pay the liquidated damages in one of two ways to be chosen by each holder. For payment of the Debenture holder’s pro rata portion of the April 1 interest payment, the Debenture holder could choose to increase the principal amount of his Debenture by his pro-rata share of the accrued interest amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. For payment of the Debenture holders pro rata portion of the liquidated damages, each Debenture holder has the same choice, that is, either to increase his Debenture by the pro rata liquidated damages amount or accept shares of the Company’s common stock valued at $0.85 per share for this purpose. If all the Debenture holders were to choose to accept shares of the Company’s common stock in payment of the April 1 interest payment and the liquidated damages, the Company could be required to issue up to a total of 566,336 shares of the Company’s common stock. The Consent and Waiver allowed the Company to issue these shares without triggering the anti-dilution rights included in the original offering documents.  The Company issued 180,187 shares in November and December 2007 as partial payment for these liquidated damages valued at $153,167.  At December 31, 2007, $16,750 of these damages remained in accrued expenses – registration rights agreement.  The Company issued 15,407 shares in January and February 2008 as partial payment for these liquidated damages valued at $13,097.  At December 31, 2008, $3,657 of these damages remained in accrued expenses – registration rights agreement.  The Company issued 190,090 shares in November and December 2007 as partial payment for the April 1, 2007 interest payment of $161,580.  At December 31, 2007, $17,179 remained in accrued interest.  The Company issued 15,669 shares in January and February 2008 as partial payment for the April 1 interest payments of $13,319.  At December 31, 2008, $3,860 remained in accrued interest.

The Consent and Waiver allowed the Company to issue to Oceana Partners, LLC, without triggering the anti-dilution rights, 50,000 shares of common stock in consideration for research coverage for a 12-month period.

The Company did not meet the April 30, 2007 date for its registration statement to be declared effective by the SEC. The registration statement became effective on July 19, 2007. As a result, the Company incurred additional liquidated damages for the period May 1 through July 19, 2007 of $132,726.  On September 21, 2007 the Company received from the holders of the Debentures a second Consent and Waiver. The holders of the Debentures agreed to accept shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on July 1, 2007 and October 1, 2007 and for damages incurred under the Registration Rights Agreement. The Company issued 135,063 shares in February 2008 as partial payment for these liquidated damages valued at $106,518.  At December 31, 2008, $26,213 of these damages remained in accrued expenses – registration rights agreement.  The Company issued 94,952 shares in February 2008 as partial payment for the July 1 and October 1, 2007 interest payments of $110,147.  At December 31, 2008, $32,504 remained in accrued interest.

The Company did not meet the August 18, 2007 date to file a second registration statement. As a result, the Company incurred additional liquidated damages for the period August 18 through December 19, 2007 of $194,603.  The Company received from the holders of the Debentures a third Consent and Waiver, dated February 13, 2008 and amended on August 19, 2008. The third Consent and Waiver waived the requirement included in the Debentures and the Registration Rights Agreement that the Company file a second registration statement, waived the liquidated damages that accrued from and after December 19, 2007 and waived the payment of any interest that would have accrued on the liquidated damages. The holders of the Debentures agreed to accept either additional debentures or shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on January 1, 2008 and as payment of the liquidated damages accrued prior to December 19, 2007 under the Registration Rights Agreement. In August 2008, a holder of the 10% Secured Convertible Debentures converted $6,000 of accrued liquidated damages into 6,000 shares of common stock as more fully described below. In September 2008, the Company issued $64,422 in additional debentures as payment of liquidated damages, which included $4,422 of penalty interest, and $26,868 in additional debentures as payment for quarterly interest due on January 1, 2008, which included $1,868 of penalty interest. The additional debentures had a term of 18 months and are convertible at $0.85 per share.  During October and December 2008, the Company issued $349,494 in additional debentures as payment of liquidated damages, quarterly interest, and penalty interest.  These additional debentures also have a term of 18 months and are convertible at $0.85 per share. The Company issued 3,750 shares in December 2008 as partial payment for these liquidated damages valued at $3,750.  At December 31, 2008, $4,732 remained in accrued expenses – registration rights agreement and $1,972 remained in accrued interest.

According to the terms of the Debentures, the Company is to make interest payments quarterly on January 1, April 1, July 1 and October 1 until September 2009, when the principal amount and all accrued but unpaid interest will be due.  To date, holders of the Debentures have agreed to accept the Company’s securities as payment of the interest obligation, in lieu of cash.  The Company failed to make the interest payments that were due on April 1, and July 1, 2008, totaling $139,169. On September 22, 2008 the Company received from the holders of the Debentures a fourth Consent and Waiver of defaults of the Debentures. The holders of the Debentures agreed to accept either additional debentures or shares of the Company’s common stock at $0.85 per share instead of cash as payment for the interest due on April 1, July 1, and October 1, 2008, totaling $205,740.  In August 2008, certain holders of the Debentures converted $8,694 of accrued interest into 8,694 shares of common stock as more fully described below. During October and December 2008, the Company issued $349,494 in additional debentures as payment of liquidated damages, quarterly interest, and penalty interest.  The additional debentures have a term of 18 months and are convertible at $0.85 per share. The Company issued 6,250 shares in December 2008 as partial payment for interest valued at $6,250.  At December 31, 2008, $5,915 remained in accrued interest.

The Company recorded $65,696 in accrued interest as of December 31, 2008 for the January 1, 2009 interest payment.

The holders of certain shares and warrants for the purchase of common stock issued in conjunction with the sale of the Company’s previously issued Secured Convertible Promissory Notes from November 2005 through March 2006, which were converted on September 12, 2006, also have certain registration rights. These holders agreed to defer their rights to require registration of their securities on the registration statement the Company filed; however, they have maintained the rights to piggyback on future registration statements filed by the Company.

The Company has accounted for the Debentures according to Statement of Financial Accounting Standards (“SFAS”) No. 133 “Accounting for Derivative Instruments and Hedging Activities,” EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock,” FSP EITF 00-19-2, EITF 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments.” The Company has accounted for the registration rights arrangement under the guidance of FSP EITF 00-19-2 and the warrants as permanent equity under the guidance of SFAS No. 133 and EITF 00-19. The value of the Debentures was allocated between the Debentures, the registration rights arrangement and the warrants, including the beneficial conversion feature, which amounted to $63,689, $111,897 and $3,067,792, respectively. The discount of $3,179,689 related to the registration rights arrangement and the warrants, including the beneficial conversion feature, is being amortized over the term of the Debentures. The Company amortized $1,071,060 and $1,316,925 to interest expense for the years ended December 31, 2008 and 2007. The remaining unamortized warrant and beneficial conversion feature value is recorded as a discount on the Debentures on the accompanying balance sheet.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 7 – CONVERTIBLE NOTES PAYABLE (Continued)

In addition, as part of the transaction, the Company paid $217,000, issued 1,000,515 shares of common stock in November 2006 valued at $1,000,515 and issued 217,000 unit purchase options with each unit consisting of 1 share of common stock and a warrant to purchase 1 share of common stock for $1.00 per share in November 2006. The unit purchase options were valued at $374,531 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.62%, a dividend yield of 0%, and volatility of 128%. These costs, totaling $1,592,046, are being amortized over the term of the Debentures.  The Company recorded amortization of $535,448 and $658,789 to interest expense during the years ended December 31, 2008 and 2007 related to the Debentures. The unamortized amount is recorded as part of the deferred financing costs in the accompanying balance sheets.

In November and December 2007, certain holders of the Debentures converted $460,000 of principal and $48,406 of accrued interest into 508,406 shares of common stock at $1.00 per share. The unamortized discount of $253,481 on the converted notes was recorded as interest expense at the time of the conversion.

In August 2008, certain holders of the Debentures converted $300,000 of principal and $15,468 of accrued interest, accrued liquidated damages and penalty interest into 315,468 shares of common stock at $1.00 per share and 86,601 warrants to purchase shares of the Company’s common stock at $1.25 per share.  The unamortized discount of $103,310 on the converted notes was recorded as interest expense at the time of the conversion.

In November and December 2008, certain holders of the Debentures converted $481,408 of principal into 481,408 shares of common stock at $1.00 per share.  The unamortized discount of $121,673 on the converted notes was recorded as interest expense at the time of the conversion.

On November 21, 2008, the Company entered into a fifth Consent and Waiver agreement whereby the holders of the Debentures agreed to allow the Company to sell up to $1,200,000 in aggregate principal amount of the Company’s 10% Convertible Promissory Notes, due eleven months from the date of issuance and convertible into shares of Common Stock at a conversion price of $1.25 per share. In consideration of the Waiver and the consent provided by the holders, the Company agreed to accelerate the maturity date of the 18 month 10% convertible debentures to September 12, 2009 and the Company agreed and acknowledged that the 2006 Warrant Shares and the shares of Common Stock underlying the 18 month 10% convertible debentures issued or issuable to each of the holders in payment of interest and liquidated damages pursuant to prior consent and waiver agreements shall carry “piggyback” registration rights.

Per the Consent and Waiver discussed above, in November and December, 2008 the Company entered into a Securities Purchase Agreement, that also included registration rights, with certain accredited investors to which it sold 10% Convertible Promissory Notes in the aggregate principal amount of $845,000, which may be converted at the price of $1.25 per share (subject to adjustment as discussed below) into an aggregate of 676,000 shares of common stock.  In conjunction with the sale of the 10% Convertible Promissory Notes, the Company issued common stock purchase warrants to purchase an aggregate of 338,000 shares of common stock at $1.25 per share.

If, during the time that the 10% Convertible Promissory Notes are outstanding, we sell or grant any option to purchase (other than options issued to our employees, officers, directors or consultants), or sell or grant any right to re-price our securities, or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of our common stock at a price per share that is lower than the conversion price of these notes (which, for purposes of this discussion will be designated as the “Base Conversion Price”), then the conversion price of the 10% Convertible Promissory Notes will be reduced according to the following weighted average formula:  the conversion price will be multiplied by a fraction of the denominator of which will be the number of shares of common stock outstanding on the date of the issuance plus the number of additional shares of common stock offered for purchase and the numerator of which will be the number of shares of common stock outstanding on the date of such issuance plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the conversion price.  A reduction in the conversion price resulting from the foregoing would allow holders of our 10% Convertible Promissory Notes to receive more than 676,000 shares of our common stock upon conversion of the outstanding principal amount.  In that case, an investment in our common stock would be diluted to a greater extent than it would be if no adjustment to the conversion price were required to be made.

The value of the 10% Convertible Promissory Notes was allocated between the Debentures and the warrants, including the beneficial conversion feature, which amounted to $399,533 and $445,467, respectively. The discount of $445,467 related to the warrants, including the beneficial conversion feature, is being amortized over the term of the 10% Convertible Promissory Notes. The Company amortized $56,525 to interest expense for the year ended December 31, 2008. The remaining unamortized warrant and beneficial conversion feature value is recorded as a discount on the 10% Convertible Promissory Notes on the accompanying balance sheet. At December 31, 2008, $6,885 of interest has been accrued on these notes.

In addition, as part of the transaction, the Company paid $50,700 and issued common stock purchase warrants to purchase an aggregate of 50,700 shares of common stock at $1.25 per share. The warrants were valued at $47,498 using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 3.81%, a dividend yield of 0%, and volatility of 99-103%. These costs, totaling $98,198, are being amortized over the term of the 10% Convertible Promissory Notes.  The Company recorded amortization of $12,603 to interest expense during the year ended December 31, 2008. The unamortized amount is recorded as part of the deferred financing costs in the accompanying balance sheets.

Convertible notes payable consist of the following:

	December 31, 2008	December 31, 2007
10% debentures outstanding	$3,287,754	$2,783,378
Unamortized discount on debentures	(866,225)	(1,548,343)
Convertible notes payable, net	$2,421,529	$1,235,035

At December 31, 2008, all debt is shown as current as it is due before December 31, 2009.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 8 – NOTES PAYABLE

7.41% Senior Secured Original Issue Discount Notes
In April and May 2007, the Company sold $405,000 in face amount of its 7.41% Senior Secured Original Issue Discount Notes (“7.41% Notes”) and warrants to purchase 187,500 shares of the Company’s common stock for a purchase price of $375,000. The 7.41% Notes are due one year from issuance with interest at 7.41% payable at maturity. One warrant to purchase 5 shares of the Company’s common stock was issued for every $10 of purchase price paid. The warrants may be exercised at a price of $1.20 per share for a period of 5 years beginning nine months after issuance of the warrant.  Pursuant to the warrant agreements, if the Company issues common stock or common stock equivalents at a price lower than the warrant exercise price (the “Base Share Price”), then the warrant exercise price will be reduced to equal the Base Share Price and the number of warrant shares issuable will be increased so that the aggregate exercise price, after taking into account the decrease, will be equal to the aggregate exercise price prior to the adjustment.  As of December 31, 2008, the exercise price per share of the warrants has not been reduced as a result of the issuance of any of the Company’s common stock or common stock equivalents. The Company has accounted for the debentures according to SFAS 133, EITF 00-19, EITF 98-5 and EITF 00-27. The Company has accounted for the warrants as permanent equity under the guidance of SFAS 133 and EITF 00-19. The value of the 7.41% Notes was allocated between the original issue discount (“OID”), the warrants and the debentures which amounted to $30,000, $112,229 and $262,771, respectively. The discount related to the OID and warrants of $142,229 will be amortized over the one year term of the 7.41% Notes. The warrants issued in connection with the 7.41% Notes were valued using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.69%, a dividend yield of 0% and volatility of 124%.

In August 2007, the Company sold $297,000 in face amount of the 7.41% Notes and warrants to purchase 137,500 shares of the Company’s common stock for a purchase price of $275,000. The value of the 7.41% Notes was allocated between the OID, the warrants and the debentures which amounted to $22,000, $86,020 and $188,980, respectively. The discount related to the OID and the warrants of $108,020 will be amortized over the term of the 7.41% Notes. The warrants issued in connection with the 7.41% Notes were valued using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.60%, a dividend yield of 0% and volatility of 134%.

In October 2007, the Company sold $162,000 in face amount of the 7.41% Notes and warrants to purchase 75,000 shares of the Company’s common stock for a purchase price of $150,000.  The value of the 7.41% Notes was allocated between the OID, the warrants and the debentures which amounted to $12,000, $44,103 and $105,897, respectively. The discount related to the OID and the warrants of $56,103 will be amortized over the term of the 7.41% Notes. The warrants issued in connection with the 7.41% Notes were valued using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.50%, a dividend yield of 0% and volatility of 116%.

The Company recorded $158,702 and $147,650 of interest expense related to the amortization of the discount related to the 7.41% Notes and warrants for the years ended December 31, 2008 and 2007, respectively.

As part of the March 23, 2007 Consent and Waiver, as described above in Note 7, the holders of the Debentures agreed to allow the Company to sell the $864,000 face amount of 7.41% Notes in exchange for warrants to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants were valued at $128,038 using the Black-Scholes option pricing model with the following assumption: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 124%. These costs were recorded as deferred financing costs and will be amortized over the term of the 7.41% Notes. As part of the issuance of the 7.41% Notes certain officers of the Company transferred to Oceana Partners and Carlin Capital 400,000 shares of common stock valued at $1.00 per share. The value of $400,000 was recorded as deferred financing cost and will be amortized over the term of the 7.41% Notes.  The transfer of shares from the officers was recorded in additional paid-in capital.

The Company recorded amortization of deferred financing costs of $154,011 and $374,027 to interest expense related to the 7.41% Notes during the years ended December 31, 2008 and 2007, respectively.

Pursuant to the Registration Rights Agreement the Company signed in connection with the offering of the 7.41% Notes, the Company was required to register 125% of the number of shares underlying the related Warrants. The Company was required to file a registration statement for this purpose within 180 days following the date that the units were sold, and the Company would be in default of the Registration Rights Agreement if it failed to file the registration statement within 30 days following the expiration of the 180 day period. The Company obtained a Consent and Waiver from the holders of the 7.41% Notes in relation to the liquidated damages under the Registration Rights Agreement.  As more fully described below the Company issued 19,616 shares for payment of $19,616 of liquidated damages.  As of December 31, 2008 and 2007, respectively the Company has recorded $19,143 and $16,821 in accrued expenses – registration rights agreement.

On June 23, 2008, certain holders of the 7.41% Notes converted their notes in the face amount of $216,000 plus accrued interest of $19,101 into 235,101 shares of the Company’s common stock and warrants to purchase 190,498 shares of the Company’s common stock at an exercise price of $1.25 per share.  As the Company’s negotiated conversion was at a price per share identical to the units described in Note 7, no gain or loss was recorded upon the conversion.

On August 6, 2008, certain holders of the 7.41% Notes converted their notes in the face amount of $459,000 plus accrued interest of $31,032 and penalties of $19,616 into 509,648 shares of the Company’s common stock and warrants to purchase 368,059 shares of the Company’s common stock at an exercise price of $1.25 per share.  As the Company’s negotiated conversion was at a price per share identical to the units described in Note 7, no gain or loss was recorded upon the conversion. The Company issued 67,027 warrants to purchase shares of common stock at $1.00 per share for a term of five years, valued at $81,723 per the Black Scholes pricing model, to the placement agent for this conversion.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 8 – NOTES PAYABLE (Continued)

During the year ended December 31, 2008, the Company repaid the 7.41% Notes in the face amount of $189,000 and accrued interest on those notes of $17,196.  At December 31, 2008 all of the 7.41% Notes were converted or paid in full.

7.41% Notes payable consist of the following:
	December 31, 2008	December 31, 2007
7.41% notes outstanding	$-	$864,000
Unamortized discount on notes	-	(158,702)
7.41% notes payable, net	$-	$705,298

Note Payable to Shareholder
In March 2008, Gary Guseinov pledged 750,000 shares of his common stock in CyberDefender Corporation to Michael and Casey DeBaecke in exchange for a loan of $160,000, bearing interest at the rate of 18% per annum, made to the Company. The pledge was non-recourse to Mr. Guseinov in the event the collateral was foreclosed upon due to the Company’s failure to pay the loan. So long as there was no event of default in connection with the loan, Mr. Guseinov could continue to vote the shares at any annual or special meeting of the shareholders. The loan was due to be repaid on the earlier of two months from execution of the loan document or two days following the Company’s receipt of over $500,000 in new equity capital. Additionally, the Company issued warrants to purchase 40,000 shares of the Company’s stock to the lenders. The warrants may be exercised at a price of $1.25 per share for a period of 5 years. The discount related to the warrants of $36,092 was amortized over the term of the note. The warrants issued in connection with the note were valued using the Black-Scholes option pricing model with the following assumptions: term of 5 years, a risk-free interest rate of 4.52%, a dividend yield of 0% and volatility of 148%. The Company recorded amortization of $36,092 to interest expense during the year ended December 31, 2008. The loan plus accrued interest was paid in full and the pledge cancelled on July 30, 2008.

NOTE 9 - CAPITAL LEASE OBLIGATIONS

The Company leases certain furniture and other equipment under leases with a bargain purchase option through November 2012 at implicit rates ranging from 11.1% to 12.4%. The following is a schedule by fiscal years of the future minimum lease payments under this capital lease together with the present value of the net minimum lease payments at December 31, 2008:

2009	$28,930
2010	9,447
2011	6,753
2012	6,185
Total minimum lease payments	51,315

Less amount representing interest	(7,248)

Present value of minimum capitalized payments	44,067
Less current portion	(27,291)
Long-term capital lease obligations	$16,776

Property and equipment included $105,924 and $103,562 and accumulated depreciation included $49,623 and $31,002 acquired through capital leases as of December 31, 2008 and 2007, respectively. Depreciation expense of $18,621 and $13,608 is included in the total depreciation expense for the years ended December 31, 2008 and 2007. Interest expense under the lease was $6,775 and $6,881 for the years ended December 31, 2008 and 2007, respectively

NOTE 10 - RELATED PARTY TRANSACTIONS

Unionway International, LLC, an entity controlled by Bing Liu, a former officer, provides software development services to the Company. During the years ended December 31, 2008 and 2007, the Company paid Unionway International, LLC $92,000 and $0, respectively. The Company continues to contract for the use of such services as of the date of this filing.

The Company had amounts due to two officers as of December 31, 2007 totaling $22,165. This amount is included in accounts payable in the accompanying balance sheet as of December 31, 2007 and was paid in 2008.

On October 1, 2007, our Chief Executive Officer, Gary Guseinov, provided the Company with a short-term loan in the amount of $28,078. The loan was repaid on November 19, 2007.

On November 5, 2007, the Company entered into a promissory note agreement with Chris Carlin, the Company’s financial advisor, whereby Mr. Carlin loaned the Company $35,000 at an interest rate of 7% per annum. The principal and accrued interest was repaid prior to December 31, 2007.

In March 2008, Gary Guseinov pledged 750,000 shares of his common stock in CyberDefender Corporation to Michael and Casey DeBaecke in exchange for a loan of $160,000 made to the Company.  The pledge was non-recourse to Mr. Guseinov in the event the collateral was foreclosed upon due to the Company’s failure to pay the loan.  So long as there was no event of default in connection with the loan, Mr. Guseinov could continue to vote the shares at any annual or special meeting of the shareholders.  The loan plus accrued interest was paid in full and the pledge cancelled on July 30, 2008.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company's primary offices are in Los Angeles, California where it entered into a lease on October 19, 2007 which commenced on March 24, 2008 for approximately 4,742 rentable square feet of office space which began upon completion of the tenant improvements with a term of sixty-two months. The base rent is $10,670 per month for year one with 3% annual increases. The lease includes an abatement of the first two months rent as long as the Company abides by all the terms and conditions of the lease and if no event of default occurs. In the event the Company fails to abide by all the terms and conditions of the lease or an event of default occurs the Company shall reimburse the landlord for the abated rent along with interest. Aside from the monthly rent, the Company is required to pay its share of common operating expenses.

Previously, the Company had entered into a lease for office space beginning September 1, 2004 and terminating August 31, 2007. The base rent was $10,619 per month for 2007.

As of December 31, 2008, the Company's future minimum lease payments required under the operating leases with initial or remaining terms in excess of one year are as follows:

Years Ending December 31,
2009	$166,185
2010	166,098
2011	167,450
2012	150,422
2013	60,764
Total	$710,919

Total rent expense for the years ended December 31, 2008 and 2007 was $111,026 and $150,139, respectively, in selling, general and administrative expense.

Employment Agreements
On August 31, 2006, the Company entered into an employment agreement with Gary Guseinov pursuant to which Mr. Guseinov will act as Chief Executive Officer. The agreement is for three years and unless terminated within that period will renew for successive one year periods until terminated. Mr. Guseinov receives compensation of $225,000 per year and is entitled to participate in any bonus compensation plan the Company adopts from time to time, so long as any such bonus does not exceed more than 50% of his base salary for any 12-month period.

On November 23, 2005, the Company entered into an employment agreement with Igor Barash pursuant to which Mr. Barash acts as Chief Information Officer. The agreement is “at will” and can be terminated at any time. Mr. Barash receives compensation of $140,000 per year.

On November 30, 2006, the Company entered into temporary deferred salary arrangements with Mr. Guseinov, Mr. Liu and Mr. Barash in which they agreed to defer 50% of their salary each pay period. This arrangement can be terminated by resolution of the Company’s Board of Directors. The Company has accrued $36,281 and $268,658 of deferred compensation as of December 31, 2008 and 2007.

Litigation

In the ordinary course of business, the Company may face various claims brought by third parties and the Company may, from time to time, make claims or take legal actions to assert its rights, including intellectual property rights as well as claims relating to employment and the safety or efficacy of its products. Any of these claims could subject the Company to costly litigation and, while the Company generally believes that it has adequate insurance to cover many different types of liabilities, the Company’s insurance carriers may deny coverage or the Company’s policy limits may be inadequate to fully satisfy any damage awards or settlements. If this were to happen, the payment of any such awards could have a material adverse effect on the Company’s operations, cash flows and financial position. Additionally, any such claims, whether or not successful, could damage the Company’s reputation and business. Management believes the outcome of currently pending claims and lawsuits will not likely have a material effect on the Company’s operations or financial position.

Guarantees and Indemnities
During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain agreements with the Company’s officers, under which the Company may be required to indemnify such person for liabilities arising out of their employment relationship. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company hedges some of the risk associated with these potential obligations by carrying general liability insurance. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying statement of financial position.

On October 30, 2006, the Company entered into Indemnification Agreements with Mr. Guseinov, Mr. Ivankovich, the former Chief Financial Officer, Mr. Liu and Mr. Barash, on November 6, 2007 the Company entered into an Indemnification Agreement with Mr. John LaValle, a former director, and on February 1, 2008 the Company entered into an Indemnification Agreement with Mr. Michael Barrett, all of whom are sometimes collectively referred to in this discussion as the “indemnified parties” or individually referred to as an “indemnified party.” The agreements require the Company to provide indemnification for the indemnified parties for expenses (including attorneys’ fees, expert fees, other professional fees and court costs, and fees and expenses incurred in connection with any appeals), judgments (including punitive and exemplary damages), penalties, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnified parties in connection with any threatened, pending or completed action or proceeding (including actions brought on the Company’s behalf, such as shareholder derivative actions), whether civil, criminal, administrative or investigative, to which he is or was a party, a witness or other participant (or is threatened to be made a party, a witness or other participant) by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its subsidiaries. The indemnification covers any action or inaction on the part of the indemnified party while he was an officer or director or by reason of the fact that he is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In the event of any change, after the date of the Indemnification Agreements, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be within the purview of the indemnified parties’ rights and the Company’s obligations under the Indemnification Agreements.

The Indemnification Agreements are effective as of the date they were signed and may apply to acts or omissions of the indemnified parties which occurred prior to such date if the indemnified party was an officer, director, employee or other agent of the Company, or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. All obligations under the Indemnification Agreements will continue as long as an indemnified party is subject to any actual or possible matter which is the subject of the Indemnification Agreement, notwithstanding an indemnified party’s termination of service as an officer or director.

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to December 31, 2008, the Company appointed Kevin R. Harris, age 40, as its new Chief Financial Officer and member of the Board of Directors.  The Company and Mr. Harris also agreed in principle to enter into a 2-year employment agreement and Indemnification Agreement whereby the Company will pay Mr. Harris an annual salary of $190,000 plus a car allowance of $750 per month and grant to Mr. Harris additional 10-year options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share, vesting as follows: 25,000 of the option shares will vest upon grant; 25,000 of the option shares will vest three months after the grant date; and the balance of 150,000 option shares will vest in equal monthly increments over the term of the agreement.

On January 1, 2009, the Company entered into a consulting agreement with Unionway International, LLC an entity controlled by Mr. Bing Liu, for consulting services. The agreement has a term of three months.  The agreement provides compensation of $9,000 for January 2009 and $4,500 per month for each of February and March 2009.  In addition, Mr. Liu has been granted 10-year options to purchase a total of 18,000 shares of common stock at an exercise price of $1.00 per share vesting over the term of the agreement.  During the term of the agreement, Mr. Liu was paid a one-time bonus of $18,000 related to 2008 achievements.

On January 17, 2009, the Company entered into a consulting agreement with Michael Barrett for consulting services relating to financial management and reporting.  The agreement had a term of two months and contemplated that Mr. Barrett would provide the Company with approximately 10 hours of services per week.  The Company will compensate Mr. Barrett at the rate of $110 per hour and has granted an option to purchase 2,500 shares of common stock at an exercise price of $1.25 per share and a warrant to purchase 2,500 shares of common stock with a term of five years at an exercise price of $1.25 per share, per month for the term of the agreement.  The Options are to expire one year from the termination of the agreement.

On January 30, 2009, the Company entered into a one year lease with its current landlord for approximately 2,395 rentable square feet of additional office space.  The Company is negotiating to occupy approximately 16,000 square feet in the building to accommodate growth and the landlord has agreed to abate the rent of this additional office space while the parties are in active negotiations about this possible expansion.

In January and February 2009, the Company granted to employees, options to purchase a total of 18,500 shares of common stock under the 2006 Plan and the 2005 Plan at a price of $1.25 per share.

In January 2009, the Company completed the sale and issuance of the  Company’s 10% Convertible Promissory Notes as described in footnote 7 above.  Accordingly, the Company received additional gross proceeds of $355,000 and issued warrants to purchase 142,000 shares of common stock with a term of five years at an exercise price of $1.25 per share pursuant to the Offering, and paid its placement agent a total of $21,300 in commissions and issued to its placement agent a five-year warrant to purchase an additional 21,300 shares of the Company’s common stock, at an exercise price of $1.25 per share.

In January 2009, certain holders of the 10% Secured Convertible Debentures converted $50,000 of principal into 50,000 shares of common stock at $1.00 per share.

In February 2009, certain holders of the 10% Secured Convertible Debentures converted $601,439 of principal into 601,439 shares of common stock at $1.00 per share.  In addition, those same holders converted $207,473 of principal amount and accrued interest of certain other debentures received in 2008 into 244,086 shares of common stock at $0.85 per share.

In February 2009, the Company issued 94,628 shares of restricted common stock valued at $1.10 per share to a vendor as settlement for past services rendered.

In March 2009, certain holders of the 10% Secured Convertible Debentures converted $854,163 of principal into 854,163 shares of common stock at $1.00 per share.

On March 24, 2009, the Company entered into a Media and Marketing Services Agreement with GR Match, LLC (“GRM”).  Pursuant to the agreement, GRM will provide direct response media campaigns, including radio and television direct response commercials, to promote the Company’s products and services and will purchase media time on the Company’s behalf.  During the term of the agreement, which is to continue until August 31, 2010, subject to certain rights of termination, GRM will be the exclusive provider of all media purchasing and direct response production services.  On August 22, 2009, assuming that the agreement has not been terminated, the Company will appoint a representative of GRM to the Company’s board of directors.  This director will continue to serve throughout the term of the agreement and for so long as GRM owns shares of the Company’s common stock or the right to purchase shares of the Company’s common stock which constitute at least 5% of the Company’s issued and outstanding common stock.

The Company is to provide a monthly budget to GRM for media placement. GRM will purchase the media and invoice the Company for the cost plus 2.5% in overhead expenses incurred in connection with providing the media placement services. As security for the payment of the media costs and overhead, the Company has agreed to grant to GRM a security interest and lien in any proceeds held in a merchant services account the Company will establish with Lidle Merchant Services. The purpose of the merchant services account is to collect the proceeds from sales made as a result of the media campaigns. These sales will be made through websites the Company will establish that will be exclusively used to receive and process orders of the Company’s products from customers who respond to the media campaign (“direct response websites”).

CYBERDEFENDER CORPORATION
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 12 – SUBSEQUENT EVENTS (continued)

As compensation for GRM’s services, the Company has agreed to issue a warrant for the purchase of 1,000,000 shares of the Company’s common stock.  The term of the warrant will be 5 years and the exercise price will be $1.25 per share.  This warrant will have both cash and cashless exercise provisions.  This warrant will replace a warrant issued to GRM in November 2008.  The Company will also issue to GRM a second 5 year warrant which will also be for the purchase of 1,000,000 shares of the Company’s common stock at a price of $1.25 per share.  This warrant may be exercised only for cash.  Finally, the Company has agreed to issue to GRM a 5 year warrant for the purchase of 8,000,000 shares of the Company’s common stock at an exercise price of $1.25 per share.  This warrant may be exercised only with cash.  This warrant will be subject to vesting as follows:  for each $2 of media placement costs advanced by GRM on the Company’s behalf, the right to purchase one share of the Company’s common stock will vest.  If GRM terminates the agreement due to a breach by the Company in the Company’s performance or as a result of the Company’s discontinuance, dissolution, liquidation, winding up or insolvency, or if the Company terminates the agreement for any reason, any unexpired and unvested rights of GRM to purchase shares of the Company’s common stock pursuant to the agreement will immediately vest.

If the average closing price of the Company’s common stock as reported by Bloomberg LP for the 20 trading days preceeding January 1, 2010 is not at least $3.00 per share or if the Company’s common stock is not publicly traded on any stock exchange or over-the-counter market as of December 31, 2009, then the Company shall be required to pay a monthly royalty to GRM.  The royalty will be equal to 20% of gross renewal revenue, which is defined as the aggregate gross revenue, net of refunds and chargebacks, earned by the Company as a result of renewals and/or re-orders of the Company’s products by the Company’s customers who both (i) became customers during the period commencing on March 1, 2009 and ending upon the earlier of (A) the termination date of the agreement or (B) the date following January 1, 2010 when the average closing price of the Company’s common stock as reported by Bloomberg LP for the 20 trading days preceding that date was at least $5.00 per share and (ii) initially purchased any of the Company’s products from any direct response websites.  The Company’s obligation to pay these royalties will survive the expiration of termination of the agreement.

The agreement may be terminated by either the Company or GRM in the following events:

•	if there is a breach or default in performance of any obligation, unless the breach or default is cured with 15 business days following receipt of written notice from the non-breaching party;

•	upon the discontinuance, dissolution, liquidation or winding up of the other party’s business or the insolvency of the other party; or

•	by either party for any reason by giving the other party written notice of the termination at least 30 days prior to the effective date of termination.

After May 30, 2009, GRM may terminate the agreement upon 5 days written notice to the Company in the event that the average media placement costs for any 3 consecutive months during the term are less than $250,000 per month.

If the Company breaches its payment obligations under the agreement and fails to cure the breach within 15 days after receiving notice from GRM, then the number of warrant shares which would otherwise vest during the month of the delinquent payment will automatically double and GRM will have the right to enforce its security interest in the merchant services account. If the Company breaches its payment obligation more than 3 times, the Company will not be entitled to cure the breach and GRM will be entitled to enforce its rights and remedies under the agreement.

If the agreement is terminated by GRM prior to the expiration of the term because of the Company’s breach, its discontinuance, dissolution, liquidation, winding up or insolvency or because the Company’s average media placement costs for any 3 consecutive months during the term are less than $250,000, or if the Company terminates the agreement upon notice, then, if the Company proposes to procure media purchasing services from a third party which are similar to the services provided by GRM under the agreement, the Company will notify GRM of the terms of such engagement.  GRM will have a period of 15 days to elect to provide the services on the same terms.